UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

POSHMARK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☐	No fee required

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION,

DATED NOVEMBER 15, 2022

203 Redwood Shores Parkway, 8th Floor

Redwood City, CA 94065

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at [●], Pacific time, on [●], [●], 2022

To the stockholders of Poshmark, Inc.:

Notice is hereby given that a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Poshmark, Inc., a Delaware corporation (the “Company” or “Poshmark”), will be held virtually on [●], 2022, at [●], Pacific time, for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 3, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Poshmark, NAVER Corporation, a public corporation organized under the laws of the Republic of Korea (“Parent” or “NAVER”), Proton Parent, Inc., a Delaware corporation (“Proton Parent”), and Proton Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Proton Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Poshmark, with Poshmark continuing as the surviving corporation of the merger as an indirect subsidiary of Parent (the “Merger”) (the “Merger Proposal”); and

2.

To consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only holders of shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), and Class B common stock, par value $0.0001 per share (“Class B common stock” and together with the Class A common stock, the “Poshmark common stock” or “Company common stock”), of the Company, as of the close of business on [●], 2022, are entitled to notice of, and to vote at, the Special Meeting. For each of the foregoing proposals, the holders of the outstanding shares of Class A common stock and Class B common stock vote together as a single class. Each holder of Class A common stock is entitled to one (1) vote for each outstanding share of Class A common stock owned on the record date and each holder of Class B common stock is entitled to ten (10) votes for each outstanding share of Class B common stock owned on the record date. Poshmark continues to use the virtual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with stockholders. This format empowers stockholders to participate fully from any location around the world, at no cost.

All stockholders are cordially invited to attend the Special Meeting. Similar to annual stockholder meetings, Poshmark is pleased to conduct the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by registering online at www.proxydocs.com/POSH and using the control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

The Board of Directors of Poshmark recommends that stockholders vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

Under Delaware law, Poshmark stockholders who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Poshmark common stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if such stockholder submits a written demand for appraisal prior to the vote on the Merger Agreement and complies with the other Delaware law procedures for exercising statutory appraisal rights, which are summarized in the section titled “Appraisal Rights” in the accompanying proxy statement. A copy of Section 262, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote via the Internet at www.proxydocs.com/POSH or by telephone at 1-855-635-6595 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or by signing, voting and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have voted via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you are a beneficial owner of shares of Poshmark common stock held in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the adoption of the Merger Agreement and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

By order of the Board of Directors

Evan Ferl
General Counsel and Corporate Secretary

Redwood City, California [●], 2022

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Special Meeting virtually, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares of Poshmark common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a Poshmark stockholder of record, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the other proposals.

You should carefully read and consider the entire proxy statement and the accompanying annexes, including the Merger Agreement attached as Annex A, along with all of the documents incorporated by reference in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help submitting a proxy to have your shares of Poshmark common stock voted, please contact Poshmark’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call:

1 (877) 750-0637 (TOLL-FREE from the U.S. and Canada)

or

+1 (412) 232-3651 (From other countries)

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION,

DATED NOVEMBER 15, 2022

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders of Poshmark, Inc., a Delaware corporation (“Poshmark” or the “Company”), which will be held virtually on [●], [●], 2022 at [●] Pacific time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting by registering online at www.proxydocs.com/POSH and using the control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of October 3, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, NAVER Corporation, a public corporation organized under the laws of the Republic of Korea (“Parent”), Proton Parent, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Proton Parent”), and Proton Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Proton Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company, with the Company surviving as an indirect subsidiary of Parent (the “Merger”) on the terms and conditions set forth in the Merger Agreement.

If the Merger is completed, you will be entitled to receive $17.90 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), for each share of Class A common stock, par value $0.0001 per share (“Class A common stock”), and Class B common stock, par value $0.0001 per share (“Class B common stock” and together with the Class A common stock, the “Poshmark common stock” or “Company common stock”), of the Company that you own as of immediately prior to the effective time of the Merger (the “Effective Time”), unless you seek and perfect your statutory appraisal rights under Delaware law.

After careful consideration, the members of Poshmark’s board of directors (the “Board”, the “Poshmark Board” or the “Company Board”) unanimously: (1) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger; (2) approved the execution, delivery and performance of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (3) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware; and (4) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Poshmark Board recommends a vote “FOR” the proposal to adopt the Merger Agreement and “FOR” each of the other proposals to be voted on at the Special Meeting.

The proxy statement accompanying this letter provides you with more specific information concerning the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read this proxy statement, the accompanying annexes and any documents incorporated by reference in this proxy statement carefully and in their entirety.

Your vote is important, regardless of the number of shares of Class A common stock and Class B common stock of Poshmark you own. The Merger cannot be completed unless the Merger Agreement is adopted by stockholders holding a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote at the Special Meeting. The holders of the outstanding shares of Class A common stock and Class B common stock vote together as a single class on all proposals described in this proxy statement. Each holder of Class A common stock is entitled to one (1) vote for each share of Class A common stock owned on the record date and each holder of Class B common stock is entitled to ten (10) votes for each share of Class B common stock owned on the record date. Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote via the Internet at www.proxydocs.com/POSH or by telephone at 1-855-635-6595 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or, by signing, voting and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have voted via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you are a beneficial owner of shares of Poshmark common stock held in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you have any questions or need assistance voting your shares, please contact Poshmark’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call:

1 (877) 750-0637 (TOLL-FREE from the U.S. and Canada)

or

+1 (412) 232-3651 (From other countries)

On behalf of the Poshmark Board, I thank you for your ongoing support and appreciate your consideration of these matters.

Very truly yours,

Manish Chandra
Co-Founder and Chief Executive Officer

The accompanying proxy statement is dated [●], 2022 and the form of proxy is first being mailed to holders of Poshmark common stock on or about [●], 2022.

-i-

(continued)

-ii-

(continued)

-iii-

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement that are important to you. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting. You may obtain, without charge, copies of any of the documents we file with the Securities and Exchange Commission (the “SEC”) by following the instructions under the section of this proxy statement titled “Where You Can Find Additional Information.”

In this proxy statement: (1) the terms “we,” “us,” “our,” the “Company” and “Poshmark” refer to Poshmark, Inc.; (2) the term “Parent” or “NAVER” refers to NAVER Corporation; (3) the term “Proton Parent” refers to Proton Parent, Inc.; (4) the term “Merger Sub” refers to Proton Merger Sub, Inc.; (5) the term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of October 3, 2022, by and among the Company, Parent, Proton Parent and Merger Sub, as the same may be amended, supplemented or otherwise modified from time to time; (6) the term “Merger” refers to the merger of Merger Sub with and into Poshmark, with Poshmark continuing as the surviving corporation and as an indirect subsidiary of Parent as described in the Merger Agreement; (7) the term “Class A common stock” refers to shares of Class A common stock, par value $0.0001 per share, of the Company; (8) the term “Class B common stock” refers to shares of Class B common stock, par value $0.0001 per share, of the Company; (9) the term “Poshmark common stock” refers to shares of Class A common stock and shares of Class B common stock; and (10) the term “Special Meeting” refers to the special meeting of Poshmark stockholders described in this proxy statement, including any adjournments or postponements thereof.

The Parties (page 1)

Poshmark, Inc.

Poshmark is a Delaware corporation incorporated in 2011. Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of e-commerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 80 million registered users across the U.S., Canada, Australia, and India is driving the future of commerce while promoting more sustainable consumption.

Shares of Poshmark Class A common stock are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “POSH.” Our principal executive office is located at 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065, our telephone number is (650) 262-4771, and our Internet address is http://www.poshmark.com. Information on Poshmark’s website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about Poshmark is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”

NAVER Corporation

NAVER is Korea’s largest internet company and one of the country’s leaders in both search and e-commerce. In Korea, NAVER is one of the leading platforms for both searching and shopping. NAVER operates Korea’s No.1 search engine and largest e-commerce platform, and is a leading provider of fintech services, digital content and cloud services to a global community. NAVER’s platform is home to more than 530,000 smartstores – “sellers” – and generates more than 70% of online shopping services in South Korea. NAVER cultivates a culture of ‘Founder-type leaders’ who continue to launch innovative mobile applications, including LINE (Japan’s No.1 messaging app), Zepeto and Webtoon. Upon completion of the Merger, Poshmark will be an indirect subsidiary of NAVER.

Proton Parent, Inc.

Proton Parent was formed by Parent solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Poshmark will be an indirect subsidiary of Parent. Upon completion of the Merger, Poshmark will be a subsidiary of Proton Parent.

Proton Merger Sub, Inc.

Merger Sub is a wholly owned subsidiary of Proton Parent and was formed by Parent solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

The Merger (page 2)

The Company, Parent, Proton Parent and Merger Sub entered into the Merger Agreement on October 3, 2022. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger as an indirect subsidiary of Parent. From time to time in this proxy statement, we refer to Poshmark as it will exist after the completion of the Merger as the “surviving corporation.”

At the Effective Time, and without any action by any stockholder, each share of Poshmark common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Poshmark common stock held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Proton Parent and Merger Sub) immediately prior to the Effective Time or as to which holders thereof have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to $17.90 without interest (the “Merger Consideration”), less any applicable withholding taxes.

The Special Meeting (page 2)

Date, Time and Place

The Special Meeting will be held virtually on [●], [●], 2022, at [●] Pacific time. At the Special Meeting, holders of Poshmark common stock will be asked to, among other things, vote for the adoption of the Merger Agreement. All stockholders are cordially invited to attend the Special Meeting. Poshmark is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by registering online at www.proxydocs.com/POSH and using the control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

Record Date and Stockholders Entitled to Vote

Only holders of Poshmark common stock of record as of the close of business on [●], 2022, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Poshmark common stock they held on the record date at the Special Meeting. As of the close of business on the record date, there were [    ] shares of Class A common stock and [    ] shares of Class B common stock outstanding and entitled to vote at the Special Meeting.

Quorum

The representation in person or by proxy of at least a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business.

Vote Required

On each of the proposals presented at the Special Meeting, the holders of the outstanding shares of Class A common stock and Class B common stock vote together as a single class. Each holder of Class A common stock is entitled to one (1) vote for each outstanding share of Class A common stock owned on the record date and each holder of Class B common stock is entitled to ten (10) votes for each outstanding share of Class B common stock owned on the record date. The adoption of the Merger Agreement by the holders of Poshmark common stock requires the affirmative vote of stockholders holding a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote as of the close of business on the record date. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares of Poshmark common stock present, in person or represented by proxy, and voting on such matter.

Reasons for the Merger; Recommendation of the Poshmark Board (page 3)

After careful consideration, the Poshmark Board unanimously: (1) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger; (2) approved the execution, delivery and performance of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (3) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (4) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Poshmark Board recommends that stockholders vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

For a discussion of the material factors that the Poshmark Board considered in determining to recommend the adoption of the Merger Agreement, please see the section of this proxy statement titled “The Merger - Reasons for the Merger; Recommendation of the Poshmark Board.”

Opinion of Goldman Sachs (page 3)

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Poshmark Board that, as of October 3, 2022, and based upon and subject to the factors and assumptions set forth therein, the $17.90 in cash per share of Poshmark common stock to be paid to the holders (other than NAVER and its affiliates) of shares of Poshmark common stock, taken in the aggregate, pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated October 3, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Poshmark Board in connection with its consideration of the Merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Poshmark common stock should vote with respect to the Merger or any other matter. Pursuant to an engagement letter between Poshmark and Goldman Sachs, Poshmark has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $35.2 million, $400,000 of which became payable in cash in quarterly installments with the first installment being payable three months following the date of the engagement letter, and the remainder of which is contingent upon consummation of the Merger.

For a description of the opinion that the Poshmark Board received from Goldman Sachs, see the section titled “Opinion of Goldman Sachs.”

Certain Effects of the Merger (page 4)

Upon the consummation of the Merger, Merger Sub will be merged with and into Poshmark, the separate corporate existence of Merger Sub will thereupon cease, and Poshmark will continue to exist as the surviving corporation of the Merger as an indirect subsidiary of Parent.

Following the consummation of the Merger, Poshmark Class A common stock will be delisted from Nasdaq, and the registration of Poshmark Class  A common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Effects on the Company if the Merger Is Not Completed (page 4)

In the event that the proposal to adopt the Merger Agreement does not receive the required approval from the holders of Poshmark common stock, or if the Merger is not completed for any other reason, the holders of Poshmark common stock will continue to own their shares and will not receive any payment for their shares of Poshmark common stock in connection with the Merger. Instead, the Company will remain an independent public company, with Poshmark Class A common stock listed and traded on Nasdaq. Under certain circumstances, if the Merger Agreement is terminated, the Company may be obligated to pay to Parent a termination fee of $52,913,000. Please see the section of this proxy statement titled “The Merger Agreement - Termination Fees and Expenses.”

Treatment of Equity Awards (page 4)

At the Effective Time, each Vested Company Option (as defined in the section titled “Questions and Answers About the Special Meeting and the Merger”) as of immediately prior to the Effective Time with an exercise price per share less than the Merger Consideration will be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Class A common stock or Class B common stock subject to such Vested Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Vested Company Option.

Each Unvested Company Option (as defined in the section titled “Questions and Answers About the Special Meeting and the Merger”) will, at the Effective Time, be automatically cancelled and converted into a contingent right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the Cash Replacement Company Option Amounts (as defined below in the section titled “Questions and Answers about the Special Meeting and the Merger”), which Cash Replacement Company Option Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Company Option Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company Option Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company Option for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company Option Amounts.

Each Vested Company Option and Unvested Company Option with an exercise price per share equal to or greater than the Merger Consideration will be cancelled automatically at the Effective Time for no consideration.

Each Vested Company RSU (as defined in the section titled “Questions and Answers About the Special Meeting and the Merger”) will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Class A common stock or Class B common stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

Other than as set forth in the section titled “New Arrangements with Company Executive Officers,” each Unvested Company RSU will, at the Effective Time, be automatically cancelled and converted into a contingent right to receive the Cash Replacement Company RSU Amounts (as defined below in the section titled “Questions and Answers About the Special Meeting and the Merger”), which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSU for which such Cash Replacement Company RSU Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company RSU Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company RSU Amounts.

The consideration described above is collectively referred to as the “Equity Award Consideration” and the Equity Award Consideration, together with the aggregate per share Merger Consideration payable pursuant to the Merger Agreement, is referred to collectively as the “Aggregate Merger Consideration.”

Interests of the Company’s Directors and Executive Officers in the Merger (page 5)

The Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Company’s Board was aware of and considered these interests in reaching the determination to approve the Merger Agreement and to deem the Merger Agreement, the Merger and the other transactions and agreements contemplated by the Merger Agreement to be advisable, fair to and in the best interests of the Company and its stockholders and in recommending that stockholders vote for the adoption of the Merger Agreement. These interests include:

•	the Company’s executive officers and non-employee directors hold equity-based awards that will be afforded the treatment described immediately above under “Treatment of Equity Awards”;

•

the Company’s executive officers are participants in a severance plan established by the Company in connection with the Company’s initial public offering that provides for severance benefits in the event of a termination of employment in certain circumstances, including enhanced severance benefits in connection with a change in control of the Company (including this Merger);

•

Manish Chandra, the Company’s Chief Executive Officer, will be eligible for certain benefits from compensation arrangements with Parent as described under the section titled “New Arrangements with Company Executive Officers,” including the acceleration of his Unvested Company RSUs upon the Effective Time and a new option grant;

•

pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy that was originally established in connection with the Company’s initial public offering (the “Director Compensation Policy”), the Company’s non-employee directors are entitled to full accelerated vesting of their Company Options and Company RSUs in connection with a change in control, including this Merger;

•

Ebony Beckwith and Jeff Epstein participate in the Company’s pre-existing Non-Employee Directors’ Deferred Compensation Program (the “Deferred Compensation Program”), pursuant to which their deferred Company RSUs will be settled no later than 30 days following the Effective Time; and

•

the Company’s non-employee directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement. Please see the section of this proxy statement titled “The Merger Agreement - Indemnification of Directors and Officers and Insurance.”

Poshmark Common Stock Ownership of Directors and Executive Officers (page 6)

As of [●], 2022, the directors and executive officers of Poshmark beneficially owned in the aggregate approximately [●] shares, or representing approximately [●]% of the total voting power of the outstanding shares, of Poshmark common stock.

Voting Agreement (page 6)

In connection with the execution of the Merger Agreement, each of Manish Chandra, Mayfield XIII, Mayfield Select, GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. entered into a voting and support agreement with the Company and Parent (each, a “Voting Agreement”). Subject to its terms, the Voting Agreement obligates the specified stockholder to, among other things, vote the shares of Poshmark common stock beneficially owned by the specified stockholder in favor of the adoption of the Merger Agreement, against any proposal for an alternative control transaction and, subject to certain exceptions, not transfer any shares of Poshmark common stock prior to the termination of the Voting Agreement. The Voting Agreement will terminate as of the earlier of (1) the earliest to occur of (x) the Effective Time and (y) the termination of the Merger Agreement in accordance with the termination provisions of the Merger Agreement, and (2) the election of such specified stockholder to terminate the Voting Agreement following any amendment to the original unamended Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement. As of the close of business on the record date, the specified stockholders beneficially owned in the aggregate approximately [●] shares of Class A common stock and [●] shares of Class B common stock, representing approximately [●]% of the total voting power of the outstanding shares of Poshmark common stock. A copy of the form of Voting Agreement is included as Annex C to this proxy statement.

Conditions of the Merger (page 6)

The obligations of Poshmark, Parent, Proton Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:

•	the adoption of the Merger Agreement by the Company’s stockholders;

•

the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) (see the section titled “The Merger - Regulatory Approvals Required for the Merger”); and

•

the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger.

Each party’s obligation to consummate the Merger is also subject to the satisfaction or waiver of certain additional conditions, including:

•	subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;

•	the other party having performed in all material respects all of the covenants and obligations of the Merger Agreement required to be performed and complied by such party at or prior to the closing;

•	the delivery of a customary closing certificate signed on behalf of the respective party by an officer of such party certifying certain conditions have been satisfied; and

•

in the case of Parent’s, Proton Parent’s and Merger Sub’s obligations, the absence of a Company Material Adverse Effect (which term is described in the section titled “The Merger Agreement - Representations and Warranties”).

Before the closing, each of the Company, Parent, Proton Parent and Merger Sub may waive any of the conditions to its obligation to consummate the Merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

Regulatory Approvals Required for the Merger (page 7)

The consummation of the Merger is subject to review under the HSR Act. As described above in the section titled “The Merger Agreement - Conditions of the Merger,” the obligations of Parent and the Company to consummate the Merger are subject to the waiting period applicable to the Merger under the HSR Act. Under the HSR Act and the rules and regulations promulgated thereunder, the Merger may not be completed until notifications have been filed and certain information has been furnished to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) and the specified waiting period has expired or been terminated. The Company and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the DOJ and the FTC on October 18, 2022, and the applicable waiting period commenced on October 19, 2022. Both before and after the expiration of the applicable waiting period, the FTC and the DOJ retain the authority to challenge the Merger on antitrust grounds.

No-Shop; Poshmark Board Recommendation Change (page 7)

The Merger Agreement generally restricts the Company’s ability to:

•

solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (as defined below in the section titled “The Merger Agreement - No-Shop; Poshmark Board Recommendation Change”);

•

furnish to any person (other than Parent, Proton Parent, Merger Sub or any designees of Parent, Proton Parent or Merger Sub) any non-public information relating to the Company or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or personnel, of the Company or any of its subsidiaries, in any such case in connection with any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that could reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in or continue discussions or negotiations with any person relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal);

•	approve, endorse or recommend an Acquisition Proposal; or

•	enter into any Alternative Acquisition Agreement (as defined below in the section titled “The Merger Agreement - No-Shop; Poshmark Board Recommendation Change”).

Prior to the adoption of the Merger Agreement by Poshmark stockholders, if the Poshmark Board receives an Acquisition Proposal that the Poshmark Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal (as defined below in the section titled “The Merger Agreement - No-Shop; Poshmark Board Recommendation Change”), the Company is entitled to participate or engage in discussions or negotiations with and furnish any non-public information relating to the Company or any of its subsidiaries, or afford access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement (as defined below in the section titled “The Merger Agreement - No-Shop; Poshmark Board Recommendation Change”) to the person or such person’s representatives making such Acquisition Proposal.

The Poshmark Board generally is not permitted under the Merger Agreement to change its recommendation to the Company’s stockholders to adopt the Merger Agreement. However, prior to the adoption of the Merger

Agreement by Poshmark stockholders, the Poshmark Board is permitted to make a Company Board Recommendation Change (as defined below in the section titled “The Merger Agreement - No-Shop; Poshmark Board Recommendation Change”) in response to certain unforeseen, intervening events or to accept a Superior Proposal if, in either case, the Poshmark Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law. Any such Company Board Recommendation Change, or acceptance of a Superior Proposal, as applicable, is subject to the procedures set forth in the Merger Agreement, including that the Company negotiates in good faith with Parent and its representatives for five business days (or three business days following an amended Acquisition Proposal) to make amendments to the terms and conditions of the Merger Agreement and related documents so that, as applicable, the Poshmark Board’s fiduciary duties no longer require it to make a Company Board Recommendation Change in response to the intervening event (or to accept such Acquisition Proposal, as applicable) and, if applicable, the Acquisition Proposal no longer constitutes a Superior Proposal.

Termination (page 8)

The Merger Agreement may be terminated at any time prior to the Effective Time in the following circumstances:

•	by mutual written agreement of Parent and the Company;

•	by either Parent or the Company if:

the Merger is not consummated on or before April 3, 2023, subject to an extension until July 3, 2023 under certain circumstances for the purpose of obtaining certain regulatory approvals, in either case (the “Termination Date”);

if any governmental authority has issued a final and non-appealable order, preventing or enjoining the consummation of the Merger; or

if the holders of a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote at the Special Meeting fail to adopt the Merger Agreement at the Special Meeting;

•	by Parent if:

the Company breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured;

prior to adoption of the Merger Agreement by Poshmark stockholders, the Poshmark Board has effected a Company Board Recommendation Change; or

prior to adoption of the Merger Agreement by Poshmark stockholders, Poshmark or the Poshmark Board willfully and materially breaches its obligations under the no-shop provisions in the Merger Agreement; and

•	by the Company if:

Parent, Proton Parent or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured; or

prior to the adoption of the Merger Agreement by Poshmark stockholders and so long as Poshmark is in compliance with and has not breached the requirements of the no-shop provisions in the Merger Agreement, in order to substantially concurrently enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal, and substantially concurrently with such termination, Poshmark pays Parent the termination fee.

Termination Fees (page 9)

The Company will be required to pay Parent a termination fee of $52,913,000 if the Merger Agreement is terminated under certain circumstances.

Appraisal Rights (page 9)

Pursuant to Section 262 of the DGCL, Poshmark stockholders who continuously hold shares of Poshmark common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares and do not withdraw their demands, and who otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Poshmark common stock in connection with the Merger under Section 262 of the DGCL. The “fair value” of shares of Poshmark common stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the Merger Consideration that stockholders would otherwise be entitled to receive under the terms of the Merger Agreement if they did not seek appraisal of their shares of Poshmark common stock.

The right to seek appraisal will be lost if a Poshmark stockholder votes “FOR” the proposal to adopt the Merger Agreement. However, abstaining or voting against adoption of the Merger Agreement is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, Poshmark stockholders who wish to exercise the right to seek an appraisal of their shares must so advise the Company by submitting a written demand for appraisal (or by electronic transmission directed to an information processing system, if any, expressly designated for that purpose in the notice of appraisal) to the Company prior to the taking of the vote on the Merger Proposal at the Special Meeting, and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Poshmark common stock held of record in the name of another person, such as a bank, broker or other nominee, may perfect appraisal rights in such person’s name if such beneficial owner continuously owns such shares through the Effective Time and otherwise satisfies the requirements applicable to stockholders of record under Section 262(a) of the DGCL. In addition, the beneficial owner must (1) reasonably identify in his, her or its demand the holder of record of the shares for which the demand is made, (2) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (3) provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. In addition, under Section 262 of the DGCL, the Delaware Court of Chancery will dismiss any appraisal proceedings as to all stockholders who have perfected their appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Poshmark common stock or (2) the value of the per share Merger Consideration multiplied by the total number of shares of Poshmark common stock entitled to appraisal exceeds $1 million. In view of the complexity of Section 262 of the DGCL, Poshmark stockholders that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.

Material U.S. Federal Income Tax Considerations (page 9)

The receipt of cash by a holder of Poshmark common stock who is a U.S. holder (as defined below in the section of this proxy statement titled “The Merger - Material U.S. Federal Income Tax Considerations”) in exchange for shares of Poshmark common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. For U.S. federal income tax purposes, if you are a U.S. holder (as defined below in the section of this proxy statement titled “The Merger - Material U.S. Federal Income Tax Considerations”), you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive (or are deemed to receive) in the Merger and your adjusted tax basis in the shares of Poshmark common stock converted into cash in the Merger. If you are a holder of Poshmark common stock who is a non-U.S. holder (as defined below in the section of this proxy statement titled “The Merger - Material U.S. Federal Income Tax Considerations”), the Merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, or the Company is, or was during the relevant period, a U.S. real property holding corporation. Further, the Merger may be a taxable transaction to you under non-U.S. tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we urge you to consult your tax advisor to determine the particular tax effects to you.

You are urged to read the section of this proxy statement titled “The Merger - Material U.S. Federal Income Tax Considerations” for a more complete discussion of the material U.S. federal income tax consequences of the Merger.

Additional Information (page 10)

You can find more information about Poshmark in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. See the section of this proxy statement titled “Where You Can Find Additional Information.”

If you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement, or need help submitting a proxy to have your shares of Poshmark common stock voted, please contact Poshmark’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call:

1 (877) 750-0637 (TOLL-FREE from the U.S. and Canada)

or

+1 (412) 232-3651 (From other countries)

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a holder of Poshmark common stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Why am I receiving this proxy statement?

On October 3, 2022, the Company entered into the Merger Agreement with Parent, Proton Parent and Merger Sub. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Poshmark, with Poshmark surviving as an indirect subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Poshmark Board in favor of the proposal to adopt the Merger Agreement and the other matters to be voted on at the Special Meeting as described in this proxy statement.

As a holder of Poshmark common stock, what will I receive in the Merger?

Each share of Poshmark common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Poshmark common stock held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Proton Parent and Merger Sub) immediately prior to the Effective Time or as to which holders thereof have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes.

The exchange of shares of Poshmark common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement titled “The Merger - Material U.S. Federal Income Tax Considerations” for a more detailed description of the U.S. federal income tax consequences of the Merger. You are urged to consult your tax advisor for a full understanding of how the Merger will affect you for federal, state, local and/or non-U.S. tax purposes.

How does the Merger Consideration compare to the recent trading price of Poshmark common stock?

The Merger Consideration of $17.90 per share represents a premium of approximately 15% of Poshmark’s Class A common stock closing share price on October 3, 2022, the date of the transaction announcement, a 34% premium to the 30-day volume weighted average price of Poshmark’s Class A common stock as of October 3, 2022 (“VWAP”), and a 48% premium to the 90-day VWAP. On November 7, 2022, the most recent practicable date before the filing of this proxy statement, the closing price of Poshmark common stock was $17.79 per share.

What will happen to outstanding Company equity awards in the Merger and purchase rights under the 2021 ESPP?

At the Effective Time, each outstanding stock option to purchase shares of Company Class A common stock or Class B common stock (a “Company Option”) that is vested (including such Company Options that vest in accordance with their terms as a result of the consummation of the transactions contemplated by the Merger Agreement) (a “Vested Company Option”) as of immediately prior to the Effective Time with an exercise price per share less than $17.90 will be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Class A common stock or Class B common stock subject to such Vested Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Vested Company

Option. At the Effective Time, each Company Option that is not a Vested Company Option and is outstanding and unvested as of immediately prior to the Effective Time with an exercise price per share less than the Merger Consideration (an “Unvested Company Option”) will be automatically cancelled and converted into a contingent right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Class A common stock or Class B common stock subject to such Unvested Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Unvested Company Option (the “Cash Replacement Company Option Amounts”), which Cash Replacement Company Option Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which the Cash Replacement Company Option Amounts is exchanged would have vested pursuant to its terms. All Cash Replacement Company Option Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company Option for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company Option Amounts. At the Effective Time, each Company Option with an exercise price per share equal to or greater than Merger Consideration will be cancelled automatically for no consideration.

At the Effective Time, each award of restricted stock units (“Company RSUs”) of the Company that is vested and outstanding as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Merger (a “Vested Company RSU”) will be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Class A common stock or Class B common stock subject to such Vested Company RSU. At the Effective Time, other than as set forth in “New Arrangements with Company Executive Officers” below, each award of Company RSUs that is outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) will be automatically cancelled and converted into a contingent right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Class A common stock or Class B common stock subject to such Unvested Company RSU (the “Cash Replacement Company RSU Amounts”), which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSU for which such Cash Replacement Company RSU Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company RSU Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company RSU Amounts.

No later than three business days prior to the Effective Time, each purchase right outstanding as of October 3, 2022, under the Poshmark, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) will be exercised, with accumulated contributions used to purchase shares of Company Class A common stock in accordance with the terms of the 2021 ESPP on such final exercise date. All shares of Company Class A common stock purchased on such final exercise date shall be cancelled and converted into the right to receive the Merger Consideration. The 2021 ESPP will be terminated effective as of immediately prior to the Effective Time.

When and where is the Special Meeting of our stockholders?

The special meeting will be held virtually on [●], [●], 2022, at [●], Pacific time. Poshmark is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by registering online at www.proxydocs.com/POSH.

Who is entitled to vote at the Special Meeting?

Only holders of record of Poshmark common stock as of the close of business on [●], 2022, the record date for the Special Meeting, are entitled to vote the shares of Poshmark common stock they held as of the record date at the Special Meeting. As of the close of business on the record date, there were [    ] shares of Class A common stock and [    ] shares of Class B common stock outstanding and entitled to vote at the Special Meeting.

The holders of the outstanding shares of Class A common stock and Class B common stock vote together as a single class on all proposals described in this proxy statement. On each of the proposals presented at the Special Meeting, each holder of Class A common stock is entitled to one (1) vote for each outstanding share of Class A common stock owned on the record date and each holder of Class B common stock is entitled to ten (10) votes for each outstanding share of Class B common stock owned on the record date on each matter properly brought before the Special Meeting.

May I attend the Special Meeting and vote in person?

Poshmark is hosting the Special Meeting virtually. There will be no physical location for stockholders to attend. Stockholders will be able to attend the Special Meeting by registering online at www.proxydocs.com/POSH.

•

Stockholders of record: If you are a stockholder of record, in order to participate in the Special Meeting, you will need your control number included on the proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting using your control number by following the instructions available at www.proxydocs.com/POSH.

•

Stockholders holding shares in “street” name: If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Poshmark common stock you held as of the record date, your name and email address. If you hold your Poshmark common stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are available at www.proxydocs.com/POSH.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio. You may begin to log in to the virtual-only meeting platform 15 minutes prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform and posted in the confirmation email you will receive after registering online to attend at www.proxydocs.com/POSH.

What proposals will be considered at the Special Meeting?

At the Special Meeting, holders of Poshmark common stock will be asked to consider and vote on the following proposals:

•	a proposal to adopt the Merger Agreement (the “Merger Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to Poshmark’s Amended and Restated By-Laws, the only business that will be transacted at the Special Meeting are the Merger Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting.

What constitutes a quorum for purposes of the Special Meeting?

The representation in person or by proxy of at least a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum. If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.

What vote of our stockholders is required to approve each of the proposals?

The approval of the Merger Proposal requires the affirmative vote of stockholders holding a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote as of the close of business on the record date. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of a majority of the voting power of the shares of Poshmark common stock present, in person or represented by proxy, and voting on such matter. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

The holders of the outstanding shares of Class A common stock and Class B common stock vote together as a single class on all proposals described in this proxy statement. On each of the proposals presented at the Special Meeting, each holder of Class A common stock is entitled to one (1) vote for each outstanding share of Class A common stock owned on the record date and each holder of Class B common stock is entitled to ten (10) votes for each outstanding share of Class B common stock owned on the record date on each matter properly brought before the Special Meeting.

What is a “broker non-vote”?

If a beneficial owner of shares of Poshmark common stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds the owner’s shares with specific voting instructions, then, under applicable rules, the organization that holds the owner’s shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of relevant shares. Poshmark does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no bank, broker or other nominee will be permitted to vote your shares of Poshmark common stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Poshmark common stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the outcome of the Adjournment Proposal.

How does the Poshmark Board recommend that I vote?

The Poshmark Board recommends a vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

For a discussion of the factors that the Poshmark Board considered in determining to recommend that Poshmark stockholders adopt the Merger Agreement, please see the section of this proxy statement titled “The Merger - Reasons for the Merger; Recommendation of the Poshmark Board.” In addition, in considering the recommendation of the Poshmark Board with respect to the Merger Agreement, you should be aware that certain of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. Please see the section of this proxy statement titled “The Merger - Interests of the Company’s Directors and Executive Officers in the Merger.”

What happens if I sell my shares of Poshmark common stock before the Special Meeting?

The record date for the Special Meeting is earlier than the date of the Special Meeting. If you sell or transfer your shares of Poshmark common stock after the record date, but before the Special Meeting, you will retain your right to vote such shares at the Special Meeting. However, the right to receive the Merger Consideration will pass to the person to whom you transferred your shares. In order to receive the Merger Consideration in connection with the Merger, you must hold your shares of Poshmark common stock through the Effective Time.

What is a proxy?

A proxy is your legal designation of another person to vote your shares of Poshmark common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Poshmark common stock is called a “proxy card.”

If a stockholder gives a proxy, how are the shares voted?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

How do I cast my vote if I am a stockholder of record?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by the Company.

If you are a stockholder of record as of the record date, you may vote by submitting your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may also vote your shares by ballot via the Internet during the Special Meeting. Even if you plan to attend the Special Meeting, you are encouraged to submit your vote by proxy as early as possible to ensure that your shares will be represented. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement titled “The Special Meeting - Voting Procedures.”

If you are a holder of record of shares of Poshmark common stock and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares in favor of each of the Merger Proposal and, if necessary or appropriate, the Adjournment Proposal.

How do I cast my vote if my shares of Poshmark common stock are held in “street name” by my bank, broker or other nominee?

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Poshmark common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record.

If you are a beneficial owner of shares of Poshmark common stock held in “street name,” you must follow the instructions from your bank, broker or other nominee in order to vote such shares. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. Without providing those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Adjournment Proposal.

What will happen if I abstain from voting or fail to vote on any of the proposals?

If you abstain from voting, it will have the same effect as a vote “AGAINST” the Merger Proposal or the Adjournment Proposal.

If you fail to cast your vote via the Internet during the Special Meeting or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of the Adjournment Proposal, provided that a quorum is present at the Special Meeting.

Can I change my vote after I have delivered my proxy or my voting instructions?

Yes. If you are a stockholder with shares of Poshmark common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by:

•	filing with our Corporate Secretary a written notice of revocation bearing a later date than the proxy;

•	properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities described under “The Special Meeting - Voting Procedures”;

•	duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary; or

•	attending the Special Meeting online and voting electronically during the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices at Poshmark, Inc., 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065, Attention: General Counsel and Corporate Secretary, before the taking of the vote at the Special Meeting. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the Special Meeting.

If you are a beneficial owner of shares of Poshmark common stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares electronically at the Special Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Poshmark common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Poshmark common stock. If you are a holder of Poshmark common stock of record and your shares of Poshmark common stock are registered in more than one name, you will receive more than one proxy card. Please submit your proxy and/or voting instructions for each set of materials that you receive to ensure that all your shares of Poshmark common stock are voted.

Where can I find the voting results of the Special Meeting?

If available, we may announce preliminary voting results at the conclusion of the Special Meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Poshmark files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement titled “Where You Can Find Additional Information.”

Am I entitled to rights of appraisal under the DGCL?

If the Merger is completed, holders of Poshmark common stock who continuously hold shares of Poshmark common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares and do not withdraw their demands, and who otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Poshmark common stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Poshmark common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Poshmark common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of Poshmark common stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. See the section of this proxy statement titled “Appraisal Rights.”

When is the Merger expected to be completed?

We are working toward completing the Merger as promptly as possible, and currently expect to complete the Merger by the first quarter of 2023. However, the exact timing of completion of the Merger cannot be accurately predicted, because the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Parent, Proton Parent, Merger Sub and the Company’s respective obligations to consummate the Merger, some of which are not within the parties’ control.

What effect will the Merger have on Poshmark?

If the Merger is consummated, Merger Sub will be merged with and into Poshmark, the separate corporate existence of Merger Sub will thereupon cease, and Poshmark will continue to exist following the Merger as an indirect subsidiary of Parent. Following completion of the Merger, Poshmark Class A common stock will be delisted from Nasdaq, and the registration of Poshmark Class A common stock under the Exchange Act will be terminated.

What happens if the Merger is not completed?

If the Merger Proposal is not approved by our stockholders, or if the Merger is not completed for any other reason, the holders of Poshmark common stock will not receive any payment for their shares of Poshmark common stock in connection with the Merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Poshmark common stock. The Poshmark Class A common stock will continue to be registered under the Exchange Act and listed and traded on Nasdaq. Under certain circumstances, if the Merger is not completed, Poshmark may be obligated to pay to Parent a termination fee. For more information, please see the section of this proxy statement titled “The Merger Agreement - Termination Fees and Expenses.”

What is householding and how does it affect me?

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. If your shares are held in “street name,” you will receive your proxy card or other voting information from your bank, broker or other nominee and you will return your proxy card(s) to your bank, broker or other nominee. You should vote on and sign each proxy card you receive as discussed above. To request that only one copy of any of these materials be mailed to your household, please contact your bank, broker or other nominee.

Who can help answer my questions?

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Poshmark’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call:

1 (877) 750-0637 (TOLL-FREE from the U.S. and Canada)

or

+1 (412) 232-3651 (From other countries)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and any documents to which Poshmark refers to in this proxy statement, contains “forward-looking statements”, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including but not limited to:

•	the ability of the parties to consummate the proposed transaction in a timely manner or at all;

•	the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders;

•	potential delays in consummation the proposed transaction;

•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement;

•	the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions;

•	the Company’s ability to implement its business strategy;

•	significant transaction costs associated with the proposed transaction;

•	potential litigation relating to the proposed transaction;

•	the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations;

•	the ability of the Company to retain and hire key personnel;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction;

•	legislative, regulatory and economic developments affecting the Company’s business;

•	general economic and market developments and conditions;

•	the evolving legal, regulatory and tax regimes under which the Company operates;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance;

•	restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•

unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors; and

•	the fact that under the terms of the Merger Agreement, the Company is unable to solicit other acquisition proposals.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. See the section of this proxy statement titled “Where You Can Find Additional Information.” While the list of factors presented in this proxy statement is, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

THE PARTIES

Poshmark, Inc.

Poshmark, Inc.

203 Redwood Shores Parkway, 8th Floor

Redwood City, California 94065

(650) 262-4771

Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of e-commerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 80 million registered users across the U.S., Canada, Australia, and India is driving the future of commerce while promoting more sustainable consumption.

Poshmark Class A common stock are listed on Nasdaq under the symbol “POSH.” Our principal executive office is located at 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065, our telephone number is (650) 262-4771, and our Internet address is http://www.poshmark.com. Information on Poshmark’s website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about Poshmark is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”

NAVER Corporation

NAVER Corporation

NAVER 1784

95 Jeongjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do

13561, Republic of Korea

+82-1588-3830

NAVER is Korea’s largest internet company and one of the country’s leaders in both search and e-commerce. In Korea, NAVER is one of the leading platforms for both searching and shopping. NAVER operates Korea’s No.1 search engine and largest e-commerce platform, and is a leading provider of fintech services, digital content and cloud services to a global community. NAVER’s platform is home to more than 530,000 smartstores – “sellers” – and generates more than 70% of online shopping services in South Korea. NAVER cultivates a culture of ‘Founder-type leaders’ who continue to launch innovative mobile applications, including LINE (Japan’s No.1 messaging app), Zepeto and Webtoon. Upon completion of the Merger, Poshmark will be an indirect subsidiary of NAVER.

Proton Parent, Inc.

Proton Parent, Inc.

NAVER 1784

95 Jeongjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do

13561, Republic of Korea

+82-1588-3830

Proton Parent, Inc. was formed by NAVER solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Poshmark will be a direct subsidiary of Proton Parent.

Proton Merger Sub, Inc.

Proton Merger Sub, Inc.

NAVER 1784

95 Jeongjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do

13561, Republic of Korea

+82-1588-3830

Merger Sub is a wholly owned subsidiary of Proton Parent and was formed by Parent solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

THE SPECIAL MEETING

We are furnishing this proxy statement to the holders of Poshmark common stock as part of the solicitation of proxies by the Poshmark Board for use at the Special Meeting and at any adjournments or postponements thereof.

Date, Time and Place

The Special Meeting will be held virtually on [●], [●], 2022, at [●], Pacific time. Stockholders will be able to attend the Special Meeting by registering online at www.proxydocs.com/POSH, where you, or your proxy, will be able to vote electronically and examine the list of stockholders entitled to vote at the Special Meeting. Poshmark is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. We continue to use the virtual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our stockholders.

Purpose of the Special Meeting

At the Special Meeting, holders of Poshmark common stock will be asked to consider and vote on the following proposals:

•	a proposal to adopt the Merger Agreement (the “Merger Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Recommendation of the Poshmark Board

After careful consideration, the Poshmark Board unanimously: (1) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger; (2) approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (3) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (4) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Poshmark Board recommends that stockholders vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

For a discussion of the material factors that the Poshmark Board considered in determining to recommend the adoption of the Merger Agreement, please see the section of this proxy statement titled “The Merger - Reasons for the Merger; Recommendation of the Poshmark Board.”

Record Date and Stockholders Entitled to Vote

Only holders of Poshmark common stock of record as of the close of business on [●], 2022, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Poshmark common stock they held on the record date at the Special Meeting.

As of the close of business on the record date, there were [    ] shares of Class A common stock and [    ] shares of Class B common stock outstanding and entitled to vote at the Special Meeting. The holders of the outstanding shares of Class A common Stock and Class B common Stock vote together as a single class on all proposals described in this proxy statement. On each of the proposals presented at the Special Meeting, each holder of Class A common stock is entitled to one (1) vote for each outstanding share of Class A common stock owned on the record date and each holder of Class B common stock is entitled to ten (10) votes for each outstanding share of Class B common stock owned on the record date. The adoption of the Merger Agreement by the holders of Poshmark common stock requires the affirmative vote of stockholders holding a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote thereon as of the close of business on the record date.

A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting beginning ten days prior to the Special Meeting and ending on the date of the Special Meeting at our corporate headquarters and principal executive offices located at 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065. Such list will also be available during the webcast of the virtual meeting at www.proxydocs.com/POSH.

Quorum

The representation in person or by proxy of at least a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. If a quorum shall fail to attend the Special Meeting, the chairperson of the meeting may adjourn the meeting to another time and/or place. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum.

If a beneficial owner of shares of Poshmark common stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of relevant shares. Poshmark does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of Poshmark common stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Poshmark common stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.

Vote Required

For each of the Merger Proposal and the Adjournment Proposal, the holders of the outstanding shares of Class A common stock and Class B common stock vote together as a single class. Each holder of Class A common stock is entitled to one (1) vote for each outstanding share of Class A common stock owned on the record date and each holder of Class B common stock is entitled to ten (10) votes for each outstanding share of Class B common stock owned on the record date.

Adoption of the Merger Proposal

The approval of the Merger Proposal requires the affirmative vote of stockholders holding a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote as of the close of business on the record date. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal.

Under the Merger Agreement, stockholder approval of the Merger Proposal is a condition to the consummation of the Merger.

Approval of the Adjournment Proposal

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares of Poshmark common stock present, in person or represented by proxy. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The Company does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.

Tabulation of Votes; Results

The Company will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the Special Meeting.

Voting Procedures

Whether or not you plan to attend the Special Meeting virtually and regardless of the number of shares of Poshmark common stock you own, your careful consideration of, and vote on, the Merger Agreement is important and we encourage you to vote promptly.

To ensure that your shares of Poshmark common stock are voted at the Special Meeting, we recommend that you promptly submit your proxy, even if you plan to attend the Special Meeting virtually, using one of the following three methods:

•	Vote via the Internet. Follow the instructions for Internet voting shown on the proxy card mailed to you.

•	Vote by Telephone. Follow the instructions for telephone voting shown on the proxy card mailed to you.

•	Vote by Proxy Card. Complete, sign, date and return the enclosed proxy card by mail in the prepaid reply envelope.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares of Poshmark common stock for the matters brought before the Special Meeting as described in this proxy statement and confirm that your proxy has been properly recorded.

Votes submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by 11:59 pm, Eastern time, [             ], 2022.

If you submit your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail, the persons named as proxies will vote your shares according to your instructions. If you are a stockholder with shares of Poshmark common stock registered in your name and submit your proxy but do not direct the persons named as proxies how to vote your shares on a proposal to be brought before the Special Meeting, the persons named as proxies will vote your shares in favor of the Merger Proposal and the Adjournment Proposal.

If you are a beneficial owner of shares of Poshmark common stock held in “street name” by a bank, broker or other nominee, you must follow the instructions from your bank, broker or other nominee in order to vote your shares. If you follow the instructions from your bank, broker or other nominee for voting your shares, then your bank, broker or other nominee will vote your shares according to your instructions. Under applicable rules, your bank, broker or other nominee has authority to vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. If you do not provide voting instructions to your bank, broker or other nominee on a proposal to be brought before the Special Meeting, your shares will not be voted on that proposal, and if you do not provide voting instructions on any of the proposals to be brought before the Special Meeting, your shares will not be deemed to be in attendance at the meeting.

Revocation of Proxies

If you are a stockholder with shares of Poshmark common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by:

•	filing with our Corporate Secretary a written notice of revocation bearing a later date than the proxy;

•	properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities described under “The Special Meeting - Voting Procedures”;

•	duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary; or

•	attending the Special Meeting online and voting electronically during the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices at Poshmark, Inc., 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065, Attention: General Counsel and Corporate Secretary, before the taking of the vote at the Special Meeting. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the Special Meeting. If you are a beneficial owner of shares of Poshmark common stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares electronically at the Special Meeting.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Voting at the Special Meeting

The Special Meeting will be held virtually. There will be no physical location for stockholders to attend. You will be able to attend the Special Meeting by registering online at www.proxydocs.com/POSH.

•

Stockholders of record: If you are a stockholder of record, in order to participate in the Special Meeting, you will need your control number included on the proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting using your control number by following the instructions available at www.proxydocs.com/POSH.

•

Stockholders holding shares in “street” name: If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Poshmark common stock you held as of the record date, your name and email address. If you hold your Poshmark common stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are available at www.proxydocs.com/POSH.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio. You may begin to log in to the virtual-only meeting platform 15 minutes prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform and posted in the confirmation email you will receive after registering online to attend at www.proxydocs.com/POSH.

If you hold your Poshmark common stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting. For beneficial owners of shares of Poshmark common stock held in “street name,” in addition to providing identification as outlined for record holders above, you will need a legal proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Please note that unless you have a legal proxy from your bank, broker or other nominee, you will not be able to vote any shares held in “street name” virtually at the Special Meeting. Please note that even if you plan to virtually attend the Special Meeting, we recommend that you vote by Internet, telephone or by mail, using the enclosed proxy card in advance, to ensure that your shares will be represented.

Solicitation of Proxies

The Poshmark Board is soliciting proxies for the Special Meeting from its stockholders. The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request banks, brokers and other nominees to solicit their customers who have Poshmark common stock registered in their names and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our directors, officers and other employees to solicit proxies, personally, by telephone or by electronic means, without additional compensation. In addition, the Company has retained Innisfree M&A Incorporated to solicit stockholder proxies at a fee of up to $45,000 plus reasonable expenses. We have also agreed to indemnify Innisfree M&A Incorporated against certain losses, damages and expenses.

Adjournments

The Special Meeting may be adjourned from time to time to another time and/or place under our Amended and Restated By-Laws by the chairperson of the meeting. Under our Amended and Restated By-laws, notice need not be given of any such adjournment of less than 30 days if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned special meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present virtually and vote at such adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the time such proxies are voted at the reconvened meeting.

The Adjournment Proposal set forth in this proxy statement relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the Merger Agreement. Poshmark retains full authority to the extent set forth in its Amended and Restated By-laws and Delaware law to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the consent of any Poshmark stockholder.

The holders of the outstanding shares of Class A common stock and Class B common stock vote together as a single class on all proposals described in this proxy statement. Each holder of Class A common stock is entitled to one (1) vote for each outstanding share of Class A common stock owned on the record date and each holder of Class B common stock is entitled to ten (10) votes for each outstanding share of Class B common stock owned on the record date.

Voting by Company Directors and Executive Officers

As of the record date for the Special Meeting, the directors and executive officers of Poshmark beneficially owned in the aggregate approximately [●] shares of Class A common stock and [●] shares of Class B common stock entitled to vote at the Special Meeting, representing approximately [●]% of the total voting power of the outstanding shares of Poshmark common stock entitled to vote at the Special Meeting. Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their respective shares of Poshmark common stock (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the Adjournment Proposal.

Certain of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of the Company’s stockholders generally. For more information, please see the section of this proxy statement titled “The Merger - Interests of the Company’s Directors and Executive Officers in the Merger.”

Voting Agreement

In connection with the execution of the Merger Agreement, each of Manish Chandra, Mayfield XIII, Mayfield Select, GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. has entered into a Voting Agreement with Parent and the Company. Subject to its terms, the Voting Agreement obligates the specified stockholders to, among other things, vote the shares of Poshmark common stock beneficially owned by the specified stockholders in favor of the adoption of the Merger Agreement, against any proposal for an alternative control transaction and, subject to certain exceptions, not transfer any shares of Poshmark common stock prior to the termination of the Voting Agreement. The Voting Agreement will terminate as of the earlier of (1) the earliest to occur of (x) the Effective Time and (y) the termination of the Merger Agreement in accordance with the termination provisions of the Merger Agreement, and (2) the election of such specified stockholder to terminate the Voting Agreement following any amendment to the original unamended Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement.

As of the close of business on the record date, the specified stockholders beneficially owned in the aggregate approximately [●] shares of Class A common stock and [●] shares of Class B common stock, representing approximately [●]% of the total voting power of the outstanding shares entitled to vote at the Special Meeting.

See the section entitled “Voting Agreement” for further information.

Assistance; Proxy Solicitor

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Poshmark’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call:

1 (877) 750-0637 (TOLL-FREE from the U.S. and Canada)

or

+1 (412) 232-3651 (From other countries)

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, at the Special Meeting holders of Poshmark common stock will consider and vote on a proposal to adopt the Merger Agreement (referred to as the “Merger Proposal”). The Merger cannot be completed without the adoption of the Merger Agreement by the requisite vote of Poshmark stockholders. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger, including the information set forth under the sections of this proxy statement titled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote as of the close of business on the record date. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal.

The Poshmark Board recommends a vote “FOR” the approval of the Merger Proposal.

PROPOSAL 2: ADJOURNMENT PROPOSAL

We are asking that you approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (referred to as the “Adjournment Proposal”).

Poshmark is asking stockholders to authorize the holder of any proxy solicited by the Poshmark Board to vote in favor of any adjournment of the Special Meeting, if necessary or appropriate, as determined by the Company, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares of Poshmark common stock present, in person or represented by proxy. Abstentions and broker non-votes (if any) will not count as votes cast on the Adjournment Proposal. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Poshmark does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.

The Poshmark Board recommends a vote “FOR” approval of the Adjournment Proposal.

THE MERGER

General Description of the Merger

The Company, Parent, Proton Parent and Merger Sub entered into the Merger Agreement on October 3, 2022. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger as an indirect subsidiary of Parent.

At the Effective Time, and without any action by any stockholder, each share of Poshmark common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Poshmark common stock held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Proton Parent and Merger Sub) immediately prior to the Effective Time or as to which holders thereof have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes.

Background of the Merger

As part of Poshmark’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board and management of Poshmark (“Poshmark management” or “Company management”) periodically review, consider and assess Poshmark’s operations and financial performance and overall industry, macroeconomic and geopolitical conditions, as they may affect those strategic goals and plans, with the goal of enhancing stockholder value. This review at times includes, among other things, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives.

On January 4, 2022, a member of the Board introduced Manish Chandra, Poshmark’s co-founder and CEO, to representatives of NAVER to explore a potential commercial partnership between the companies involving (i) the expansion of Poshmark’s business into South Korea and potentially Japan and NAVER’s entry into U.S. markets and (ii) a potential private investment in Poshmark’s public equity by NAVER (such partnership and investment referred to together as the “potential commercial partnership and investment”).

On January 12, 2022, the Company and NAVER entered into a mutual non-disclosure agreement to further explore the potential commercial partnership and investment. Such non-disclosure agreement did not contain any standstill or employee non-solicitation provisions. Following the execution of the non-disclosure agreement, Poshmark management proceeded to conduct multiple due diligence sessions with representatives of NAVER.

On January 27, 2022, certain members of the Board met with representatives from Goldman Sachs and representatives of Financial Advisor A and Financial Advisor B in connection with the Company’s ongoing review of potential strategic alternatives.

On February 2, 2022 and February 10, 2022, representatives of NAVER and Poshmark management initiated discussions around the framework for the potential commercial partnership and investment.

On February 16, 2022, NAVER submitted an initial proposal for the potential commercial partnership and investment, which proposal included a preliminary $125 million investment structured as a convertible preferred security. From February 16, 2022 until August 5, 2022, when, as described below, NAVER first submitted an initial non-binding proposal to acquire all outstanding Company common stock, the parties continued to negotiate the key terms of a potential commercial partnership and investment.

On March 4, 2022, the Board held a regularly scheduled meeting, with members of Poshmark management and representatives of Goldman Sachs, Financial Advisor A and Goodwin Procter LLP, Poshmark’s outside counsel (“Goodwin”), in attendance for portions of the meeting. The Board discussed the potential commercial partnership and investment with NAVER, and determined that it would be advisable to engage a financial advisor in order to assist in the evaluation of the potential commercial partnership and investment and other potential strategic alternatives. The Board met with representatives from Goldman Sachs and Financial Advisor A to assess each firm as a potential advisor to the Company in connection with such evaluation. Following discussion, the Board determined to proceed with the formal engagement of Goldman Sachs as its financial advisor, noting Goldman Sachs’ extensive expertise, knowledge of the industry in which Poshmark operates and experience advising technology companies in connection with potential strategic transactions. On the basis of these considerations, and subject in all respects to the Board’s review of a customary relationships disclosure to be produced by Goldman Sachs, the Board authorized Poshmark management and Goodwin to negotiate the terms of an engagement letter for the purpose of engaging Goldman Sachs.

On March 27, 2022, representatives of NAVER had a follow-up call with Poshmark management regarding Poshmark’s Q4 2021 earnings.

On March 28, 2022, at the request of the Board, representatives of Goldman Sachs provided customary relationship disclosures to Poshmark, and such disclosure was promptly shared with the Board and included disclosure of certain relationships between Goldman Sachs and representatives thereof on the one hand and NAVER, Mayfield Fund, L.L.C., and certain other parties and their respective affiliates, on the other hand. A summary of such relationships is set forth in the section titled “Opinion of Goldman Sachs.”

On April 1, 2022, after review and consultation with the Board and with the Board’s unanimous approval, the Company signed a formal engagement letter with Goldman Sachs in connection with the Company’s evaluation of a potential strategic transaction, including the potential commercial partnership and investment with NAVER.

On April 13, 2022, representatives of Goldman Sachs, at the Board’s direction, and representatives of NAVER’s financial advisor, LionTree LLC (“LionTree”), initiated discussions on the topic of a minority equity investment.

On May 2, 2022, NAVER management met with members of Poshmark management at Poshmark’s headquarters to present an overview of NAVER’s business. Following the meeting, a representative of NAVER indicated to Mr. Chandra that NAVER was interested in potentially engaging in a broader strategic transaction with Poshmark in the form of an acquisition of all outstanding Company common stock (such potential strategic transaction involving Poshmark and NAVER, the “proposed transaction”). Mr. Chandra stated he was not in a position to respond to such interest at such time, given the Board had only previously discussed a potential commercial partnership and investment with NAVER. Following the discussion, Mr. Chandra gave an update regarding such expression of interest to certain members of the Board.

On May 6, 2022, the Board held a regularly scheduled meeting, with members of Poshmark management and representatives of Goldman Sachs and Goodwin in attendance. Mr. Chandra provided the Board a status update on discussions with NAVER regarding the potential commercial partnership and investment and informed the Board of NAVER’s interest in potentially engaging in a broader strategic transaction with Poshmark in the form of an acquisition of all outstanding Company common stock. The Board also discussed that it would need to evaluate Poshmark’s long-range plan, the current value of Poshmark and available strategic opportunities before agreeing to a potential commercial partnership and investment with NAVER or pursuing other strategic alternatives. Accordingly, in order to be able to fully assess Poshmark’s standalone prospects and potential, and to be able to better evaluate such prospects and potential relative to the potential commercial partnership and investment and/or other potential strategic alternatives, the Board authorized Poshmark management to develop a standalone long-range plan using the best up-to-date information then available.

On May 10, during a call between representatives NAVER and Mr. Chandra to discuss the investment process, representatives of NAVER again raised the idea of a full acquisition. Mr. Chandra requested that NAVER continue to focus on the potential commercial partnership and investment.

From May 25, 2022 through June 23, 2022, members of Poshmark management and NAVER management held multiple meetings during which the teams presented overviews of their respective businesses and focused on exploring a potential commercial partnership and investment, especially on joint market opportunity in Korea, the live shopping business and the Japan market.

On June 14, 2022, the Board held a regularly scheduled meeting, with members of Poshmark management in attendance. Mr. Chandra provided an update on Poshmark’s long-range plan and led a discussion on key assumptions made in preparing the long-range plan. The Board also discussed the methodology and investment assumptions and provided feedback on the long-range plan.

On July 5, 2022, the Board held a meeting, with members of Poshmark management and representatives of Goodwin also in attendance. Mr. Chandra provided a status update regarding the potential commercial partnership and investment and recent interactions with NAVER, including NAVER’s continued interest in a potential acquisition of Poshmark. Representatives of Goodwin presented an overview of the directors’ fiduciary duties under Delaware law and discussed certain considerations for the Board when undertaking an evaluation of strategic alternatives, including a potential sale of the Company. The members of Poshmark management also presented certain unaudited financial forecasts for Poshmark for fiscal years 2022 through 2025 (the “Company LRP”), which Poshmark management extrapolated through fiscal year 2032, and certain forecasts related to the expected utilization by the Company of certain net operating loss carryforwards (the “Tax Attributes Forecasts” and together with the Company LRP and extrapolations, the “Management Projections”), which had been prepared at the request of the Board in connection with the Board’s review of strategic alternatives. Poshmark management noted that the Company LRP assumes certain keys to growth and continuous improvement in buyer conversion and spend, growing AUs, seller conversion and monetization, and does not reflect the impact of a potential partnership with NAVER given the early stage of the parties’ discussion around the framework for and key terms of the potential commercial partnership and investment and lack of agreement on any material terms. Poshmark management also discussed the market environment and underscored in their presentation the challenges facing the Company noting certain key execution risks of the standalone plan, including the growth of active user retention or active buyer conversion in part driven by the introduction of new rules or technology disruptions, major changes in the competitive or regulatory landscape and the challenges of gaining a foothold in another country. Poshmark management also discussed Poshmark’s livestreaming and live auctions initiative, which Poshmark described as an opportunity to reinvent selling by making live selling available to everyone and to integrate live selling into Poshmark’s other initiatives such as Poshmark parties. Poshmark management noted that this initiative could potentially be a significant revenue generator and growth opportunity for Poshmark. Poshmark management also noted, however, that while Poshmark was aiming to begin the new initiative in the third quarter of fiscal year 2022, the initiative was still being conceptualized, and therefore it was untested and too speculative at that point to reasonably reflect any potential revenue, costs and other financial metrics associated with such initiative in the projections being reviewed and approved by the Board. Poshmark management and the Board discussed the initiative and the potential opportunity associated therewith, and the Board concurred with Poshmark management’s view to not include such initiative in the projections given the speculative nature of any potential revenue, costs, and other financial metrics associated with the initiative. The Board directed Poshmark management to present information on such initiative to NAVER as part of NAVER’s due diligence and assessment of potential growth drivers such information was subsequently provided to NAVER during the due diligence meetings described below. Following discussion, the Board approved the Company LRP and directed Poshmark management to share the Management Projections with Goldman Sachs for purposes of Goldman Sachs’ financial analyses in connection with the Board’s evaluation of any potential strategic transaction, including both the potential commercial partnership and investment and potential acquisition of Poshmark by NAVER, and if requested, with NAVER for purposes of NAVER’s evaluation of a potential acquisition of Poshmark. The Management Projections are more fully described in the section titled

“Certain Financial Projections.” The directors were then invited to disclose any actual or potential conflicts of interest they may have in relation to NAVER and its affiliates and each of the directors confirmed that such director is independent from and does not have a relationship with NAVER or its affiliates. The Board also authorized Poshmark management, certain members of the Board and representatives of Goldman Sachs to continue to engage in discussions with NAVER and its advisors regarding the potential commercial partnership and investment, noting that consistent with the Board’s consideration of various strategic and other opportunities available to Poshmark and its fiduciary duties, the Board would be willing to review a proposal submitted by NAVER if NAVER remained interested in a potential acquisition of Poshmark.

On July 19, 2022 and July 20, 2022, Poshmark held in-person diligence sessions with NAVER management (with representatives of LionTree in attendance), at Poshmark’s headquarters with respect to the potential commercial partnership and investment. From July 21, 2022 to August 2, 2022, members of Poshmark management and NAVER management held multiple follow-up due diligence meetings.

On August 2, 2022, Mr. Chandra and a NAVER representative spoke by phone, during which NAVER reaffirmed its interest in an acquisition of all outstanding Company common stock. Mr. Chandra indicated the Board’s willingness to review a proposal for the proposed transaction and requested that NAVER submit a formal proposal if it remained interested in an acquisition. Both parties also agreed at that point that the potential commercial partnership and investment did not meet either party’s objectives at that point and discussions with respect to potential commercial partnership and investment were subsequently terminated.

On August 3, 2022, the Board held a regularly scheduled meeting, with members of Poshmark management and representatives of Goodwin also in attendance. Among other things, the Board discussed adopting resolutions forming a transaction committee of the Board (the “Transaction Committee”) to consider, review and evaluate any proposals made with respect to the potential commercial partnership and investment as well as any other potential strategic alternative or alternatives thereto, including, without limitation, Poshmark continuing to operate as an independent, publicly traded company. The Board discussed that the Transaction Committee was being formed for expediency of process, and not in response to any conflict of interest in relation to NAVER and its affiliates. The Board then adopted resolutions forming the Transaction Committee and appointed Mr. Navin Chaddha, Mr. Hans Tung, and Mr. Jeff Epstein, each an independent director, to the Transaction Committee and approved the reimbursement of all reasonable expenses incurred by such directors in connection with their service on the Transaction Committee.

On August 5, 2022, NAVER submitted a non-binding written proposal to acquire Poshmark for $16.50 per share in cash (the “August 5 proposal”). The $16.50 per share offer price implied a premium to Poshmark’s closing price on August 4, 2022 of approximately 38.7%. The August 5 proposal noted that it was not subject to any financing condition and that at the appropriate time and with the approval of the Board, NAVER would like to discuss the possibility of a rollover investment by a limited group of stockholders. NAVER also expressed the view that the retention of Poshmark’s current management and employees is critical to the future success of the business and they are important stakeholders in the potential transaction, and therefore at the appropriate time and with the approval of the Board, NAVER would welcome the opportunity to discuss potential go-forward incentive and alignment arrangements with Poshmark management. Poshmark’s management, including Mr. Chandra, was directed by the Board not to, and they did not, discuss any post-transaction employment or compensation terms for Poshmark management with any potential acquirers, with the sole exception that Mr. Chandra began such discussions with representatives of NAVER with the Board’s approval on September 22, 2022, as discussed below. In addition, Poshmark’s management team, including Mr. Chandra, was directed by the Board not to, and they did not, discuss any potential rollover investment in any potential acquirers. The August 5 proposal also included a request that Mr. Chandra, certain entities affiliated with Menlo Ventures, Mayfield XIII, Mayfield Select, GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. would be required to sign voting agreements and a request for a 30-day exclusivity period.

On August 6, 2022, the Transaction Committee held a meeting, with members of Poshmark management and representatives of Goldman Sachs and Goodwin also in attendance. Mr. Chandra provided the Transaction Committee with a status update regarding the potential transaction with NAVER and recent interactions with NAVER, noting that NAVER had submitted a non-binding proposal on August 5 to acquire Poshmark for $16.50 per share, and representatives of Goldman Sachs reviewed a summary of the material financial and economic aspects of NAVER’s proposal. The August 5 proposal was provided to the Transaction Committee prior to the meeting. Representatives of Goodwin discussed certain key terms that would be applicable to a potential transaction with NAVER. The Transaction Committee and its advisors discussed potential responses to NAVER’s August 5 proposal, and representatives of Goldman Sachs reviewed a list of strategic and financial sponsor counterparties to be considered by the Transaction Committee for inclusion in a potential market check, if the Board decided to conduct a market check. Following discussion, the Transaction Committee authorized Mr. Chandra to revert to NAVER to confirm receipt of the August 5 proposal and note that the Board would need to discuss and evaluate the proposal.

Later on August 6, 2022, as authorized by the Transaction Committee, Mr. Chandra called a representative of NAVER and conveyed that the Board would meet to discuss and evaluate the August 5 proposal.

On August 7, 2022, the Board held a meeting, with members of Poshmark management and representatives of Goldman Sachs and Goodwin in attendance for a portion of the meeting. Mr. Chandra provided the Board with a status update regarding the potential transaction with NAVER, including a discussion of recent interactions with NAVER and the August 5 proposal. Representatives of Goodwin again presented an overview of the directors’ fiduciary duties under Delaware law and discussed certain considerations for the Board when undertaking an evaluation of strategic alternatives, including a potential sale of the Company. The Board and its advisors then discussed the importance of understanding the Company LRP and the role that the Company LRP would play in the preliminary financial analyses to be performed by Goldman Sachs, at the Board’s direction. The Board and its advisors also discussed a potential pre-signing market check and the implications of entering into exclusivity with NAVER at this time. Representatives of Goldman Sachs reviewed a summary of key financial and economic terms of the August 5 proposal and the Board and its advisors discussed potential responses to NAVER, as well as considerations related to the timing and scope for a potential pre-signing market check. Representatives of Goldman Sachs reviewed a potential list of strategic and financial sponsor parties for the Board’s consideration and the Board and its advisors discussed the risks of leaks and management distraction based on the scope of the market check. Following discussion, the Board (i) directed Mr. Chandra, to revert to and encourage NAVER to submit an improved offer to improve NAVER’s chances of receiving a positive reaction from the Board to their proposal, and to indicate that the revised proposal would have to be “in the $20s” for the Board’s consideration as an effort to obtain a higher offer from NAVER, (ii) approved and reaffirmed the Company LRP, which was initially approved by the Board on July 5, 2022, and directed Goldman Sachs to use the Management Projections for the preparation of its preliminary financial analyses and (iii) authorized a pre-signing market check consistent with the discussion between the Board and representatives of Goldman Sachs, with the Transaction Committee determining the specific timing and scope of a pre-signing market check, and authorized representatives of Goldman Sachs to conduct such market check under the guidance of the Transaction Committee.

Immediately following the meeting, the Transaction Committee held a meeting, with members of Poshmark management and representatives of Goodwin also in attendance. The Transaction Committee and its advisors discussed the counterparties to be contacted in the pre-signing market check, and subsequent to the meeting, the Transaction Committee directed representatives of Goldman Sachs to contact four strategic counterparties (referred to herein as “Strategic Party A”, “Strategic Party B”, “Strategic Party C” and “Strategic Party D”) and a financial sponsor counterparty (referred to herein as “Financial Sponsor A”), who the Transaction Committee determined, after its discussions with representatives of Goldman Sachs, were the most likely potential parties to be interested in a transaction with Poshmark. The Transaction Committee and representatives of Goodwin then discussed NAVER’s desire to discuss the possibility of a rollover investment by a limited group of stockholders at the appropriate time and with the approval of the Board as indicated in their August 5 proposal, with representatives of Goodwin explaining the directors’ fiduciary duties under Delaware law and other considerations with respect to any request by NAVER that the directors or their affiliates participate in a rollover investment. Following discussion, the Transaction Committee directed representatives of Goodwin to continue to monitor any subsequent proposals by NAVER regarding any rollover investment.

Later on August 7, 2022, as authorized by the Board, Mr. Chandra called a representative of NAVER and conveyed the message of the Board that (i) the $16.50 per share offer price remained inadequate and (ii) the Board encouraged NAVER to submit an improved offer to improve NAVER’s chances of receiving a positive reaction from the Board to their proposal and the revised proposal would have to be “in the $20s” for the Board’s consideration.

On August 8, 2022, representatives of Goldman Sachs commenced the Company’s pre-signing market check with respect to Financial Sponsor A, Strategic Party A, Strategic Party B, Strategic Party C, and Strategic Party D in accordance with the directions of the Board and the Transaction Committee, in each case with the message that the Company was prepared to enter into a non-disclosure agreement with the counterparty to enable the counterparty to expeditiously receive access to value-determining due diligence and potentially submit a proposal for a potential transaction.

On August 15, 2022, the Company and Financial Sponsor A entered into a non-disclosure agreement that included a standstill provision that prohibited Financial Sponsor A, for an agreed-upon period from the date of the agreement, from offering to acquire or acquiring Poshmark, and from taking certain other actions, including soliciting proxies, without the prior consent of Poshmark (but did not include a so-called “don’t ask, don’t waive” provision), subject to the ability of Financial Sponsor A to make certain confidential proposals to the Company and to certain customary fall-away provisions to the standstill in the event of the entry into, commencement or public announcement of certain change of control transactions involving the Company and any third party.

Later that day, the Board held a meeting, with members of Poshmark management and representatives of Goldman Sachs and Goodwin also in attendance. Prior to the meeting, Poshmark had shared with members of Poshmark management certain management guidelines which, among other things, directed Poshmark management not to have any discussions regarding post-closing employment with NAVER until and unless approved and authorized by the Board or a committee thereof. Representatives of Goldman Sachs reviewed its preliminary financial analysis of the Company and the proposed $16.50 per share offer price from NAVER, which represented a 40% premium to Poshmark’s closing price on August 12, 2022 (the last full trading day prior to the Board meeting), and the Board discussed such analysis. Representatives of Goldman Sachs provided an update on the pre-signing market check, noting that a total of five potential counterparties had been contacted, with Financial Sponsor A entering into a non-disclosure agreement earlier that day. The Board then discussed the scope of the market check and concurred with the conclusions of the Transaction Committee, with the exception that one additional strategic party, Strategic Party E, should be considered for inclusion in the pre-signing market check. The Board directed representatives of Goldman Sachs to include Strategic Party E in the pre-signing market check. The Board and its advisors then discussed potential responses to NAVER and various tactical considerations with respect to such responses, and the Board unanimously authorized Mr. Chandra, to revert to NAVER with the message that its revised proposal would have to be “solidly in the $20s” for the Board’s consideration and Mr. Chandra conveyed such message to representatives of NAVER the following day.

From August 15, 2022 to August 16, 2022, representatives of NAVER traveled to Poshmark’s headquarters in San Francisco to attend in-person sessions to discuss growth strategy with Poshmark management. Such representatives of NAVER also met with the lead independent director of the Board to further discuss the potential transaction.

Also on August 15, 2022, the Company and Strategic Party D entered into a non-disclosure agreement that included a standstill provision that prohibited Strategic Party D, for an agreed-upon period from the date of the agreement, from offering to acquire or acquiring Poshmark, and from taking certain other actions, including soliciting proxies, without the prior consent of Poshmark. Such non-disclosure agreement contained a so-called “don’t ask, don’t waive” provision but permitted Strategic Party D to make certain confidential proposals to the Company and was subject to certain customary fall-away provisions to the standstill in the event of the entry into, commencement or public announcement of certain change of control transactions involving the Company and any third party.

On August 16, 2022, representatives of Goldman Sachs reached out to representatives of Strategic Party E as part of the Company’s pre-signing market check in accordance with the directions of the Board. Also on August 16, 2022, representatives of Strategic Party A and Strategic Party C each indicated to representatives of Goldman Sachs that such party would not further evaluate a potential transaction with Poshmark at this time.

From August 18, 2022 to August 23, 2022, representatives of Financial Sponsor A, Strategic Party B, Strategic Party D and Strategic Party E attended management presentations with Poshmark management, except that representatives of Strategic Party B did not receive any non-public confidential information regarding Poshmark given representatives of Strategic Party B, at Strategic Party B’s request, had not executed a confidentiality agreement prior to such presentation. Strategic Party B understood that if it chose to move forward subsequent to such initial meeting, Poshmark would require a customary confidentiality agreement between the parties.

On August 23, 2022, the Company and Strategic Party E entered into a non-disclosure agreement. Such non-disclosure agreement did not contain a standstill provision, but Strategic Party E understood a customary standstill provision would be required if Strategic Party E decided to move forward after the management presentation.

On August 24, 2022, representatives of Strategic Party B indicated to representatives of Goldman Sachs that such party would not further evaluate a potential transaction with Poshmark at this time.

On August 25, 2022, NAVER submitted a revised non-binding proposal to acquire Poshmark for $17.50 per share in cash (the “August 25 proposal”). The $17.50 per share offer price implied a premium to Poshmark’s closing price on August 24, 2022 of approximately 59.1% and represented a 6.1% increase on NAVER’s original offer price per share submitted on August 5, 2022. The August 25 proposal again noted that at the appropriate time and with the approval of the Board, NAVER would like to discuss the possibility of a rollover investment by a limited group of stockholders and potential go-forward arrangements with Poshmark management, and included a request for a 30-day exclusivity period. Poshmark’s management team, including Mr. Chandra, was again directed by the Board not to, and they did not, discuss any post-transaction employment or compensation terms for Poshmark management with representatives of NAVER, with the sole exception that Mr. Chandra began such discussions with the Board’s approval on September 22, 2022, as discussed below. In addition, Poshmark’s management team, including Mr. Chandra, was again directed by the Board not to, and they did not, discuss any potential rollover investment with representatives of NAVER.

On August 26, 2022, the Transaction Committee held a meeting, with members of Poshmark management and representatives of Goldman Sachs and Goodwin also in attendance. Representatives of Goldman Sachs provided a status update regarding the Company’s pre-signing market check, noting that all of the counterparties included in the market check, other than Financial Sponsor A, had declined to further evaluate a potential transaction with Poshmark at this time. Representatives of Goldman Sachs also provided a status update regarding a potential transaction with NAVER and recent interactions with NAVER, noting that NAVER had submitted the August 25 proposal. Representatives of Goldman Sachs summarized the material financial and economic aspects of NAVER’s revised proposal. The Transaction Committee then discussed tactical considerations relating to the Company’s potential responses to NAVER’s revised proposal, including that Poshmark would not entertain exclusivity until the parties were agreed on price, and the potential timeline to signing, and following discussion, instructed representatives of Goldman Sachs to discuss next steps with representatives of LionTree, including with respect to due diligence, and instructed representatives of Goodwin to prepare an initial draft of the merger agreement.

Also on August 26, 2022, at Financial Sponsor A’s request, Poshmark management attended a follow-up diligence session with representatives of Financial Sponsor A.

On August 27, 2022, the Board held a meeting, with members of Poshmark management and representatives of Goldman Sachs and Goodwin also in attendance. Representatives of Goldman Sachs provided a status update regarding the Company’s pre-signing market check, noting that all of the counterparties included in the market check, other than Financial Sponsor A, had declined to further evaluate a potential transaction with Poshmark at this time, explaining that (i) Strategic Party A found the present timing of a potential transaction with Poshmark challenging given internal developments, (ii) Strategic Party C, Strategic Party D and Strategic Party E all expressed respect for the platform, but said it was not high enough on their list of M&A priorities at that time and (iii) Strategic Party B questioned the strategic fit within its existing portfolio. Representatives of Goldman Sachs also provided a status update regarding a potential transaction with NAVER, noting that NAVER had submitted the August 25 proposal. Representatives of Goldman Sachs reviewed a summary of the material financial and economic aspects of NAVER’s revised proposal. The Board then discussed at length the potential timeline to entering into a definitive agreement with NAVER and next steps in the process, and representatives of Goodwin again provided the Board with an overview of the directors’ fiduciary duties in their evaluation of a proposed transaction. Representatives of Goodwin also presented a proposed set of certain non-price terms to be reflected in the initial draft of the proposed merger agreement that representatives of Goodwin would send to representatives of NAVER’s legal counsel, Kirkland & Ellis LLP (“Kirkland”). Following discussion, the Board unanimously (i) approved moving forward with a potential transaction with NAVER at a price per share at or above $17.50 so long as NAVER completes business diligence in an expedited manner and agrees to work towards signing prior to September 21, (ii) authorized Poshmark management and representatives of Goldman Sachs to continue to negotiate with NAVER to get the best price available and (iii) authorized representatives of Goodwin to send an initial draft of the merger agreement reflecting the non-price terms discussed with the Board. The Board also approved granting NAVER exclusivity for a limited period of time but only after NAVER confirms completion of its business diligence and provides a full markup of the merger agreement.

On August 27, 2022, Mr. Chandra sent an email to a representative of NAVER indicating that the Board was prepared to move forward with a proposed transaction at a price of $18.50 per share.

On August 29, 2022, representatives of Goodwin sent to representatives of Kirkland Poshmark’s initial draft of a proposed merger agreement for the proposed transaction. Representatives of Goodwin and Kirkland continued to negotiate and revise the merger agreement until the parties’ entry into the merger agreement on October 3, 2022. Representatives of Goodwin also sent to representatives of Kirkland an amendment to the non-disclosure agreement entered into by Poshmark and NAVER on January 11, 2022, which amendment included a standstill provision that prohibited NAVER, for an agreed-upon period from the date of the amendment, from offering to acquire or acquiring Poshmark, and from taking certain other actions, including soliciting proxies, without the prior consent of Poshmark (but did not include a so-called “don’t ask, don’t waive” provision), subject to the ability of NAVER to make certain confidential proposals to the Company and to certain customary fall-away provisions to the standstill in the event of the entry into or commencement or public announcement of certain change of control transactions involving the Company and any third party. Representatives of Goodwin and Kirkland continued to negotiate and revise the amendment to the non-disclosure agreement until the parties’ entry into the amendment on September 5, 2022.

On August 30, 2022 and August 31, 2022, representatives of NAVER and LionTree attended in-person business due diligence sessions at Poshmark’s headquarters.

Also on August 31, 2022, representatives of Goodwin sent to representatives of Kirkland Poshmark’s initial draft of a voting and support agreement to be entered into by certain Poshmark stockholders, including

Mr. Chandra, Mayfield XIII, Mayfield Select, GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Representatives of Goodwin and Kirkland continued to negotiate and revise the voting agreement until execution of the voting and support agreements concurrently with the execution of the merger agreement on October 3, 2022.

On September 2, 2022, representatives of Financial Sponsor A indicated to representatives of Goldman Sachs that such party would not further evaluate a potential transaction with Poshmark at this time, noting that if such party were to submit a proposal following completion of diligence, it would likely not be able to offer a meaningful premium. Also on September 2, 2022, representatives of Kirkland delivered a revised draft of the merger agreement and other transaction documents to representatives of Goodwin.

On September 7, 2022, a representative of NAVER called Mr. Chandra to verbally convey a revised proposal to acquire Poshmark at $17.80 per share (the “September 7 proposal”), noting that NAVER was still in the process of conducting due diligence, but was willing to improve its offer to $17.80 to continue to move the proposed transaction forward and that NAVER did not see any incremental value above $17.80 per share.

Later that day, the Transaction Committee held a meeting, with members of Poshmark management and representatives of Goldman Sachs and Goodwin also in attendance. Representatives of Goldman Sachs provided a status update regarding a potential transaction with NAVER and recent interactions with NAVER, noting that earlier that day, a representative of NAVER had verbally conveyed the September 7 proposal. Representatives of Goodwin also reviewed with the Transaction Committee key legal issues reflected in Kirkland’s mark-up of the initial draft merger agreement delivered to representatives of Goodwin on September 2, 2022 including (i) an initial outside date of six months following signing, shortened from the initially proposed nine months, (ii) a Company termination fee equal to 3.5% of equity value, increased from the initially proposed 2.75% of equity value and (iii) the right of NAVER to terminate the merger agreement and collect the Company termination fee if the Company or the Board materially breaches the no-shop provisions of the merger agreement. Representatives of Goodwin discussed such terms with the Transaction Committee. The Transaction Committee then discussed potential responses to NAVER’s September 7 proposal, taking into consideration the $17.80 per share offer price implied a premium to Poshmark’s closing price on September 8, 2022 of approximately 56.7%, the fact that the Board had authorized proceeding with a potential transaction with NAVER at a price at or above $17.50 per share, the limited number of outstanding issues in the draft merger agreement, and NAVER’s proposed timeline to entering into a definitive agreement by October 5, 2022. Following discussion, the Transaction Committee agreed it would be willing to move forward with a potential transaction with NAVER at a price of $17.80 per share but authorized Mr. Chandra to revert to NAVER with a counterproposal of $18.00 per share in order to obtain the best price possible and instructed representatives of Goldman Sachs to reach out to representatives of LionTree to convey the same message and also request a firm commitment on the timeline proposed by NAVER to enter into a definitive agreement by October 5, 2022.

On September 8, 2022, at the Board’s direction, representatives of Goldman Sachs called representatives of LionTree to convey a counterproposal at $18.00 per share, in accordance with the guidance of the Transaction Committee.

On September 9, 2022, a representative of NAVER called Mr. Chandra to propose a best and final offer of $17.90 per share (the “September 9 proposal”), subject to the parties entering into an exclusivity arrangement, which Mr. Chandra agreed to as authorized by the Board and the Transaction Committee.

Later that evening, in accordance with the directions of the Board and the Transaction Committee, representatives of Goodwin sent to representatives of Kirkland a markup of the exclusivity agreement. Representatives of Goodwin and Kirkland continued to exchange drafts of the exclusivity agreement until the parties’ entry into the exclusivity agreement on September 11, 2022, which granted NAVER exclusivity until September 26, 2022, subject to an automatic extension of such exclusivity period to 9:30 a.m. (New York time)

on October 6, 2022, upon NAVER’s written confirmation of (i) the per share offer price pursuant to the September 9 proposal and (ii) an anticipated signing date of no later than October 6, 2022.

On September 11, 2022, the Transaction Committee held a meeting, with members of Poshmark management and representatives of Goldman Sachs and Goodwin also in attendance. Mr. Chandra provided an update to the Transaction Committee on his call with a representative of NAVER on September 9, 2022, during which the parties agreed to move forward with a potential transaction at $17.90 per share as described above. Representatives of Goodwin also provided an update on the ongoing negotiations of (i) the merger agreement, noting that the parties were aligned on path forward with respect to a majority of the material issues presented in the current markup of the merger agreement, subject to the Transaction Committee’s approval of such positions, and that the parties were otherwise conceptually aligned on the remaining few issues and (ii) the exclusivity agreement, which representatives of Goodwin noted was in substantially final form. Following discussion, the Transaction Committee authorized Poshmark management to enter into the exclusivity agreement and instructed representatives of Goodwin to send back to representatives of Kirkland markups of the definitive agreements reflecting the positions discussed and continue to negotiate such agreements. Over the course of the ensuing period of time until the parties entered into the merger agreement on October 3, 2022, the parties finalized their negotiation of the terms of the merger agreement and related ancillary documents pertaining to the proposed transaction, with the representatives of Goodwin and Kirkland continuing to exchange drafts of such documents.

Throughout this period of discussions and negotiations, NAVER continued a detailed due diligence review of Poshmark, including without limitation through access to extensive business, financial, accounting, tax, intellectual property and legal related documentation made available in an electronic data room. From September 11, 2022 to September 20, 2022, Poshmark management and representatives of Goldman Sachs and Goodwin proceeded to conduct multiple additional due diligence management sessions with representatives of NAVER and its third party advisors. Poshmark management and representatives of Goldman Sachs and Goodwin also continued to respond to NAVER’s due diligence requests until the parties’ entry into the merger agreement on October 3, 2022.

Subsequent to the parties agreeing on valuation and the material non-financial transaction terms as a basis for moving forward towards a potential transaction, on September 17, 2022, representatives of Kirkland requested that NAVER be permitted to initiate discussions with Mr. Chandra regarding Mr. Chandra’s potential post-closing employment with NAVER and the terms thereof. Representatives of Kirkland stated NAVER’s position that such discussions and agreement with respect to post-closing employment terms for Mr. Chandra would be a condition to signing a definitive agreement with respect to the proposed transaction.

On September 19, 2022, the Transaction Committee held a meeting, with members of Poshmark management, at the request of the Board and Transaction Committee, and representatives of Goldman Sachs and Goodwin also in attendance. Representatives of Goldman Sachs provided a status update regarding the potential transaction with NAVER and recent interactions with NAVER and LionTree. The Transaction Committee and its advisors discussed recent trading patterns in Poshmark common stock, particularly relative to peers and the broader market since entering into exclusivity with NAVER. Representatives of Goodwin then provided an update on the various transaction documents being negotiated with NAVER, noting that the parties were in agreement on all material terms. Representatives of Goodwin also noted NAVER’s request to initiate discussions with Mr. Chandra regarding Mr. Chandra’s potential post-closing employment with NAVER and the terms thereof. Following extensive discussion, and in light of the parties having agreed on valuation and the material non-financial transaction terms as a basis for moving forward towards a potential transaction, the Transaction Committee unanimously authorized Mr. Chandra to have such discussions with NAVER, subject to (i) Mr. Chandra providing timely updates on any such discussions to representatives of Goodwin which representatives of Goodwin would communicate to the Transaction Committee and the Board and (ii) Mr. Chandra retaining his own legal counsel. Mr. Chandra retained his own legal counsel on September 14, 2022, and between September 22, 2022, and October 3, 2022, Mr. Chandra negotiated his post-closing compensatory arrangements with NAVER and arrived at an agreement on such terms (see the section titled “New

Arrangements with Company Executive Officers”). Prior to these developments and negotiations commencing on September 22, 2022, Mr. Chandra did not discuss the terms of his potential post-closing employment or compensation with any representatives of NAVER.

On September 26, 2022, representatives of Kirkland delivered NAVER’s written confirmation of (i) the per share offer price pursuant to the September 9 proposal and (ii) an anticipated signing date of no later than October 6, 2022, extending the exclusivity period to 9:30 a.m. (New York time) on October 6, 2022.

On September 28, 2022, NAVER submitted a proposal for Mr. Chandra’s post-closing compensation arrangements. Over the course of the ensuing period of time until the parties entered into the merger agreement on October 3, 2022, Mr. Chandra and NAVER finalized their negotiation of the terms of the binding employee term sheet and holdback agreement, described in further detail in the section titled “New Arrangements with Company Executive Officers.”

On October 2, 2022, the Transaction Committee held a meeting, with members of Poshmark management and representatives of Goldman Sachs and Goodwin also in attendance. Representatives of Goodwin provided a general update on the status of the various transaction documents as well as the ongoing discussions between Mr. Chandra and NAVER regarding his post-closing employment and compensation arrangement. The Transaction Committee and its advisors then discussed the recent trading performance of Poshmark common stock, particularly relative to peers and the broader market since entering into exclusivity with NAVER and representatives of Goldman Sachs also reviewed its preliminary financial analysis of the Company and NAVER’s proposed $17.90 per share offer price. Representatives of Goodwin also provided an update on Mr. Chandra’s discussions with NAVER regarding his post-closing employment and compensation arrangement and noted that representatives of Goodwin have been kept apprised of and included in many of those discussions. The Transaction Committee then held an executive session during which members asked questions regarding the key terms of Mr. Chandra’s post-closing employment and compensation arrangement and timing of negotiations.

On October 3, 2022, the Board met to review the final terms of the proposed definitive agreement between Poshmark and NAVER and related ancillary documents, copies of which were provided to the Board in advance of the meeting, and to vote on whether to approve entry into the proposed definitive agreement with NAVER. Members of Poshmark management and representatives of Goldman Sachs and Goodwin also attended the meeting. Representatives of Goodwin reviewed the final terms of the proposed definitive agreement between Poshmark and NAVER. Representatives of Goodwin also reminded the Board of the employment and compensation discussions between Mr. Chandra and NAVER, noting that, as previously authorized by the Board, Mr. Chandra had engaged in discussions with NAVER, with representatives of Goldman Sachs and Goodwin participating in certain discussions at the request of the Board and Transaction Committee, and summarized the key terms of Mr. Chandra’s post-closing employment with NAVER and related compensation arrangement. Such arrangements are described in further detail in the section titled “New Arrangements with Company Executive Officers.” Members of the Transaction Committee then presented the formal recommendation of the Transaction Committee with respect to the proposed transaction, including that it was the Transaction Committee’s determination to favorably recommend that the Board approve the proposed transaction. At the request of the Board and Transaction Committee, representatives of Goldman Sachs reviewed with the Board its financial analysis of the Company and the proposed Merger Consideration of $17.90 per share of Company common stock in cash and delivered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated October 3, 2022, to the effect that, as of October 3, 2022 and based upon and subject to the factors and assumptions set forth therein, the $17.90 in cash per share of Company common stock to be paid to the holders (other than NAVER and its affiliates) of shares of Company common stock, taken in the aggregate, pursuant to the Merger Agreement was fair from a financial point of view to such holders. For a detailed discussion of Goldman Sachs’ opinion, please see the section titled “Opinion of Goldman Sachs.” After discussions of the proposed transaction with NAVER and the matters summarized for the Board at the meeting, the Board then unanimously (i) determined that it was in the best interests of Poshmark and its stockholders, and declared it advisable, to enter into the merger agreement with NAVER and consummate the merger, (ii) approved the execution, delivery and performance of the merger agreement with NAVER, (iii) recommended that Poshmark stockholders adopt the merger agreement with NAVER and (iv) directed that such matter be submitted for consideration of Poshmark stockholders at a special meeting of Poshmark stockholders.

After the Board meeting on October 3, 2022, Poshmark and NAVER executed and delivered the merger agreement, and Mr. Chandra, Mayfield XIII, Mayfield Select, GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P executed and delivered voting and support agreements. Subsequent to the execution of the merger agreement and the voting and support agreements, Poshmark and NAVER issued a press release publicly announcing the transaction.

Reasons for the Merger; Recommendation of the Poshmark Board

The Board carefully reviewed and considered the proposed Merger in consultation with Poshmark’s senior management and legal and financial advisors and, upon the unanimous recommendation of the Transaction Committee, the Board unanimously: (1) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger; (2) approved the execution, delivery and performance of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (3) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (4) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Board recommends that stockholders vote “FOR” adoption of the Merger Agreement at the Special Meeting.

In reaching their decision to approve the Merger Agreement, and to recommend that Poshmark stockholders adopt the Merger Agreement, the Board and the Transaction Committee considered the following positive reasons to support the Merger Agreement:

•	the fact that the price of $17.90 per share in cash payable in the Merger provides certainty, immediate and attractive value and liquidity to Poshmark stockholders;

•	the financial strength of NAVER and its ability to fund the Merger Consideration with cash on hand;

•	the absence of any financing condition in the Merger Agreement;

•

the current and historical market prices of Poshmark common stock, including the market performance of Poshmark Class A common stock in light of current industry, market and macroeconomic conditions, and the fact that the $17.90 per share to be received by Poshmark stockholders in the Merger represents a substantial premium of approximately 15% of Poshmark’s Class A common stock closing price as of October 3, 2022, a 34% premium to the 30-day VWAP and a 48% to the 90-day VWAP of Poshmark Class A common stock;

•

the belief that the $17.90 per share in cash payable in the Merger was more favorable to Poshmark stockholders on a risk-adjusted, time-adjusted basis than the other alternatives reasonably available to Poshmark, including;

•

the continued operation of Poshmark on a standalone basis and the pursuit of other potential actionable strategic or financial transactions, including an investment by and commercial partnership with Parent as discussed between the parties prior to exploring a potential sale transaction with Parent;

•

the Board’s assessment of Poshmark’s business, assets and prospects, its competitive position and historical and projected financial performance, which assessment included consideration of the following factors among others: (i) Poshmark’s growth rate and concerns about macroeconomic conditions; (ii) nature of Poshmark’s industry, including competition from a range of competitors, including both online and offline retailers; (iii) the need to continually innovate, improve and enhance Poshmark’s platform in response to Poshmark users’ evolving needs; (iv) challenges Poshmark has faced in its standalone efforts to expand internationally; (v) incremental regulatory requirements; and (vi) the investments that would be required in connection with Poshmark’s long-term plan;

•

possible strategic transactions with third parties other than Parent, taking into account the financial capacity, risk of leaks, regulatory considerations and other execution risks associated with potential alternative bidders; and

•

the fact that a pre-signing market check, which included outreach to five strategic counterparties and one financial sponsor counterparty, did not result in likely actionable interest within the foreseeable near term (as described in more detail under the section titled “The Merger - Background of the Merger”).

•

the belief that, after negotiations with Parent and its representatives (as described in more detail under the section titled “The Merger - Background of the Merger”), $17.90 per share was the highest price that Parent was willing to pay as of the date of execution of the Merger Agreement and that the terms of the Merger Agreement include the most favorable terms to Poshmark, in the aggregate, to which Parent would be willing to agree;

•	the Board’s assessment of the terms of the Merger Agreement relating to Poshmark’s ability to respond to unsolicited acquisition proposals, including:

•

Poshmark’s right to provide non-public information in response to, and to discuss and negotiate, certain unsolicited acquisition proposals made before Company shareholder approval of the Merger is obtained; and

•

Poshmark’s ability to terminate the Merger Agreement prior to obtaining Company shareholder approval of the Merger, in specified circumstances relating to a superior proposal, subject to payment of a termination fee of $52,913,000, which the Board believes to be reasonable under the circumstances and not an impediment to a competing transaction;

•

the Board’s assessment that the likelihood of completion of the Merger and the relatively low risk of regulatory challenges to the transaction are significant factors in support of the transaction, in light of, among other things:

•	the lack of competitive overlaps between the businesses of Poshmark and Parent;

•

the obligations of Parent and Poshmark under the Merger Agreement to use reasonable best efforts to take all action reasonably necessary to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act applicable to the Merger, including Parent’s obligation to refrain from certain acquisition activity that would reasonably be expected to exacerbate such challenges;

•	the absence of a financing condition in the Merger Agreement and the fact that Parent has a substantial amount of cash on its balance sheet; and

•

the conditions to closing contained in the Merger Agreement, which the Board believes are reasonable and customary, and which, in the case of the conditions related to the accuracy of the Company’s representations and warranties, are generally subject to a Company Material Adverse Effect (as defined in the section of this proxy statement titled “The Merger Agreement - Representations and Warranties”);

•

the Board’s consideration of the financial analyses presented by representatives of Goldman Sachs at the Board’s meeting on October 3, 2022, as well as the oral opinion of Goldman Sachs, which was subsequently confirmed by delivery of a written opinion, dated October 3, 2022, to the effect that, as of October 3, 2022, and based upon and subject to the factors and assumptions set forth therein, the $17.90 in cash per share of Poshmark common stock to be paid to the holders (other than NAVER and its affiliates) of shares of Poshmark common stock, taken in the aggregate, pursuant to the Merger Agreement was fair from a financial point of view to such holders, as more fully described under the section of this proxy statement titled “Opinion of Goldman Sachs”, which full text of the written opinion of Goldman Sachs is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•	the fact that Poshmark has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the Merger;

•	the fact that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a high standard applied by courts;

•	the end date of April 3, 2023 (subject to extension under certain circumstances), which is expected to allow for sufficient time to complete the Merger;

•

the availability of statutory appraisal rights to Poshmark stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL;

•

the fact that the Merger Agreement was approved by the Board, which is comprised of a majority of independent directors who are not employees of Poshmark or any of its subsidiaries, and which received advice from the Company’s outside financial and legal advisors in evaluating, negotiating and recommending the terms of the Merger Agreement;

•	the fact that the consideration and negotiation of the Merger Agreement was conducted through extensive arm’s-length negotiations;

•	Poshmark’s rights to specific performance under the terms of the Merger Agreement; and

•

the fact that stockholders representing greater than a majority of the outstanding voting power of Poshmark’s common stock entered into Voting Agreements concurrently with the execution of the Merger Agreement.

In the course of its deliberations, the Board and the Transaction Committee also considered, among other things, the following negative factors:

•

the fact that Poshmark stockholders will have no ongoing equity participation in Poshmark following the Merger (other than as described in the section titled “New Arrangements with Company Executive Officers”) and therefore will cease to participate in the future earnings of growth that Poshmark may achieve;

•	the fact that the Merger Agreement does not provide Poshmark with an opportunity to actively solicit alternative bids after entry into the Merger Agreement;

•

the possibility that the Merger is not completed as a result of failure to obtain required regulatory clearances or the institution of regulatory injunctions in the United States, or the failure of other closing conditions;

•	the risk and costs of stockholder or third-party litigation relating to the Merger;

•	the risks and costs to Poshmark if the Merger is not completed;

•

the potential uncertainty about the likelihood, timing or effects of completion of the Merger, including on Poshmark’s stockholders, employees, potential and existing customers, sellers, users and other parties, and the risk that such uncertainty may impair Poshmark’s ability to attract, retain and motivate key personnel and could cause third parties to seek to change or not enter into business relationships with Poshmark;

•	the restrictions on the conduct of Poshmark’s business before completion of the Merger, generally requiring Poshmark to use reasonable best efforts to conduct its business in the ordinary course and prohibiting Poshmark from taking certain specified actions, subject to specific limitations, which may delay or prevent Poshmark from undertaking business opportunities, anticipated or not, that may arise;

•

the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Poshmark management required to complete the Merger, which may distract management, disrupt its business operations and have a negative effect on its financial results;

•	the possibility that Poshmark may be required to pay a termination fee equal to $52,913,000 under certain circumstances;

•	the other transaction costs to be incurred in connection with the Merger;

•

the fact that the receipt of cash by Poshmark stockholders in exchange for their shares of common stock will generally be a taxable transaction to Poshmark stockholders for U.S. federal income tax purposes; and

•

the interests that certain Poshmark directors and executive officers may have with respect to the Merger, in addition to their interests as Poshmark stockholders generally, as described in the section of this proxy statement titled “Interests of Poshmark’s Directors and Executive Officers in the Merger.”

The preceding discussion of the information and factors considered by the Board and the Transaction Committee is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with their evaluation of the Merger and the complexity of these matters, the Board and the Transaction Committee did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. In considering the factors described above and any other factors, individual members of the Board and the Transaction Committee may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Board and the Transaction Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board or the Transaction Committee, but rather the Board and the Transaction Committee conducted an overall review of the factors described above, including discussions with Poshmark’s senior management and legal and financial advisors.

The foregoing discussion of the reasoning of the Board and the Transaction Committee and certain information presented in this section is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement titled “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of Goldman Sachs

At a meeting of the Poshmark Board held on October 3, 2022, Goldman Sachs rendered its opinion to the Poshmark Board that, as of October 3, 2022, and based upon and subject to the factors and assumptions set forth therein, the $17.90 in cash per share of Poshmark common stock to be paid to the holders (other than NAVER and its affiliates) of shares of Poshmark common stock, taken in the aggregate, pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated October 3, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Poshmark Board in connection with its consideration of the Merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Poshmark common stock should vote with respect to the Merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Poshmark for the two years ended December 31, 2021;

•	Poshmark’s Registration Statement on Form S-1, including the prospectus contained therein last amended on January 13, 2021, relating to an initial public offering of the Poshmark common stock;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Poshmark;

•	certain other communications from Poshmark to its stockholders;

•	certain publicly available research analyst reports for Poshmark;

•

certain internal financial analyses and forecasts for Poshmark prepared by its management, as approved for Goldman Sachs’ use by Poshmark, which, together with the Tax Attributes Forecasts (as defined in the section titled “Certain Financial Projections”), are referred to as the Management Projections (as defined and summarized in the section titled “Certain Financial Projections”); and

•

certain net operating loss projections for Poshmark prepared by its management, as approved for Goldman Sachs’ use by Poshmark, which are referred to as the Tax Attributes Forecasts (as defined in the section titled “Certain Financial Projections”).

Goldman Sachs also held discussions with members of the senior management of Poshmark regarding their assessment of the past and current business operations, financial condition and future prospects of Poshmark; reviewed the reported price and trading activity for the shares of Class A common stock; compared certain financial and stock market information for Poshmark with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the technology industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering this opinion, Goldman Sachs, with the consent of the Poshmark Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Poshmark Board that the Management Projections were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Poshmark. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Poshmark or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Poshmark to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to Poshmark; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than NAVER and its affiliates) of shares of Poshmark common stock as of the date of the opinion, of the $17.90 in cash per share of Poshmark common stock to be paid to such holders, taken in the aggregate, pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including any allocation of the aggregate consideration payable to the holders of shares of Poshmark common stock pursuant to the Merger Agreement, including among the holders of shares of Class A common stock and Class B common stock, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Poshmark; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Poshmark, or class of such persons, in connection with the Merger, whether relative to the $17.90 in cash per share of Poshmark common stock to be paid to the holders (other than NAVER and its affiliates) of shares of Poshmark common stock, taken in the aggregate, pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which the Poshmark common stock will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on Poshmark, NAVER or the Merger, or as to the impact of the Merger on the solvency or viability of Poshmark or NAVER or the ability of Poshmark or NAVER to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Poshmark Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 30, 2022, the last trading day before the date of the public announcement of the Merger, and is not necessarily indicative of current market conditions.

Summary of Material Financial Analysis of Goldman Sachs

Implied Premia Analysis. Goldman Sachs calculated and compared certain implied premia described below based on the $17.90 in cash per share of Poshmark common stock to be paid to holders of shares of Poshmark common stock (other than NAVER and its affiliates) pursuant to the Merger Agreement.

Goldman Sachs calculated the implied premia represented by the $17.90 in cash per share of Poshmark common stock relative to:

•	the closing price per share of Class A common stock as of September 30, 2022 (the last trading day before the date of the public announcement of the Merger);

•	the VWAP per share of Class A common stock for the 30-day period ended September 30, 2022; and

•	the VWAP per share of Class A common stock for the 90-day period ended September 30, 2022.

The results of these calculations and comparisons were as follows:

Poshmark Class A Common Stock Reference Price Per Share	Implied Premium Represented by $17.90 per Share of Poshmark Class A Common Stock
September 30, 2022 closing price of $15.67	14%
VWAP of $13.21 for the 30-day period ended on September 30, 2022	36%
VWAP of $12.01 for the 90-day period ended on September 30, 2022	49%

Illustrative Present Value of Future Share Price Analyses. Goldman Sachs performed illustrative analyses of the implied present value of an illustrative future value per share of Poshmark common stock, which is designed to provide an indication of the present value of a theoretical future value of Poshmark’s equity as a function of Poshmark’s financial multiples. For these analyses, Goldman Sachs used the Management Projections (including the Tax Attributes Forecasts as provided by Poshmark’s management) for each of the fiscal years 2023, 2024, 2025 and 2026. Goldman Sachs first calculated the implied future enterprise values of Poshmark as of December 31 for each of the fiscal years 2023, 2024 and 2025 in two ways: first, by applying a range of enterprise values to Poshmark’s next twelve months (“NTM”) revenue multiples (which is referred to as “EV/NTM revenue multiple”) of 1.5x to 3.0x to estimates of Poshmark’s revenue as reflected in the Management Projections for each of the fiscal years 2023, 2024 and 2025 (the “Revenue Multiple Method”), and second, by applying a range of enterprise values to Poshmark’s NTM gross profit multiples (which is referred to as “EV/NTM gross profit multiple”) of 1.75x to 3.50x to estimates of Poshmark’s gross profit for each of the fiscal years 2023, 2024 and 2025 (the “Gross Profit Multiple Method”) as reflected in the Management Projections. These illustrative EV/NTM revenue multiples and illustrative EV/NTM gross profit multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, current and historical EV/NTM revenue multiples and EV/NTM gross profit multiples for Poshmark, respectively, during the one-month, three-month, six-month and one-year periods ending September 30, 2022, and the period starting on the date of Poshmark’s initial public offering and ending on September 30, 2022.

For each of the Revenue Multiple Method and the Gross Profit Multiple Method, Goldman Sachs then subtracted the amount of Poshmark’s projected debt and added the amount of Poshmark’s projected cash (excluding funds payable to customers and the Suede One earnout estimate) as of December 31, 2023, 2024 and 2025, each as reflected in the Management Projections, from the range of respective implied enterprise values in order to derive a range of illustrative equity values for Poshmark as of December 31, 2023, 2024 and 2025. In each case, Goldman Sachs then divided these implied equity values by the projected number of fully diluted outstanding shares of Poshmark common stock as of December 31, 2023, 2024 and 2025, each as provided by Poshmark’s management and approved for Goldman Sachs’ use by Poshmark’s management, using the treasury stock method, and NTM revenue multiples of 1.5x to 3.0x (with respect to the Revenue Multiple Method) and NTM gross profit multiples of 1.75x to 3.5x (with respect to the Gross Profit Multiple Method), to derive a range of implied future equity values per share of Poshmark common stock.

For each of the Revenue Multiple Method and the Gross Profit Multiple Method, Goldman Sachs then discounted these implied future equity values back one and a half years, two and a half years, and three and a half years, respectively, using an illustrative discount rate of 15.0%, reflecting an estimate of Poshmark’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for Poshmark, as well as certain financial metrics for the United States financial markets generally. These analyses resulted in a range of implied present values of $9.30 to $17.51 per share of Poshmark common stock under the Revenue Multiple Method and $9.12 to $17.15 per share of Poshmark common stock under the Gross Profit Multiple Method.

Illustrative Discounted Cash Flow Analysis. Using the Management Projections including the Tax Attributes Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Poshmark to derive a range of illustrative present values per share of Poshmark common stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 12.5% to 15.0%, reflecting estimates of Poshmark’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2022 (i) estimates of unlevered free cash flow for Poshmark for the third and fourth quarters of 2022 and the fiscal years 2023 through 2032 as reflected in the Management Projections and (ii) a range of illustrative terminal values for Poshmark, which were calculated by applying perpetuity growth rates ranging from 2.0% to 4.0% to a terminal year estimate of the unlevered free cash flow to be generated by Poshmark, as reflected in the Management Projections (which analysis implied exit terminal year EV/revenue multiples ranging from 1.1x to 1.8x). In addition, using discount rates ranging from 12.5% to 15.0%, reflecting an estimate of Poshmark’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2022 the estimated benefits of Poshmark’s net operating losses for the ten-and-a-half-year period through the year ending 2032, as reflected in the Tax Attributes Forecasts (as summarized in the section titled “Certain Financial Projections”). Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including Poshmark’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Poshmark, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates for Poshmark was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Management Projections and market expectations regarding long-term real growth of gross domestic product and inflation.

Goldman Sachs derived ranges of illustrative enterprise values for Poshmark by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Poshmark the debt of Poshmark as of June 30, 2022 of $0 and added the amount of Poshmark’s cash (excluding funds payable to customers and the Suede One earnout estimate) of $433.5 million as of June 30, 2022, in each case, as provided by Poshmark’s management and approved for Goldman Sachs’ use by Poshmark’s management, and added the net present value of cash tax savings from net operating loss carryforwards, as reflected in the Management Projections including the Tax Attributes Forecasts, to derive a range of illustrative equity values for Poshmark. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Poshmark common stock as of September 30, 2022, as provided by Poshmark’s management and approved for Goldman Sachs’ use by Poshmark’s management, using the treasury method, to derive a range of illustrative present values per share of Poshmark common stock ranging from $12.19 to $17.71.

Premia Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced during the time period from July 1, 2017 through September 30, 2022 involving a public company in the technology industry as the target where the disclosed enterprise values for the transaction were above $500 million. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premia of the price paid in each of the 112 transactions relative to the target’s last undisturbed closing stock price prior to a leak or rumor of transaction. This analysis indicated a median premium of 32% across the period. This analysis also indicated a 25th percentile premium of 23% and 75th percentile premium of 50% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premia of 23% to 50% to the closing price per share of Class A common stock of $15.67 as of September 30, 2022 and calculated a range of implied equity values per share of Poshmark common stock of $19.30 to $23.47.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Poshmark or NAVER or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Poshmark Board as to the fairness from a financial point of view to the holders (other than NAVER and its affiliates) of shares of Poshmark common stock as of the date of the opinion, of the $17.90 in cash per share of Poshmark common stock to be paid to such holders, taken in the aggregate, pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Poshmark, NAVER, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts.

The Merger Consideration was determined through arm’s-length negotiations between Poshmark and NAVER and was approved by the Poshmark Board. Goldman Sachs provided advice to Poshmark during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Poshmark or the Poshmark Board or that any specific amount of consideration constituted the only consideration for the Merger.

As described above, Goldman Sachs’ opinion to the Poshmark Board was one of many factors taken into consideration by the Poshmark Board in making its determination to approve the Merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Poshmark, NAVER, any of their respective affiliates and third parties, including Mayfield Fund, L.L.C. (“Mayfield”), a significant shareholder of Poshmark, and its affiliates and, as applicable, portfolio companies, or any currency or commodity that may be involved in the Merger. Goldman Sachs has acted as financial advisor to Poshmark in connection with, and has participated in certain of the negotiations leading to, the Merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to Poshmark and/or its affiliates from time to time for which its Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as underwriter with respect to the initial public offering of 7,590,000 shares of Poshmark’s Class A common stock in January 2021. During the two-year period ended October 3, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Poshmark and/or its affiliates of approximately $7.8 million. During the two-year period ended October 3, 2022, the Investment Banking Division of Goldman Sachs has not been engaged by NAVER or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended October 3, 2022, the Investment Banking Division of Goldman Sachs has not been engaged by Mayfield or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Poshmark, NAVER, Mayfield, and their respective affiliates and, as applicable, portfolio companies for which its Investment Banking Division may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Mayfield and its affiliates from time to time and may have invested in limited partnership units of affiliates of Mayfield from time to time and may do so in the future.

The Poshmark Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated March 22, 2022, Poshmark engaged Goldman Sachs to act as its financial advisor in connection with its evaluation of a potential strategic transaction, including the Merger. The engagement letter between Poshmark and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $35.2 million, $400,000 of which became payable in cash in quarterly installments with the first installment being payable three months following the date of the engagement letter, and the remainder of which is contingent upon consummation of the Merger. In addition, Poshmark has agreed to reimburse Goldman Sachs for certain of its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under federal securities laws.

Certain Financial Projections

Summary of Projections

Except for quarterly financial outlooks issued in connection with its ordinary course earnings announcements, Poshmark does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections, especially over the longer term periods. In connection with the evaluation of the Merger, however, Poshmark’s management prepared the Management Projections. As more fully described in the background section, the Board directed Goldman Sachs to use and rely on the Management Projections for purposes of Goldman Sachs’ financial analyses and fairness opinion as described in the section of this proxy statement captioned - “Opinion of Goldman Sachs.” Poshmark is including a summary of the Management Projections in order to provide Poshmark stockholders with access to information that was made available to the Board and the Transaction Committee in connection with their evaluation of the Merger and the Merger Consideration. The Management Projections (excluding the Tax Attributes Forecasts) were also made available to Parent, Proton Parent and Merger Sub prior to signing the definitive agreement.

The following tables present a summary of the Management Projections.

($ in millions)	Q3 22E	Q4 22E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	Terminal Year
Total GMV	$493	$517	$2,331	$2,820	$3,506	$4,229	$4,936	$5,639	$6,294	$6,918	$7,516	$8,076	$8,076
Total Revenue	$91	$96	$447	$551	$694	$846	$998	$1,152	$1,300	$1,445	$1,586	$1,726	$1,726
Gross Profit	$76	$80	$375	$462	$582	$710	$837	$966	$1,090	$1,211	$1,329	$1,445
Adjusted EBITDA (Unburdened by SBC)	($13)	($11)	($30)	$1	$30	$65	$114	$172	$233	$302	$371	$446	$446
Unlevered Free Cash Flow	($13)	($21)	($60)	($42)	($17)	$13	$43	$80	$117	$158	$202	$250	$249

The following table is a summary of the Tax Attributes Forecasts.

($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
NOL Balance	$219	$296	$346	$379	$382	$343	$252	$111	$0	$0	$0

The following tables are summaries of Poshmark’s projected cash and the projected number of fully diluted outstanding shares of Poshmark common stock as of December 31, 2023, 2024 and 2025.

Future Share Price Metrics[1]
	2023 YE	2024 YE	2025 YE
NTM Total Revenue	$551	$694	$846
Debt	0	0	0
Cash (Ex. Funds Payable to Customers & Suede One Earnout)	363	329	314
Fully Diluted Shares Outstanding	95.15	98.18	101.43

Note: Based on 30-Jun-2022 valuation date and 15.0% cost of equity. 31-Dec fiscal year end. Fully diluted shares outstanding are calculated based on Poshmark Capitalization and the treasury stock method.

[1]	FDSO metrics shown reflect 2.25x NTM Gross Revenue multiple.

Future Share Price Metrics[1]
	2023 YE	2024 YE	2025 YE
NTM Total Gross Profit	$462	$582	$710
Debt	0	0	0
Cash (Ex. Funds Payable to Customers & Suede One Earnout)	363	329	314
Fully Diluted Shares Outstanding	95.11	98.09	101.28

Note: Based on 30-Jun-2022 valuation date and 15.0% cost of equity. 31-Dec fiscal year end. Fully diluted shares outstanding are calculated based on Poshmark Capitalization and the treasury stock method.

[1]	FDSO metrics shown reflect 2.75x NTM Gross Profit multiple.

Important Information Regarding the Management Projections

The Management Projections were developed by Poshmark management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement. Furthermore, the Management Projections do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement to be completed and should not be viewed as accurate or continuing in that context. Although the Management Projections are presented with numerical specificity, they were based on numerous variables and assumptions made by Poshmark management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Poshmark’s business, all of which are difficult or impossible to predict accurately and many of which are beyond Poshmark’s control. The Management Projections constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Management Projections, including, but not limited to, Poshmark’s performance, industry performance, general business and economic conditions, customer requirements, staffing levels, competition, adverse changes in applicable laws, regulations or rules, the ability to successfully pursue and complete acquisitions, and the various risks set forth in Poshmark’s reports filed with the SEC. There can be no assurance that the Management Projections will be realized or that actual results will not be significantly higher or lower than the Management Projections. The Management Projections cover several years, and such information by its nature becomes increasingly unreliable with each successive year. In addition, the Management Projections will be affected by Poshmark’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Management Projections reflect assumptions as to certain business decisions that are subject to change and cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Management Projections should not be regarded as an indication that Poshmark, Goldman Sachs, NAVER, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Management Projections will be necessarily predictive of actual future events.

None of Poshmark, the Board, Goldman Sachs, NAVER or any of their respective affiliates, advisors or other representatives makes any representation or warranty to any stockholder regarding the validity, reasonableness, accuracy or completeness of the Management Projections or the ultimate performance of Poshmark relative to the Management Projections. In the view of Poshmark management, the Management Projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments of Poshmark management at the time and presented, to the best of Poshmark management’s knowledge and belief, the expected course of action and Poshmark’s expected future financial performance as of the date such information was prepared.

The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about Poshmark contained in Poshmark’s public filings with the SEC. For more information, please see the section of this proxy statement captioned - “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Management Projections, Poshmark stockholders are cautioned not to place undue, if any, reliance on the Management Projections.

The Management Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of Management Projections. The Management Projections included in this proxy statement have been prepared by, and are the responsibility of, Poshmark management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Management Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into this proxy statement relates to the Company’s previously issued financial statements. It does not extend to the Management Projections and should not be read to do so.

Adjusted EBITDA (Unburdened by SBC) and Unlevered Free Cash Flow contained in the Management Projections summarized above are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. The non-GAAP financial measures used in the Management Projections were relied upon by Goldman Sachs, as directed by the Board and as provided by Poshmark’s management and approved for Goldman Sachs’ use by Poshmark’s management, for purposes of its opinion and by the Board and the Transaction Committee in connection with their evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Goldman Sachs for purposes of its opinion or by the Board or the Transaction Committee in connection with their evaluation of the Merger. Accordingly, Poshmark has not provided a reconciliation of the financial measures included in the Management Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Poshmark may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The summary of such information above is included solely to give Poshmark stockholders access to the information that was made available to the Board of Directors, the Transaction Committee, Goldman Sachs, Parent, Proton Parent and Merger Sub, and is not included in this proxy statement in order to influence any Poshmark stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares of Poshmark common stock. In addition, the Management

Projections have not been updated, corrected or otherwise revised to reflect transactions, events, information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, none of Poshmark, the Board, Goldman Sachs, NAVER nor any of their respective affiliates, advisors or other representatives intend to, and each of them disclaims any obligations to update, correct or otherwise revise the Management Projections if any or all of it has changed or changes, even in the event that any or all of the underlying assumptions are shown to be in error. Since the Management Projections were created, Poshmark has made publicly available its actual results of operations for the fiscal quarter ended September 30, 2022. You should review Poshmark’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2022 for this information.

Certain Effects of the Merger

If the Merger Proposal is approved and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Poshmark upon the terms set forth in the Merger Agreement. As the surviving corporation in the Merger, Poshmark will continue to exist following the Merger as an indirect subsidiary of Parent.

Following the Merger, all of the Poshmark common stock will be beneficially owned by Parent and none of the Company’s current stockholders will have any direct ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent after the consummation of the Merger (other than as described in the section titled “New Arrangements with Company Executive Officers”). As a result, the Company’s current stockholders will no longer have the potential to benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Poshmark common stock. Following the Merger, Parent will have the potential to benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

At the Effective Time:

•

Common Stock: Without any action by any stockholder, each share of Poshmark common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Poshmark common stock held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Proton Parent and Merger Sub) or as to which holders thereof have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes. Please see the section of this proxy statement titled “The Merger Agreement - Consideration to be Received in the Merger.”

•

Vested Company Options: Each Vested Company Option that is outstanding as of immediately prior to the Effective Time with an exercise price per share less than the Merger Consideration will be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Class A common stock or Company Class B common stock subject to such stock option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the per share exercise price per share of such stock option. Each Vested Company Option with an exercise price per share equal to or greater than the Merger Consideration will be cancelled automatically at the Effective Time for no consideration.

•

Unvested Company Options: Each Unvested Company Option that is outstanding as of immediately prior to the Effective Time will be automatically cancelled and converted into a contingent right to receive the Cash Replacement Company Option Amounts, which will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which the Cash Replacement Company Option Amounts is exchanged would have vested pursuant to its terms. All Cash Replacement Company Option Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company Option for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company Option Amounts. Each Unvested Company Option with an exercise price per share equal to or greater than the Merger Consideration will be cancelled automatically at the Effective Time for no consideration.

•

Vested Company RSUs: Each Vested Company RSU will be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Class A common stock or Class B common stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

•

Unvested Company RSUs: Other than as set forth in “New Arrangements with Company Executive Officers” below, each Unvested Company RSU will, at the Effective Time, be automatically cancelled and converted into a contingent right to receive the Cash Replacement Company RSU Amounts which will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSU for which such Cash Replacement Company RSU Amounts is exchanged would have vested pursuant to its terms. All Cash Replacement Company RSU Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company RSU Amounts.

•

2021 ESPP: No later than three business days prior to the Effective Time, each purchase right outstanding as of October 3, 2022, under the 2021 ESPP will be exercised, with accumulated contributions used to purchase shares of Company Class A common stock in accordance with the terms of the 2021 ESPP on such final exercise date. All shares of Company Class A common stock purchased on such final exercise date will be cancelled and converted into the right to receive the Merger Consideration. The 2021 ESPP will be terminated effective as of immediately prior to the Effective Time.

Poshmark Class A common stock is currently registered under the Exchange Act and trades on Nasdaq under the ticker symbol “POSH.” Following the consummation of the Merger, Poshmark Class A common stock will be delisted from Nasdaq. In addition, the registration of Poshmark Class A common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to its common stock. Termination of registration of Poshmark common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and will make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if the Merger Is Not Completed

If the Merger Proposal is not approved by the Company’s stockholders, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Poshmark common stock in connection with the Merger. Instead, the Company will remain an independent public company, Poshmark Class A common stock will continue to be listed and traded on Nasdaq, Poshmark Class A common stock will continue to be registered under the Exchange Act, the Company will continue to file periodic and other reports with the SEC with respect to its common stock and the Company’s stockholders will continue to own their shares of Poshmark common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Poshmark common stock.

If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Poshmark common stock, including the risk that the market price of Poshmark Class A common stock may decline to the extent that the current market price of Poshmark Class A common stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely affected. Pursuant to the Merger Agreement, under certain circumstances, the Company is permitted to terminate the Merger Agreement in order to enter into an alternative transaction and may be obligated to pay to Parent the Company Termination Fee. Please see the section of this proxy statement titled “The Merger Agreement -  Termination.”

Interests of the Company’s Directors and Executive Officers in the Merger

In addition to their interests in the Merger as stockholders, the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. In considering the proposals to be voted on at the Special Meeting, you should be aware of these interests. Members of the Poshmark Board and the Transaction Committee were aware of and considered these interests in reaching the determination to approve the Merger Agreement and to declare that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and in the best interests of the Company and its stockholders, and in recommending that the holders of Poshmark common stock vote for adoption of the Merger Agreement.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	the Merger Consideration is $17.90;

•

except as set forth below, each executive officer’s employment is terminated by the Company without “cause” or by the executive officer for “good reason” (as such terms are defined in the Severance Plan (as defined below)), in each case, immediately following the Effective Time;

•	each director and executive officer holds the outstanding equity awards that were held by them as of October 18, 2022, the latest practicable date before the filing of this proxy statement; and

•	the amounts set forth below regarding executive officer compensation are based on compensation levels as of October 18, 2022.

The Company’s current executive officers are:

•	Manish Chandra, our Chief Executive Officer

•	Rodrigo Brumana, our Chief Financial Officer

•	John McDonald, our Chief Operating Officer

The below disclosures do not include information regarding Kapil Agrawal, our former Interim Chief Financial Officer, or Anan Kashyap, our former Chief Financial Officer, each of whom was a named executive officer in the last proxy statement that we filed with the SEC. Mr. Agrawal ceased to be our Interim Chief Financial Officer in December 2021 upon the hiring of Mr. Brumana, and transitioned to serving in an advisory role until his employment with the Company ended in June 2022. Mr. Kashyap’s employment with the Company terminated in August 2021. Such individuals do not currently hold any outstanding equity awards and are, therefore, ineligible for any of the payments or benefits described below.

The Company’s non-employee directors (who constitute the entire Board other than our Chief Executive Officer, Manish Chandra) are:

•	Ebony Beckwith

•	Navin Chaddha

•	Jeff Epstein

•	Jenny Ming

•	Hans Tung

•	Serena Williams

The below disclosures do not include information regarding John Marren who resigned from the Board in March 2022, because he does not currently hold any outstanding equity awards and is, therefore, ineligible for any of the payments or benefits described below.

Treatment of Equity-Based Awards and the 2021 ESPP

The Company’s non-employee directors and executive officers hold Company Options and Company RSUs under the Company’s 2011 Stock Option and Grant Plan and the Company’s 2021 Stock Option and Incentive Plan (the “2011 Plan” and the “2021 Plan,” respectively). In addition, certain of the Company’s executive officers participate in the 2021 ESPP.

Pursuant to the Company’s Executive Severance Plan for the Chief Executive Officer and Senior Executive Officers in place prior to the Merger (the “Severance Plan”), if the employment of an executive officer of the Company is terminated by the Company without “cause” (other than on account of death or “disability”) or by the executive officer for “good reason” (each as defined in the Severance Plan) during the period beginning on the date three months prior to a Change in Control and ending 12 months after the date of such Change in Control, then the Company Options and Company RSUs held by such executive officer are subject to 100% accelerated vesting and exercisability. “Change in Control” is defined in the Severance Plan and the consummation of the Merger meets such definition.

The Company’s non-employee directors hold Company Options and Company RSUs under both the 2011 Plan and 2021 Plan. Pursuant to the Director Compensation Policy in place prior to the Merger, all Unvested Company Options and Unvested Company RSUs held by the non-employee directors of the Company will become fully vested and exercisable in connection with the Merger.

Each of the Company’s non-employee directors and executive officers will be entitled to receive, for each share of Company Class A common stock or Class B common stock he or she holds as of immediately prior to the Effective Time, the same Merger Consideration in cash, and in the same manner, as other holders of the Company Class A common stock or Class B common stock. For additional information regarding the beneficial ownership of Company Class A common stock and Class B common stock held by each of the Company’s non-employee directors and executive officers and the beneficial ownership of Company Class A common stock and Class B common stock held by all non-employee directors and executive officers as a group, please see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.”

In addition to the vesting acceleration rights set forth above pursuant to the Company’s equity plans in place prior to the Merger, at the Effective Time, all Company equity awards, including awards held by our non-employee directors and executive officers, that are outstanding immediately prior to the Effective Time will generally be subject to the following treatment pursuant to the Merger Agreement:

Company Options

At the Effective Time, each Vested Company Option as of immediately prior to the Effective Time with an exercise price per share less than the Merger Consideration will be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Class A common stock or Class B common stock subject to such Vested Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Vested Company Option.

At the Effective Time, each Unvested Company Option as of immediately prior to the Effective Time with an exercise price per share less than the Merger Consideration will be automatically cancelled and converted into a contingent right to receive the Cash Replacement Company Option Amounts, which Cash Replacement Company Option Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Company Option Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company Option Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company Option for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company Option Amounts.

Each Vested Company Option and Unvested Company Option with an exercise price per share equal to or greater than the Merger Consideration will be cancelled automatically at the Effective Time for no consideration.

Company RSUs

Each Vested Company RSU will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Class A common stock or Class B common stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

Other than as set forth in “New Arrangements with Company Executive Officers” below, each Unvested Company RSU will, at the Effective Time, be automatically cancelled and converted into a contingent right to receive the Cash Replacement Company RSU Amounts, which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSU for which such Cash Replacement Company RSU Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company RSU Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company RSU Amounts.

In addition, Ms. Beckwith elected to defer settlement of all of her previously vested Company RSUs pursuant to the Deferred Compensation Program and Mr. Epstein elected to defer settlement of any Company RSUs granted to him after March 2021 pursuant to the Deferred Compensation Program. In accordance with the Deferred Compensation Program, all of Ms. Beckwith’s and Mr. Epstein’s deferred Company RSUs will settle within 30 days of the Effective Time, such that Ms. Beckwith and Mr. Epstein will receive upon such settlement an amount equal to the product of (i) the Merger Consideration and (ii) the total number of their deferred Company RSUs of Company Class A common stock.

2021 ESPP

Pursuant to the Merger Agreement, (i) except for the offering period in effect as of October 3, 2022, no new offering periods will be authorized or commenced under the 2021 ESPP, (ii) no new participants will commence participation in the 2021 ESPP, (iii) no participant will be permitted to increase such participant’s payroll deduction election or contribution rates or to make separate non-payroll contributions, except as may be required by law, (iv) each purchase right outstanding under the 2021 ESPP as of October 3, 2022, will be exercised no later than three business days prior to the Effective Time, (v) the accumulated contributions will be used to purchase shares of Company Class A common stock in accordance with the terms of the 2021 ESPP on such final exercise date, and (vi) the 2021 ESPP will be terminated effective as of immediately prior to the Effective Time. All shares of Company Class A common stock purchased on such final exercise date will, at the Effective Time, be cancelled and converted into the right to receive the Merger Consideration.

Quantification of Potential Payments for Equity Awards

The table below sets forth (i) the number of Vested Company Options, Unvested Company Options and Unvested Company RSUs, as applicable, as of October 18, 2022, the assumed date of the Merger solely for the purposes of this disclosure, held by each current executive officer and non-employee director, and (ii) the estimated value of those awards (on a pre-tax basis). These values have been calculated assuming the price of a share of Company Class A and Class B common stock is $17.90, which represents the per share price of the Merger Consideration. For purposes of this table, we have also assumed that the employment of all executive officers will terminate immediately following the Merger (based on the assumed date of October 18, 2022).

	Number of Shares Subject to Vested Company Options (#)(1)	Weighted Average Exercise Price of Vested Company Options ($)	Number of Shares Subject to Unvested Company Options (#)(2)	Weighted Average Exercise Price of Unvested Company Options ($)	Value of Shares Subject to Company Options ($)	Number of Unvested Company RSUs (#)(3)	Value of Shares Subject to Unvested Company RSUs ($)	Total ($)
The Company’s Executive Officers

Manish Chandra	938,457	1.45	41,667	10.77	11,464,345	562,359	10,066,226	21,530,571
Rodrigo Brumana	—	—	—	—	—	688,415	12,322,629	12,322,629
John McDonald	470,212	2.54	6,667	10.77	7,271,160	167,352	2,995,601	10,266,761

The Company’s Non-Employee Directors
Ebony Beckwith	—	—	—	—	—	19,625	351,288	351,288
Navin Chaddha	—	—	—	—	—	15,324	274,300	274,300
Jeff Epstein	359,512	4.60	—	—	4,781,510	15,324	274,300	5,055,810
Jenny Ming	41,339	14.80	—	—	128,151	15,324	274,300	402,451
Hans Tung	—	—	—	—	—	15,324	274,300	274,300
Serena Williams	127,500	10.77	52,500	10.77	1,283,400	—	—	1,283,400

(1)

Consists of all Vested Company Options with an exercise price per share that is less than the Merger Consideration that are held and outstanding by the individual as of October 18, 2022, all of which were granted under the 2011 Plan or the 2021 Plan.

(2)

Consists of all Unvested Company Options with an exercise price per share that is less than the Merger Consideration that are held and outstanding by the individual as of October 18, 2022, all of which were granted under the 2011 Plan or the 2021 Plan.

(3)

Consists of all Unvested Company RSUs held by the individual (and, for Ms. Beckwith, additionally includes the Company RSUs that have been deferred as of October 18, 2022 under the Deferred Compensation Program) as of October 18, 2022, all of which were granted under the 2011 Plan or the 2021 Plan.

Severance Entitlements

Each of the Company’s executive officers is a participant in the Severance Plan, which provides for certain severance payments and benefits in connection with certain terminations of employment.

The Severance Plan provides that upon a (a) termination by the Company other than for “cause,” death, or “disability” or (b) resignation for “good reason,” (each as defined in the Severance Plan), in each case, within the change in control period (i.e., the period beginning three months prior to, and ending 12 months after, a “change in control,” as defined in the Severance Plan, which includes the Merger), the participants will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to 18 months of base salary for Mr. Chandra and 12 months of base salary for Messrs. Brumana and McDonald, (ii) a monthly cash payment equal to our contribution towards 100% of requisite premiums for continued medical, dental and vision insurance benefit coverage for up to 18 months for Mr. Chandra and up to 12 months for Messrs. Brumana and McDonald, (iii) a pro rata target annual bonus for the year in which the termination occurs, based on the number of days in such year prior to the termination date of such executive officer, and (iv) full accelerated vesting of all outstanding and unvested equity awards held by such executive officer; provided, that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied (if at all) at the target levels specified in the applicable award agreements.

The foregoing severance payments and benefits under the Severance Plan are subject to the delivery of an effective separation and release agreement by the executive officer containing, among other provisions, a general release of claims in favor of the Company. The Severance Plan does not provide for any tax gross-up payments. If any amounts or benefits to be paid or provided under the Severance Plan would cause payments or benefits (or other compensation) to not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, or any successor provision thereto (or that would subject the executive officer to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto), then such payments and benefits (and other compensation) will be reduced to the extent necessary such that no portion of such payments or benefits (or other compensation) will be subject to the excise tax imposed by Section 4999 of the Code; however such a reduction will be made only if, by reason of such reduction, the executive officer’s net after-tax benefit exceeds the net after-tax benefit such executive officer would realize if such reduction were not made.

For purpose of the following table, we have assumed that the employment of all executive officers will terminate immediately following the Merger in a manner that entitles them to benefits under the Severance Plan. The estimated value of the severance payments and benefits, excluding equity acceleration, assuming the Merger occurs on October 18, 2022, for each of our executive officers is set forth below.

The Company’s Executive Officers	Cash ($)(1)	Continued Health Benefits ($)(2)	Total ($)
Manish Chandra	955,377	41,196	996,573
Rodrigo Brumana	653,160	26,361	679,521
John McDonald	619,132	26,361	645,493

(1)	Amounts shown reflect the base salary and target bonus severance payments provided under the Severance Plan to the executive officers, as described above.
(2)

Amounts shown reflect the Company’s total contribution for continuation of medical, dental and vision insurance that would be provided to the executive officers if they received such benefits for the entire 18- or 12-month period, as applicable, as described above.

280G Mitigation Actions

Under the Merger Agreement, the Company may take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), including the executive officers. Such actions may include obtaining third party valuations of restrictive covenants and accelerating certain pending payments into 2022. As of the date of this proxy statement, the Company has not yet approved any specific actions to mitigate any impact of Section 280G of the Code on the Company or any disqualified individuals. No executive officer is entitled to receive gross-ups or tax reimbursements from the Company with respect to any potential excise taxes.

The Company’s Non-Employee Director Compensation

Under the Merger Agreement, the Company may continue to pay non-employee members of the Board their annual fees, cash and equity retainers, reimbursements and stipends, in each case, without proration and in accordance with the terms of the Director Compensation Policy. As described above in the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger,” all Company Options and Company RSUs held by non-employee directors will accelerate and fully vest in connection with the closing of the Merger.

Potential Future Arrangements

As of the date of this proxy statement, other than as set forth below (including in the “Employee Benefits Matters”), none of the Company’s non-employee directors of executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates. Prior to or following the closing of the Merger, however, certain executive officers of the Company may have discussions, or may enter into agreements with, Parent, the Company or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates.

New Arrangements with Company Executive Officers

Employment Term Sheet

On October 3, 2022, Mr. Chandra entered into a binding employment term sheet with Merger Sub (the “Employment Term Sheet”) pursuant to which Mr. Chandra will serve as Chief Executive Officer of the surviving corporation and will be appointed to the board of directors of Proton Parent, effective as of the date on which the closing occurs (the “closing date”). Under the Employment Term Sheet, Mr. Chandra will be entitled to an annual base salary of $425,000 and be eligible for a target annual bonus equal to 100% of his base salary.

Under the Employment Term Sheet, all Unvested Company RSUs held by Mr. Chandra, valued at approximately $10,000,000, will fully vest as of the closing date and be converted into the right to receive on the day following the closing date a number of fully vested shares of Proton Parent common stock having an equivalent fair market value as of the closing date.

Mr. Chandra will also be granted an option to purchase a number of shares of Proton Parent common stock (the “New Hire Options”), having an aggregate grant date fair market value equal to (a) (i) the Company’s equity value as of the closing date, divided by (ii) the Company’s enterprise value as of the closing date, multiplied by (b) $32,500,000. By way of example for illustrative purposes only, if the Company’s equity value as of the closing date is $1,634 million (which is what it approximately was as of the date of signing of the Merger Agreement), and the Company’s enterprise value as of the closing date is $1,200 million (which is what it approximately was as of the date of signing of the Merger Agreement), then the aggregate grant date fair market value of the shares subject to the New Hire Options would be $44,254,167. The exercise price of the New Hire Options shall be equal to the fair market value as of the date of grant of the underlying shares of Proton Parent common stock. The New Hire Options will vest as follows, subject to Mr. Chandra’s continued employment as CEO through the applicable vesting date:

•

25% upon Proton Parent (or the surviving corporation) filing a Registration Statement on Form S-1 with the SEC with respect to an initial public offering of Proton Parent (or the surviving corporation) (“IPO”),

•	25% upon consummation of an IPO, and

•	50% on the 180th day following consummation of an IPO.

Upon the occurrence of a change in control, any unvested New Hire Options will become fully vested, subject to Mr. Chandra’s continued employment as Chief Executive Officer through such change in control. In the event of a termination of Mr. Chandra’s employment (i) by the surviving corporation without cause, (ii) due to Mr. Chandra’s death or disability or (iii) by Mr. Chandra with good reason, any outstanding and unvested New Hire Options will remain outstanding and eligible to vest if a vesting date (as described above) or a change in control occurs during the 12-month period following such termination.

Additionally, if (i) neither a change in control nor an IPO has occurred by the fifth anniversary of the closing date (the “Put Date”) and (ii) the enterprise value of Proton Parent as of the Put Date is at least equal to 1.5 times the enterprise value of Proton Parent as of the closing date, then Mr. Chandra will have the right, during the one-year period following the Put Date, to require Proton Parent to repurchase all of the shares of Proton Parent common stock held by Mr. Chandra as of the date of exercise of the put right (including any shares of Proton Parent common stock issuable upon the exercise of unforfeited New Hire Options, subject to certain exceptions) at the most recent fair market valuation of such shares. The put right expires on the earliest to occur of an IPO, a change in control and the sixth anniversary of the closing date.

In the event of a termination of Mr. Chandra’s employment by the surviving corporation without cause or by Mr. Chandra with good reason, subject to Mr. Chandra signing and not revoking a release in favor of the surviving corporation, Mr. Chandra will receive severance consisting of: (i) 12 months (or 18 months, if terminated within 12 months of the closing date) of base salary, (ii) prorated target annual bonus for the year of termination and (iii) 12 months (or 18 months, if terminated within 12 months of the closing date) of COBRA continuation coverage. These severance benefits will, as of the closing, supersede and replace any entitlement Mr. Chandra previously had under the Severance Plan.

The Employment Term Sheet also provides that the parties will negotiate in good faith to enter into an employment agreement prior to the closing date.

Holdback Agreement

In connection with the Employment Term Sheet, Mr. Chandra entered into a Holdback Agreement pursuant to which $20,000,000 of the Merger Consideration otherwise payable to Mr. Chandra (the “Pre-Tax Holdback Amount”), less the amount of taxes owed by Mr . Chandra on the Pre-Tax holdback Amount (such amount, the “Post-Tax Holdback Amount”), will be placed into an escrow account at the closing date. The Post-Tax Holdback Amount will be paid to Mr. Chandra in three equal installments on each of the first three anniversaries of the closing date, subject to Mr. Chandra’s continued employment with Parent or any of its subsidiaries through each applicable payment date. If Mr. Chandra’s employment with Parent or any of its subsidiaries is terminated prior to the third anniversary of the closing date (i) by the surviving corporation without cause, (ii) due to Mr. Chandra’s death or disability or (iii) by Mr. Chandra with good reason, then any remaining portion of the Post-Tax Holdback Amount held in escrow will no longer be subject to forfeiture and will be paid to Mr. Chandra within 30 days following such termination. Upon any termination of his employment other than as set forth in the immediately preceding sentence, any portion of the Post-Tax Holdback Amount that has not become deliverable as of such termination will be forfeited.

In connection with the negotiation of the Employment Term Sheet and Holdback Agreement, Mr. Chandra retained his own legal counsel and the Poshmark Board approved reimbursement of the costs and expenses to be incurred by Mr. Chandra in connection therewith up to an amount equal to $75,000.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, Poshmark’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See “The Merger Agreement - Indemnification of Directors and Officers and Insurance.”

Material U.S. Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax considerations applicable to holders of Poshmark common stock who receive cash in exchange for shares of Poshmark common stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial decisions and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (referred to herein as the “IRS”) regarding any of the tax issues discussed herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences of the Merger described in this proxy statement.

This discussion assumes that holders of Poshmark common stock hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of Poshmark common stock in light of such holder’s individual circumstances, nor does it address U.S. state or local, non-U.S., or estate or gift taxes, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the Medicare tax on net investment income or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not address tax considerations that may be relevant to holders of Poshmark common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions, brokers or dealers in securities or currencies, mutual funds, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities and their partners or members, S corporations, tax-exempt organizations, governmental organizations, retirement or other tax-deferred accounts, insurance companies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates and former citizens or long-term residents of the United States, holders who acquired their Poshmark common stock through the exercise of Company stock options or otherwise as compensation, holders who hold their Poshmark common stock as part of a hedge, straddle, constructive sale, conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, real estate investment trusts, regulated investment companies, holders deemed to sell their shares of Poshmark common stock under the constructive sale provisions of the Code, persons who own (directly, indirectly or constructively) an equity interest in Parent or the surviving corporation and holders who exercise appraisal rights in connection with the merger under the DGCL.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Poshmark common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partner and the partnership. If you are a partnership holding Poshmark common stock or a partner of a partnership holding Poshmark common stock, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of the Merger relevant to you.

This discussion is for informational purposes only and is not tax advice. Holders of Poshmark common stock are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the Merger to them in light of their particular circumstances, as well as any tax consequences of the Merger arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, “golden parachute” rules, or under any state, local or non-U.S. tax laws or under any applicable income tax treaty.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Poshmark common stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons as described in Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person (within the meaning of the Code); and

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Poshmark common stock that is, for U.S. federal income tax purposes, an individual, a corporation, a trust or an estate that is not a U.S. holder.

U.S. Holders

The receipt of cash in exchange for shares of Poshmark common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares exchanged for cash pursuant to the Merger. A U.S. holder’s adjusted tax basis in a share of Poshmark common stock will generally be equal to the amount the U.S. holder paid for such share. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares exceeds one year as of the date of the closing. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of Poshmark common stock (i.e., common stock acquired at the same time and at the same price in a single transaction). U.S. holders who own separate blocks of Poshmark common stock should consult their tax advisors with respect to these rules.

A U.S. holder may, unless an exception applies, be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the cash received pursuant to the Merger, unless such U.S. holder provides its correct taxpayer identification number (referred to as the “TIN”) on IRS Form W-9 (or if appropriate, a substitute or successor form) and certifies under penalties of perjury that such TIN is correct and that such U.S. holder is not subject to backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any; provided that such U.S. holder furnishes the required information to the IRS in a timely manner and other requirements are satisfied.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on earnings and profits (as determined for U.S. federal income tax purposes) effectively connected with a U.S. trade or business, subject to certain adjustments;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the aggregate in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or tax at such lower rate as may be specified under an applicable income tax treaty) on the non-U.S. holder’s net gain realized in the Merger, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (1) the five-year period ending on the date of the Merger and (2) the non-U.S. holder’s holding period in the Poshmark common stock, and, at any time during such period, the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding Poshmark common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The Company does not believe that it was and does not expect that it will be a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period ending on the date of the Merger.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 24%) with respect to the cash received by such non-U.S. holder pursuant to the Merger, unless such non-U.S. holder provides the paying agent with an applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person as defined under the Code) or otherwise establishes an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the taxing authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the IRS in a timely manner and other applicable requirements are satisfied. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE FOREGOING DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES, SUCH AS A HOLDER WHO IS SUBJECT TO THE “GOLDEN PARACHUTE” PROVISIONS OF THE CODE. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES WITH RESPECT TO ANY NON-INCOME TAX OR ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY “GOLDEN PARACHUTE” RULES.

Regulatory Approvals Required for the Merger

U.S. Antitrust

The obligations of Parent and the Company to consummate the Merger are subject to the waiting period applicable to the Merger under the HSR Act. Under the HSR Act and the rules and regulations promulgated thereunder, the Merger may not be completed until notifications have been filed and certain information has been furnished to the FTC and the DOJ and the specified waiting period has expired or has been terminated. The Company and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the DOJ and the FTC on October 18, 2022, and the applicable waiting period commenced on October 19, 2022. Both before and after the expiration of the applicable waiting period, the FTC and the DOJ retain the authority to challenge the Merger on antitrust grounds.

In addition, the Merger may be reviewed by the state attorneys general in the various states in which Parent and the Company operate. These authorities may claim that there is authority, under the applicable state and federal antitrust laws and regulations, to investigate and/or seek to prohibit the Merger under the circumstances and based on the standards set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not attempt to file an antitrust action to challenge the Merger. As of the date of this proxy statement, neither Parent nor the Company has been notified by any state attorney general indicating any plan to review the Merger.

The Merger Agreement includes covenants obligating each of the parties, with respect to filings under the HSR Act, to supply (or cause to be supplied) information that may be required to make such filings or any additional information that may be required or requested by the FTC, DOJ, or other governmental authorities, to cooperate and coordinate (and to cause their respective affiliates to cooperate and coordinate) with the other to make such filings, and to use their reasonable best efforts to take, all actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act as promptly as reasonably practicable. For more information regarding these covenants, see the section of this proxy statement titled “The Merger Agreement -  Reasonable Best Efforts; Antitrust Filings.”

Delisting and Deregistration of Poshmark Common Stock

If the Merger is completed, Poshmark Class A common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Poshmark Class A common stock will no longer be publicly traded.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you. You should also review the section titled “Where You Can Find Additional Information.”

The Merger Agreement has been included to provide you with information regarding its terms, and we recommend that you read it in its entirety. The Merger Agreement is a contractual document that establishes and governs the legal relations between the Company, Parent, Proton Parent and Merger Sub and allocates risks between the parties, with respect to the Merger, the other agreements contemplated by the Merger Agreement, and the transactions contemplated by the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates specified in the Merger Agreement. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by a confidential disclosure letter made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders, or securities laws. Investors and security holders are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The representations and warranties in the Merger Agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in the section titled “Where You Can Find Additional Information.”

The Merger

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation of the Merger as an indirect subsidiary of Parent.

Closing and Effective Time of the Merger

The closing of the Merger will take place at 9:00 a.m., New York City time, within three business days after the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the last to be satisfied or waived of all of the conditions described in the section below titled “Conditions to the Merger” (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) or such other time as Parent, Merger Sub and Poshmark mutually agree in writing.

The Merger will become effective at the time a certificate of merger is filed with and accepted by the Secretary of State of the State of Delaware or at such later time specified in the certificate of merger and agreed to by the parties (the “Effective Time”).

Certificate of Incorporation and By-Laws; Directors and Officers

At the Effective Time, (a) the certificate of incorporation of the surviving corporation will be amended and restated in its entirety to read as set forth in the applicable exhibit attached to the Merger Agreement, and (b) the bylaws of the surviving corporation will be amended and restated in their entirety to be identical to the bylaws of Merger Sub, except that all references to Merger Sub will be automatically amended and become references to the surviving corporation.

Under the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Company, as the surviving corporation, immediately following the Effective Time. The officers of the Company immediately prior to the Effective Time will be the officers of the Company, as the surviving corporation, immediately following the Effective Time.

Consideration to be Received in the Merger

At the Effective Time, each share of Poshmark common stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Poshmark common stock that are held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Proton Parent and Merger Sub) immediately prior to the Effective Time or as to which appraisal rights have been properly exercised in accordance with Delaware law) will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to $17.90, without interest (the “Merger Consideration”), less any applicable withholding taxes.

Treatment of Equity-Based Awards and the 2021 ESPP in the Merger

Under our equity incentive programs, we grant Company Options and Company RSUs to our employees and non-employee directors, including grants of Company Options and Company RSUs to our executive officers, to incentivize and reward them for our long-term corporate performance based on the value of Company common stock. Our non-employee directors are granted RSUs under our equity incentive programs in accordance with the terms of the 2011 Plan and 2021 Plan and our Director Compensation Policy. We have granted Options pursuant to the 2011 Plan and 2021 Plan, and we have granted Options and RSUs (including RSUs held by our non-employee directors) pursuant to the 2011 Plan and 2021 Plan. In addition, Poshmark maintains the 2021 ESPP.

At the Effective Time, all Company equity awards, including awards held by our non-employee directors and executive officers, that are outstanding immediately prior to the Effective Time will generally be subject to the following treatment:

Company Options

At the Effective Time, each Vested Company Option with an exercise price per share less than the Merger Consideration will be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Class A common stock or Class B common stock subject to such Vested Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Vested Company Option.

Each Unvested Company Option will, at the Effective Time, be automatically cancelled and converted into a contingent right to receive the Cash Replacement Company Option Amounts, which Cash Replacement Company Option Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Company Option Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company Option Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company Option for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company Option Amounts.

Each Company Option with an exercise price per share equal to or greater than the Merger Consideration will be canceled automatically at the Effective Time for no consideration.

Company RSUs

At the Effective Time, each Vested Company RSU will be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Class A common stock or Class B common stock subject to such Vested Company RSU.

Other than as set forth in “New Arrangements with Company Executive Officers,” each Unvested Company RSU will, at the Effective Time, be automatically cancelled and converted into a contingent right to receive the Cash Replacement Company RSU Amounts, which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSU for which such Cash Replacement Company RSU Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company RSU Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company RSU Amounts.

2021 ESPP

Pursuant to the Merger Agreement, (i) except for the offering period in effect as of October 3, 2022, no new offering periods will be authorized or commenced under the 2021 ESPP, (ii) no new participants will commence participation in the 2021 ESPP, (iii) no participant will be permitted to increase such participant’s payroll deduction election or contribution rates or to make separate non-payroll contributions, except as may be required by law, (iv) each purchase right outstanding under the 2021 ESPP as of October 3, 2022, will be exercised no later than three business days prior to the Effective Time, (v) accumulated contributions used to purchase shares of Company Class A common stock in accordance with the terms of the 2021 ESPP on such final exercise date, and (vi) the 2021 ESPP will be terminated effective as of immediately prior to the Effective Time. All shares of Company Class A common stock purchased on such final exercise date will, at the Effective Time, be cancelled and converted into the right to receive the Merger Consideration.

Procedure for Receiving Merger Consideration

Prior to the Effective Time, Parent agreed to select, or cause Proton Parent to select, a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”). At or prior to the closing of the Merger, Parent will or will cause Proton Parent to deposit (or cause to be deposited) with the Payment Agent an amount of cash equal to the aggregate Merger Consideration payable to holders of Poshmark common stock. The Company will, at the written request of Parent, deposit with the Payment Agent at the closing such portion of such aggregate consideration from the Company’s cash denominated in United States dollars and held in United States bank accounts as specified in such request.

Promptly following the Effective Time (and in any event no later than three business days), Parent (or Proton Parent) and the surviving corporation will cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than any shares of Poshmark common stock that are held by the

Company as treasury stock or owned by Parent, Proton Parent, Merger Sub or any other subsidiaries, as applicable) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Poshmark common stock (other than any shares of Poshmark common stock that are held by the Company as treasury stock or owned by Parent, Proton Parent, Merger Sub or any other subsidiaries, as applicable) (the “Certificates”) (i) a letter of transmittal (which will be in customary form and which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect to the shares of Poshmark common stock formerly represented by the Certificates. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Poshmark common stock represented by such Certificates by (y) the Merger Consideration, and the Certificates so surrendered will be canceled. With respect to record holders of uncertificated shares of Poshmark common stock (other than any shares of Poshmark common stock that are held by the Company as treasury stock or owned by Parent, Proton Parent, Merger Sub or any other subsidiaries thereof), upon the Payment Agent’s receipt of an “agent’s message” (or such other evidence as the paying agent may reasonably request), the holder of such uncertificated shares will be entitled to receive in exchange an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Poshmark common stock represented by such holder’s transferred uncertificated shares by (2) the Merger Consideration, and the transferred uncertificated shares will be canceled.

No interest will be paid or accrue on the cash payable to any holder of a Certificate or uncertificated share. Until so surrendered or transferred, outstanding Certificates and uncertificated shares will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration payable in respect thereof.

As promptly as reasonably practicable, but in any event no later than the first regularly scheduled payroll date that is no less than five business days after the closing date, the holders of Unvested Option and Vested RSUs will be paid by Poshmark or the surviving corporation, through its payroll system or payroll provider, all amounts required to be paid to such holders in respect of such equity awards that are canceled and converted into a cash payment, less any required withholding.

The Company will take all actions necessary to effect the cancellation and conversion of Company Options, Unvested RSUs and to effectuate the treatment of the 2021 ESPP upon the Effective Time and otherwise to give effect to the applicable provisions of the Merger Agreement.

Each of the surviving corporation, Merger Sub, Parent and the Payment Agent will be entitled to deduct and withhold from any cash amounts otherwise payable to any person pursuant to the Merger Agreement such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of Parent, Proton Parent, Merger Sub and Poshmark, including representations and warranties relating to, among other things,

•	organization, good standing and similar company matters;

•	due authorization, execution, delivery and enforceability of the Merger Agreement;

•	absence of conflicts with the parties’ governing documents, applicable laws and contracts; and

•	other than Goldman Sachs and LionTree LLC, as applicable, absence of brokers’, finders’ and investment bankers’ fees or commissions.

In addition, the Merger Agreement contains the following customary representations and warranties of Poshmark relating to, among other things:

•	capitalization;

•	the due incorporation or organization, good standing, power and authority and qualifications of Poshmark’s subsidiaries;

•	ownership of the Company’s subsidiaries;

•	inapplicability of certain takeover laws;

•	antitrust matters and other governmental approvals;

•	the required approval of the Company’s stockholders of the adoption of the Merger Agreement;

•	non-contravention;

•	documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

•	preparation of Company financial statements in accordance with the GAAP;

•	internal controls and indebtedness;

•	the absence of certain undisclosed liabilities;

•	the ordinary conduct of business of Poshmark since January 1, 2022 and the absence of a Company Material Adverse Effect (as defined below) since that date;

•	material contracts, including top sources of revenues and sources of payment obligations;

•	real property;

•	environmental matters;

•	filing of tax returns, payment of taxes and other tax matters;

•	ownership and use of intellectual property;

•	employee benefits matters;

•	labor matters;

•	compliance with laws and possession of governmental authorizations;

•	data privacy matters;

•	the absence of pending or threatened litigation;

•	insurance;

•	anti-corruption and compliance, sanctions matters and compliance with import-export matters; and

•	the receipt of a fairness opinion from Goldman Sachs.

The Merger Agreement also contains the following customary representations and warranties of Parent and Merger Sub relating to among other things:

•

absence of pending or threatened litigation that would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or consummate the transactions contemplated by the Merger Agreement (a “Parent Material Adverse Effect”)

•	Other than as described in the section titled “New Arrangements with Company Executive Officers,” Parent’s lack of ownership, or certain agreements with respect to, of Poshmark common stock;

•	antitrust matters and other governmental approvals;

•	non-contravention;

•	the operations of Merger Sub;

•	sufficiency of funds to consummate the Merger; and

•	the absence of a Parent vote or approval requirement.

Certain of the Company’s representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect”. The Merger Agreement provides that a Company Material Adverse Effect means any change, circumstance, event, effect or development that, (A) individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (B) would reasonably be expected to prevent the consummation by the Company of the Merger prior to the Termination Date; provided, that, for the purposes of clause (A), none of the following, and no conditions, circumstances, changes, events, effects or developments to the extent arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (subject to the limitations set forth below):

•

general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation and (to the extent comprising general conditions as aforesaid), supply chain disruptions, and labor shortages;

•

conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

•

general conditions in the industries in which the Company and its subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company conducts business, or changes therein;

•

any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, cyberterrorism, cyber-attacks or sabotage by or sponsored by a governmental authority, terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

•

earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

•

the negotiation, execution, delivery or performance of the Merger Agreement or the announcement of the Merger Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with customers, suppliers, lenders, lessors, business partners, employees (including any such resulting employee attrition), regulators, governmental authorities, vendors or any other third Person (other than for purposes of the Company’s representations and warranties relating to non-contravention or to any other representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of the Merger Agreement, the performance of any party’s obligations under the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement);

•	the compliance by any party to the Merger Agreement with the express terms thereof (other than any action or omission required by the interim operating covenants of Poshmark);

•	any action taken or refrained from being taken, in each case pursuant to the express written request of Parent;

•

changes or proposed changes in GAAP or other accounting standards, in any applicable laws (or the enforcement or interpretation of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby;

•

any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by an applicable governmental authority), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world; provided, that COVID-19, any evolutions or mutations thereof and COVID-19 measures will be exclusively covered by the clause below;

•	COVID-19 and any evolutions or mutations thereof and any COVID-19 measures;

•

any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions (including in connection with any dispute involving the Russian Federation and Ukraine);

•

any changes in the price or trading volume of Poshmark common stock or to Poshmark’s credit ratings, in each case in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

•

any failure by the Company and its subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub;

•

any litigation relating to the Merger or any demand or legal proceeding for appraisal of the fair value of any shares of Poshmark common stock pursuant to the DGCL in connection herewith, provided that the underlying facts or causes relating to such litigation relating to the Merger or any demand or legal proceeding for appraisal of fair value may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded in the Merger Agreement; and

•	the identity of, or any facts or circumstances relating to, Parent, Merger Sub, or the respective affiliates of the foregoing, the respective financing sources of or investors in the foregoing;

except, in each case of the first five bullets and bullets nine, ten, eleven and twelve above, to the extent that such conditions, changes, events, effects or developments have had a disproportionate adverse effect on the Company relative to other companies operating in the industries in which the Company and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

The representations and warranties of the Company, Parent, Proton Parent and Merger Sub will terminate at the Effective Time.

Covenants Regarding Conduct of Business by the Company Until the Effective Time

Except for matters set forth in the confidential disclosure letter or as otherwise expressly contemplated by the Merger Agreement or required by applicable law or as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company will and will cause each of its subsidiaries to use commercially reasonably efforts to (i) conduct its business in all material respects in the ordinary course of business consistent with past practice and (ii) preserve substantially intact its business organization (including the service of key employees) and to maintain existing relations in all material respects with key customers, suppliers and other persons with whom the Company and its Subsidiaries have significant relationships; provided, that no action by the Company or its subsidiaries to the extent specifically addressed by any provision of the forbearance covenants section will be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of the forbearance covenants section; provided further, that the Company and its subsidiaries may make any necessary changes in their respective business practices, based on advice of outside legal counsel, in response to COVID-19 and any COVID-19 measures, including to (A) protect the health and safety of the Company’s and its subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its subsidiaries or (B) respond to third party supply or service disruptions caused by COVID-19 or any COVID-19 measures; provided further, that the Company as promptly as practicable will give Parent prior written notice of any such action to the extent reasonably practicable, which notice will describe in reasonable detail the action and the reason(s) that such action is being taken pursuant to the immediately preceding proviso and take into account in good faith the reasonable suggestions of Parent with such action to be taken by the Company, and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this proviso, the Company will instead give such written notice to Parent promptly after taking such action.

In addition, without limiting the generality of the foregoing, except for matters set forth in the confidential disclosure letter or as otherwise expressly permitted or required by the Merger Agreement, as required by applicable law or with respect to COVID-19 measures as permitted by the Merger Agreement, from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company will not, and will not permit any of its subsidiaries to, do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

•	amend, modify, waive, rescind, change or otherwise restate the organizational documents of the Company or any of its subsidiaries;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•

issue, sell, deliver or agree or commit to issue, sell or deliver any Company securities, except in accordance with or as required by the terms of any award agreements under Poshmark stock plans or otherwise with respect to, and upon the vesting, exercise or settlement of, Options or Poshmark RSUs, in each case in effect on the date of the Merger Agreement or granted after the date of the Merger Agreement in compliance with the Merger Agreement or as contemplated by the Merger Agreement;

•

except for transactions solely among Poshmark and its wholly owned subsidiaries or solely among Poshmark’s wholly owned subsidiaries, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Poshmark common stock in connection with the surrender of shares of Poshmark common stock by holders of Options in order to pay the exercise price of such stock options, (ii) the withholding of shares of Poshmark common stock to satisfy tax obligations incurred in connection with the exercise of Options and the vesting and settlement of Poshmark RSUs, and (iii) the acquisition by the Company of Options and Poshmark RSUs in connection with the forfeiture of such awards, in each case in accordance with their terms;

•

(i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned subsidiary of the Company to the Company or one of its other wholly-owned subsidiaries; (iii) modify the terms of any shares of its capital stock or other equity or voting interest; or (iv) pledge or encumber any shares of its capital stock or other equity or voting interest;

•

incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its subsidiaries except (i) performance bonds and surety bonds entered into in the ordinary course of business consistent with past practice and (ii) any indebtedness among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries;

•

except to the extent required by applicable law or any employee plan in existence as of the date of the Merger Agreement, (i) enter into, adopt, establish, amend or modify in any material respect (including accelerating the vesting or payment), or terminate any employee plan or make or grant any award under any employee plan (including any equity, bonus, or incentive compensation); (ii) increase the compensation or benefits payable to any director, officer, employee or other individual service provider of the Company or any of its subsidiaries; (iii) take any action to accelerate any payment, vesting, or funding of any compensation or benefits, payable, or to become payable, to any director, officer, employee, or individual service provider of the Company or any of its subsidiaries; or (iv) hire, engage, or terminate (other than for “cause”) any employee or other individual service provider whose annual cash compensation exceed $150,000;

•

settle, release, waive, or compromise any pending or threatened legal proceeding (x) for an amount equal to or in excess of $1,000,000 individually or $3,000,000 in the aggregate or (y) on a basis that would result in the imposition of any writ, judgment, decree, settlement, agreement, award, injunction or similar order of any governmental authority that would restrict the future activity or conduct of Parent, the Company or any of their respective Subsidiaries or a finding or admission of a violation of Law or violation of the rights of any person other than with respect to monetary settlements only, (i) any settlement where the amount paid or to be paid by the Company or any of its subsidiaries is covered in full by insurance coverage maintained by the Company or any of its subsidiaries or (ii) of any legal proceedings for an amount not in excess of the amount, if any, reflected or reserved expressly and specifically with respect to such legal proceedings in the balance sheet (or the notes thereto) of the Company;

•

change in any material respect the Company’s or its subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any governmental authority or applicable law;

•

make, change or revoke any material tax election; settle any material tax claim or assessment; surrender any right to claim a material refund of taxes; consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment; file an amended tax return that could reasonably be expected to materially increase the taxes payable by the Company or its subsidiaries; or enter into a closing agreement with any governmental authority regarding any material tax;

•

(i) incur or commit to incur any capital expenditures other than (x) during fiscal year 2022, amounts not in excess of 120% of the capital expenditure budget for fiscal year 2022, in accordance with the capital expenditure budget for fiscal years 2022 and 2023 set forth in the confidential disclosure letter and (y) during any quarter during fiscal year 2023, amounts not in excess of 120% of the applicable corresponding quarterly amounts set forth in the capital expenditure budget for fiscal year 2023 in the confidential disclosure letter; or (ii) fail to incur or commit to any capital or research and development expenditures in the amounts and on the time frames set forth in the capital expenditure budget in the confidential disclosure letter in all material respects;

•

enter into, modify in any material respect, amend in any material respect or terminate (other than any material contract that has expired in accordance with its terms in the ordinary course of business) any material contract, subject to certain exceptions, or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its subsidiaries thereunder;

•

acquire any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any person (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly owned subsidiary of the Company, (ii) acquisitions of products and services in the ordinary course of business or (iii) such acquisitions that do not exceed $1,000,000 individually or $3,000,000 in the aggregate;

•

sell, assign, transfer, lease, pledge, cancel or otherwise dispose of, or permit or suffer to exist the creation of any lien upon, any of the Company’s or its subsidiaries’ assets, other than such sales, assignments, leases, pledges, transfers, cancellations or other dispositions that (i) are sales of products and services or dispositions of assets in the ordinary course of business consistent with past practice or (ii) do not have a purchase price that exceeds $1,000,000 individually or $3,000,000 in the aggregate;

•

sell, assign, transfer, license, sublicense, abandon, cancel, permit to lapse or enter the public domain, pledge, encumber or otherwise dispose of any Company intellectual property, other than (i) the grant of non-exclusive licenses in the ordinary course of business to customers or suppliers on substantially the Company’s standard form of agreement (or an agreement with comparable intellectual property and confidentiality protections), (ii) disclosure of trade secrets pursuant to written confidentiality agreements or to recipients who are bound by professional or fiduciary obligations of non-disclosure, in each case, in the ordinary course of business, or (iii) the expiration of registered intellectual property at the end of their statutory term;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•

make any loans, advances or capital contributions to, any other person, except for (i) extensions of credit to customers in the ordinary course of business consistent with past practice; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s or its subsidiaries’ policies related thereto; and (iii) loans, advances or capital contributions to, any direct or indirect wholly owned subsidiaries of the Company;

•

effectuate or announce any closing, employee layoff, employee furlough, plant closing or other employment action that would reasonably be expected to implicate the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable law;

•

negotiate, enter into, amend in any material respect, or terminate any labor agreement or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or its subsidiaries;

•

waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; or

•	agree, resolve or commit to take any of the foregoing prohibited actions.

No-Shop; Poshmark Board Recommendation Change

No-Shop

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Poshmark and its subsidiaries agreed to not, and agreed to cause the directors, officers and employees of it and its subsidiaries not to, and to instruct and use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly:

•

solicit, initiate, propose, induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal;

•

furnish to any person (other than Parent, Proton Parent or Merger Sub or any designees of Parent, Proton Parent or Merger Sub) any non-public information relating to the Company or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or personnel, of the Company or any of its subsidiaries, in any such case in connection with any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that could reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in or continue discussions or negotiations with any person relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal);

•	approve, endorse or recommend an Acquisition Proposal; or

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to any Acquisition Proposal (other than certain Acceptable Confidentiality Agreements) (an “Alternative Acquisition Agreement”). “Acceptable Confidentiality Agreement” means any confidentiality agreement (i) containing terms that are not less favorable in the aggregate to the Company or less restrictive in the aggregate of a third party than those contained in the confidentiality agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal and (ii) that does not prohibit the Company from providing any information to Parent in accordance with the no-solicitation provision of the Merger Agreement or otherwise prohibit the Company from complying with its obligations under the no-solicitation provision.

The Company also agreed to, within 24 hours following the execution of the Merger Agreement, request that all non-public information previously provided by or on behalf of Poshmark or any of its subsidiaries to any third party with whom a confidentiality agreement was entered into during the twelve-month period immediately preceding the date of the Merger Agreement with respect to a potential Acquisition Transaction be returned or destroyed, and agreed to immediately upon the execution of the Merger Agreement cease and cause its subsidiaries and each of its and its subsidiaries’ directors, officers and employees to, and instruct and use reasonable best efforts to cause its and its subsidiaries’ other representatives to, immediately cease and cause to be terminated any discussions, communications or negotiations with any person (other than the parties to the Merger Agreement and their respective representatives) relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal) and shut off all access granted to any such person to any electronic data room maintained by the Company with respect to the Transactions or any Acquisition Proposal (or inquires, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal).

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will enforce, to the fullest extent permitted under applicable Law, and will not waive, terminate or modify, any provision of any standstill or similar provision that prohibits a proposal being made to Poshmark or the Poshmark Board unless the Poshmark Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action for the purpose of permitting a person to make a private Acquisition Proposal to the Poshmark Board would be inconsistent with its fiduciary duties under applicable law.

If, at any time on or after the date of the Merger Agreement, until the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Poshmark stockholder approval, Poshmark and the

Poshmark Board receives an Acquisition Proposal that the Poshmark Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) (i) either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, and that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable Law and (ii) did not result from a breach of the no-shop provisions, subject to compliance with the no-shop provisions in the Merger Agreement, the Company is entitled to participate or engage in discussions or negotiations with and furnish any non-public information relating to the Company or any of its subsidiaries to the person making such Acquisition Proposal. The Company will provide to Parent, Proton Parent and Merger Sub any non-public information, data and/or access that is provided to any person given such information, data and/or access that was not previously made available to Parent, Proton Parent or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such person.

From and after the date of the Merger Agreement, Poshmark agreed to as promptly as practicable (and in any event within 24 hours) notify Parent in writing of Poshmark’s receipt of any Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal). Such notice must include the identity of the person making such Acquisition Proposal and a summary of the material terms and conditions of such Acquisition Proposal, including, if applicable, complete copies of any written documentation or materials. The Company must also keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours), of changes to the status and terms of any such Acquisition Proposal and any changes to the status of any related discussions or negotiations.

As used in the Merger Agreement, the term “Acquisition Proposal” means any bona fide written offer or proposal (other than an offer or proposal by Parent, Proton Parent or Merger Sub) relating to an Acquisition Transaction. Furthermore, the term “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

•

any direct or indirect purchase or other acquisition of shares of more than 20% of the outstanding Poshmark common stock or voting power of Poshmark, including pursuant to a tender offer or exchange offer that, if consummated, would result in a person or group beneficially owning more than 20% of the Poshmark common stock outstanding or voting power of Poshmark after giving effect to the consummation of such tender or exchange offer;

•

any direct or indirect purchase or other acquisition of more than 20% of the consolidated assets, net revenue or net income of the Company and its subsidiaries taken as a whole (measured by the fair market value thereof);

•

any merger, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its subsidiaries pursuant to which any person or group (or stockholders of any such person or group) would hold, directly or indirectly, shares of Poshmark common stock representing more than 20% of the equity interests or voting power of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

•	any combination of the foregoing.

For the avoidance of doubt, the Merger and the other transactions contemplated by the Merger Agreement will not be deemed an Acquisition Proposal.

As used in the Merger Agreement, the term “Superior Proposal” means any unsolicited, bona fide written Acquisition Proposal for an Acquisition Transaction first made after the date of the Merger Agreement that did not result from a breach of the no-solicitation provision of the Merger Agreement on terms that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to the Company stockholders than the Merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that the

Company Board considers relevant and any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.

Poshmark Board Recommendation Change

The Poshmark Board may not (any of the following actions, a “Company Board Recommendation Change”):

•

(i) withhold, withdraw, amend, or fail to make when required by the Merger Agreement, or resolve or publicly propose to withhold, withdraw, amend, or fail to make when required by the Merger Agreement, its recommendation to Poshmark stockholders to adopt the Merger Agreement (the “Company Board Recommendation”), or (ii) qualify or modify (or resolve or publicly propose to qualify or modify) the Company Board Recommendation in a manner adverse to Parent;

•	adopt, approve or recommend or publicly declare advisable an Acquisition Proposal;

•	fail to include the Company Board Recommendation in this proxy statement;

•

fail to publicly recommend against acceptance of such tender or exchange offer by the Company’s stockholders prior to the earlier of (i) three business days prior to the date of the meeting of its stockholders (the “Company Stockholders Meeting”) and (ii) the tenth business day following the commencement thereof pursuant to Rule 14d-2 of the Exchange Act (or the fifth business day following public disclosure of such material modifications, as applicable) if an Acquisition Proposal structured as a tender or exchange offer is commenced; or

•

other than in connection with an Acquisition Proposal structured as a tender or exchange offer, fail to publicly reaffirm the Company Board Recommendation within five business days after Parent so requests in writing (with the Company having no obligation to make such reaffirmation on more than two separate occasions per acquisition proposal and one occasion per material modification thereto).

In addition, neither the Company nor any subsidiary of the Company may enter into an Alternative Acquisition Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, at any time prior to obtaining the Poshmark stockholder approval, the Poshmark Board or any committee of the Poshmark Board may make a Company Board Recommendation Change in response to (i) a Superior Proposal that did not result from a breach of the no-solicitation provision of the Merger Agreement, if it determines in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to do so would be inconsistent with its fiduciary duties under applicable law, or (ii) any material change, event, effect, development or circumstance occurring or becoming known after the date of the Merger Agreement that was not known or reasonably foreseeable or the consequences of which were not known or reasonably foreseeable to the Company Board on the date of the Merger Agreement and does not relate to any Acquisition Proposal or any matter relating thereto or changes in the stock price of the Company, in and of itself, any breach by the Company of the Merger Agreement or the mere fact that the Company meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date of the Merger Agreement; or changes in general economic or geopolitical conditions, or changes in conditions in the global, international or U.S. economy generally (an “Intervening Event”), if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law, subject in each case to compliance with the procedures described below.

In the case of a Superior Proposal, no adverse recommendation change and/or termination of the Merger Agreement may be made:

•	until after the fifth business day following written notice from the Company to Parent advising Parent that the Poshmark Board intends to resolve to effect a Company Board Recommendation Change and/or terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal and specifying the reasons, including the identity of the third party making, such Superior Proposal, the material terms and conditions of such Superior Proposal and copies of all agreements, term sheets, financing commitments and any other documents or written communications relating to such Superior Proposal (with any amendment to the financial terms or any other material term of such Superior Proposal requiring a new notice of superior proposal with a new notice period of three business days); and

•

unless during such five business day period (or three business day period following an amended proposal), the Company agreed to negotiate with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement such that the failure to effect a Company Board Recommendation Change and/or terminate the Merger Agreement, as applicable, would no longer be inconsistent with the Board’s fiduciary duties under applicable law.

In the case of an Intervening Event, no adverse recommendation change may be made:

•

until after the fifth business day following written notice from the Company to Parent advising Parent that the Poshmark Board or any committee of the Poshmark Board intends to take such action and specifying the basis for such change in the Company Board Recommendation;

•

unless, prior to effecting such Company Board Recommendation Change, the Company and its representatives, during such five business day period, agreed to negotiate with Parent and its representatives in good faith to enable Parent to propose adjustments to the terms and conditions of the Merger Agreement such that the failure to effect a Company Board Recommendation Change would no longer be inconsistent with the Board’s fiduciary duties under applicable law; and

•

unless, at the end of such five business day period and prior to effecting such Company Board Recommendation Change, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of this Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect a Company Board Recommendation Change would continue to be inconsistent with the Board’s fiduciary duties under applicable law if such changes proposed by Parent were to be given effect.

As used in the Merger Agreement, the term “Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement.

Reasonable Best Efforts; Antitrust Filings

Poshmark and Parent agreed to use their reasonable best efforts to take all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing (or causing to be done), all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the Merger Agreement, including by:

•	causing the conditions to the Merger as set forth in the Merger Agreement to be satisfied;

•	obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities;

•	making all registrations, declarations and filings with governmental authorities in each case that are necessary and advisable to consummate the transactions.

Each of Poshmark and Parent agreed to:

•

within ten business days after the date of the Merger Agreement, file with the FTC and Antitrust Division of the DOJ a Notification and Report Form (and, if applicable, cause their respective affiliates to make such filing) as required under the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement;

•

use their respective reasonable best efforts to take all action reasonably necessary, proper or advisable as promptly as reasonably practicable, and in any event, at least three business days prior to the Termination Date, cause the expiration or termination of any applicable waiting periods under the HSR Act;

•	supply, or cause to be supplied, such information as may be required or requested by FTC, DOJ, or any governmental authority;

•	promptly inform (and to cause its affiliates to inform) the other parties of any substantive communication from any governmental authority regarding the Merger;

•

make (or cause to be made) an appropriate response to any comments or request for additional information or documentary material from any governmental authority as promptly as practicable, after consultation with the other party;

•

not extend, or request the extension of, any waiting period or decision period, or enter in any agreement or understanding with any governmental authority to delay or otherwise not consummate the Merger, without the consent of the other parties, which consent will not be unreasonably withheld, conditioned or delayed;

•

subject to any restrictions under applicable laws, promptly notify the other parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such party from a governmental authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a governmental authority;

•

keep the other parties informed with respect to the status of any submissions and filings to any governmental authority in connection with the Merger and any developments, meetings or discussions with any governmental authority in respect thereof; and

•

not independently participate in any substantive meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any governmental authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such governmental authority, the opportunity to attend or participate.

Until the earlier of the valid termination of the Merger Agreement and the expiration or termination of the waiting period under the HSR Act, Parent and Merger Sub will not, nor will they permit their respective subsidiaries or controlled affiliates to, enter into a definitive agreement to, or otherwise agree to, acquire any business or assets or equity of any person, if such acquisition would reasonably be expected to prevent, materially delay or materially impede the obtaining of the expiration or termination of the waiting period under the HSR Act applicable to the Merger.

Proxy Statement; Poshmark Stockholders Meeting

The Company has agreed, in consultation with Parent, to conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as reasonably practicable after the date of the Merger Agreement to enable a record date to be set for a special meeting of its stockholders for the purpose of obtaining stockholder approval of the Merger (the “Special Meeting”). The Company agreed to hold the Special Meeting as promptly as reasonably practicable following the clearance of the proxy statement by the SEC.

The Company may, and will, at the request of Parent, postpone or adjourn the Special Meeting:

•

to allow additional solicitation of votes in order to obtain the stockholder approval (provided that (i) such postponement or adjournment will not occur more than two times, in each case, be so delayed by more than ten business days each and (ii) in no event shall the record date of the Company Stockholders Meeting be changed without Parent’s written consent, which shall not be unreasonably withheld, conditioned or delayed);

•

for the absence of a quorum (provided that (i) such postponement or adjournment will not occur more than two times, in each case, be so delayed by more than ten business days each and (ii) in no event shall the record date of the Company Stockholders Meeting be changed without Parent’s written consent, which shall not be unreasonably withheld, conditioned or delayed);

•	if the Company is required to postpone or adjourn the stockholder meeting by applicable law or a request from the SEC or its staff; or

•

to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable law is provided the Company’s stockholders for the amount of time required by law in advance of the Company Stockholders Meeting (provided that the stockholder meeting will not be so delayed by more than 5 business days).

Unless there has been a Company Board Recommendation Change, the Company has agreed to use reasonable efforts to solicit from stockholders of the Company proxies in favor of the adoption of the Merger Agreement. Unless the Merger Agreement is validly terminated, the Company will submit the Merger Agreement for a vote by its stockholders at the Special Meeting even if the Poshmark Board (or a committee thereof) has effected a Company Board Recommendation Change.

The Company has agreed to ensure that the proxy statement will not, on the date it is first disseminated to stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. However, the Company assumes no responsibility with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the proxy statement. Parent and Merger Sub agreed to ensure that such information supplied by them for inclusion in the proxy statement will not, on the date it is first disseminated to stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. However, Parent and Merger Sub assume no responsibility with respect to information supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement.

If at any time prior to the Special Meeting, any information relating to the Company, Parent, Proton Parent, Merger Sub or any of their respective affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the proxy statement or any other required Company filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company’s stockholders.

Subject to applicable law, the Company will use its reasonable best efforts to cause the proxy statement to be disseminated to Poshmark’s stockholders as promptly as reasonably practicable, and in no event more than three business days, following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the proxy statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the proxy statement.

Financing Efforts

Prior to the earlier of the Effective Time and Termination Date, subject to customary limitations and exceptions, Poshmark will, and will cause its subsidiaries to, and will use its commercially reasonable efforts to cause its representatives to, use commercially reasonable efforts to provide all cooperation that is necessary, customary or advisable and reasonably requested by Parent to assist Parent in the arrangement of any third party debt or equity financing in connection with the consummation of the transactions contemplated by the Merger Agreement and all related fees and expenses of Parent and Merger Sub (the “Financing”). The receipt of such Financing is not a condition to the Merger.

Indemnification of Directors and Officers and Insurance

As of the Effective Time, the surviving corporation and its subsidiaries will, and Parent and Proton Parent will cause the surviving corporation and its subsidiaries to, honor and fulfill, in all respects, the obligations of Poshmark and its subsidiaries pursuant to any indemnification agreements in effect as of October 3, 2022 between the Company and any of its subsidiaries or affiliates, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of Poshmark or any of its subsidiaries prior to the Effective Time), on the other hand (each, together with such person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, for a period of six years following the Effective Time, the surviving company or any of its subsidiaries will, and Parent and Proton Parent will cause the surviving company and its subsidiaries to, cause all the organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, advancement and reimbursement of expenses provisions set forth in the organizational documents as of October 3, 2022, which provisions will not be repealed, amended or otherwise modified in any manner except as required by applicable law.

For a period of six years following the Effective Time, the surviving corporation will, and Parent and Proton Parent will cause the surviving corporation to, indemnify and hold harmless, to the fullest extent permitted by applicable law (including with respect to advancement of expenses and attorneys’ fees and advancing such expenses and fees without requiring any preliminary determination of entitlement subject to such individual’s affirmation or undertaking as contemplated by the DGCL), each Indemnified Person from and against any costs, fees and expenses, including reasonable attorneys’ fees and investigation expenses, judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to the fact that an Indemnified Person is or was a director, officer, employee or agent of Poshmark or any of its subsidiaries; any action or omission, or alleged action or omission, prior to the Effective time, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its subsidiaries, or taken at the request of Poshmark or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time); and the Merger, as well as any actions taken prior to the Effective Time by Poshmark, Parent, Proton Parent or Merger Sub with respect to the Merger.

If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a good faith claim for indemnification, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. No Indemnified Person will settle or otherwise compromise or consent to the entry of any judgment with respect to any legal proceeding for which he or she has submitted or may submit an indemnification claim without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

For a period of six years following the Effective Time, the surviving corporation will, and Parent and Proton Parent will cause the surviving corporation to, maintain in effect Poshmark’s current directors’ and officers’ liability and similar insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of Poshmark’s current directors’ and officers’ liability insurance; provided that in no event will the surviving corporation be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year, which amount is referred to as the maximum annual premium. If the annual premiums of such insurance coverage exceed the maximum annual premium, then the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the maximum annual premium from an insurance carrier with the same or better credit rating as Poshmark’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time Poshmark may purchase a prepaid “tail” policy with respect to the Company’s current directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as Poshmark’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the maximum annual premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the surviving corporation will (and Parent and Proton Parent will cause the surviving corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations under such “tail” policy. If the Company is unable to obtain the “tail” policy and Parent and Proton Parent or the surviving corporation are unable to obtain the insurance described above for an annual cost less than or equal to the maximum annual premium, Parent and Proton Parent will cause the surviving corporation to instead obtain as much comparable insurance as possible for an aggregate annual premium equal to the maximum annual premium.

Employee Benefits Matters

For a period of 12 months following the Effective Time, Parent agreed to provide each employee of the Company or any of its subsidiaries who continues to be an employee of Parent or one of its subsidiaries (including the surviving corporation) immediately following the Effective Time (a “Continuing Employee”) with (i) base salary or wage rate and short-term (i.e., annual or shorter) cash incentive opportunities that are no less favorable in the aggregate than those in effect for such Continuing Employee immediately before the Effective Time; and (ii) employee benefits (excluding, in each case, nonqualified deferred compensation, defined benefit pension, retiree or post-termination health or welfare benefits other than COBRA, severance, retention, change in control compensation, long-term bonus or incentive (longer than a year), or equity or equity-based plans or arrangements (the “Excluded Benefits”)) that are substantially comparable in the aggregate to those in effect for (or available to) the Continuing Employees (as a group) under the employee plans as of immediately prior to the Effective Time. In addition, during the 12 month period following the Effective Time, Parent agreed to cause the surviving corporation and its respective subsidiaries to provide severance benefits or compensation to certain eligible employees in the event of a qualifying termination in accordance with certain specified pre-existing employee benefit plans or agreements.

With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time, other than any such plans or programs providing for Excluded Benefits (each such plans, a “New Plan”), the surviving corporation and its subsidiaries shall, and Parent shall cause the surviving corporation and its subsidiaries to, cause to be granted to such Continuing Employee credit for all service with the Company and its subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and (for vacation and severance benefits only) entitlement to benefits to the same extent and for the same purpose as such service was credited under the analogous employee plan prior to the Effective Time, except to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, during the plan year in which the Effective Time occurs, Parent will or will cause the surviving corporation and its subsidiaries to use commercially reasonable efforts to provide that (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such

New Plan replaces coverage pursuant to a corresponding employee plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing group medical, dental, pharmaceutical, or vision benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan be waived for the Continuing Employees and their covered dependents to the extent such conditions were inapplicable, met or waived under the comparable employee plan in which such Continuing Employee participated immediately prior to the Effective Time; and (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins, if such participation begins in the year in which the Effective Time occurs, to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will otherwise be subject to the terms of such vacation and/or paid time off policies as determined by Parent and its affiliates from time to time (but in no event subject to forfeiture).

With respect to each of the Company’s annual cash incentive plans (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, the surviving corporation and its subsidiaries shall (and Parent shall cause the surviving corporation and its subsidiaries to) pay to each Continuing Employee who remains employed with Parent, the surviving corporation or their respective subsidiaries through the applicable payment date, at the same time or times that Parent, the surviving corporation or their applicable subsidiary pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof, the bonus (the “Annual Bonus”) that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on the actual level of achievement of the applicable performance criteria for such fiscal year (as determined after giving appropriate effect to the Merger).

The Merger Agreement provides that the foregoing provisions under this “Employee Benefits Matters” section will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the surviving corporation or any of their respective subsidiaries to terminate or modify the employment of any Continuing Employee; (ii) establish, modify, or amend any employee plan or New Plan or limit or prohibit the right of Parent or any of its affiliates (including, following the Effective Time, the surviving corporation and its subsidiaries) to modify, amend or terminate any employee plan or any New Plan; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof).

Other Agreements

The Merger Agreement contains additional agreements between Poshmark, on the one hand, and Parent, Proton Parent and Merger Sub, on the other hand, relating to, among other things:

•	Parent’s access to information of Poshmark;

•	notification of certain matters;

•	confidentiality;

•	consultations regarding public statements and disclosure; and

•	litigation relating to the transactions contemplated by the Merger Agreement.

Conditions of the Merger

The obligations of Poshmark, Parent, Proton Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:

•	the adoption of the Merger Agreement by the Company’s stockholders;

•	the expiration or termination of any applicable waiting periods under the HSR Act (see the section titled “The Merger - Regulatory Approvals Required for the Merger”); and.

•

the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger.

Parent, Proton Parent and Merger Sub’s obligations to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by Poshmark relating to the absence of a Company Material Adverse Effect since January 1, 2022 being true and correct in all respects as of October 3, 2022 and the closing;

•

certain representations and warranties regarding Poshmark’s capitalization and capital structure being true and correct in all respects as of October 3, 2022 and as of the closing, except for any inaccuracies that are de minimus in the aggregate;

•

the representations and warranties made by Poshmark relating to organization and good standing, corporate power and enforceability, Company Board approval, anti-takeover laws, Company securities and brokers’ fees being true and correct in all material respects as of October 3, 2022 and as of the closing;

•

the other representations and warranties made by the Company in the Merger Agreement being true and correct as of October 3, 2022 and as of the closing, except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

•	Poshmark having performed in all material respects all of the covenants and obligations of the Merger Agreement required to be performed and complied with by Poshmark at or prior to the closing;

•	no Company Material Adverse Effect having occurred since October 3, 2022; and

•

receipt by Parent, Proton Parent and Merger Sub of a certificate of the Company, executed for and on behalf of the Company by a duly authorized executive officer of Poshmark certifying to the satisfaction of the conditions described immediately above.

The Company’s obligations to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by Parent, Proton Parent and Merger Sub set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and the closing, except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

•

Parent, Proton Parent and Merger Sub having performed in all material respects all of the covenants and obligations of the Merger Agreement required to be performed and complied with by Parent, Proton Parent and Merger Sub at or prior to closing; and

•

receipt by Poshmark of a certificate of Parent, Proton Parent and Merger Sub, executed for and on behalf of Parent, Proton Parent and Merger Sub certifying to the satisfaction of the conditions described immediately above.

The Merger Agreement does not contain any financing-related closing condition. Parent, Proton Parent and Merger Sub each acknowledged and agreed in the Merger Agreement that obtaining the financing is not a condition to the closing.

Poshmark, Parent, Proton Parent and Merger Sub can provide no assurance that all of the conditions precedent to the Merger will be satisfied or waived by the party permitted to do so.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time in the following circumstances:

•	by mutual written agreement of Parent and the Company;

•	by either Parent or the Company:

•

if any governmental authority has issued a permanent injunction or final and non-appealable order, which remains in effect, preventing or enjoining the consummation of the Merger; provided, however, that the right to terminate the Merger Agreement on this basis is not available to any party whose failure to perform its obligations under the Merger Agreement has been the primary cause of, or primarily resulted in, the issuance of such permanent injunction or final and non-appealable order (referred to as a “Legal Restraint Termination”);

•

if the Merger is not consummated on or before 11:59 p.m., New York City time, on April 3, 2023 (the “Termination Date”); provided, however, that the Termination Date will be automatically extended until 11:59 p.m., New York City time, on July 3, 2023 if the conditions to the closing of the Merger related to an order or applicable law prohibiting the Merger and/or expirations of waiting periods applicable to the merger under the HSR Act have not been satisfied or waived as of the Termination Date and all other conditions to the closing of the Merger have been satisfied or would be capable of being satisfied, as applicable, if the closing date were the Termination Date; and provided, further, that the right to terminate the Merger Agreement on this basis is not available to any party whose material breach of any provision of the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Merger to be consummated prior to the Termination Date; and

•

if the holders of a majority of the voting power of the outstanding shares of Poshmark common stock entitled to vote at the Special Meeting fail to adopt the Merger Agreement at the Special Meeting (referred to as a “Stockholder Vote Termination”);

•	by Parent if:

•

the Company breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured (provided that Parent is not then in material breach of its obligations under the Merger Agreement such that the Company would be entitled to terminate the Merger Agreement pursuant to the Parent Breach Termination) (referred to as a “Company Breach Termination”);

•	prior to the adoption of the Merger Agreement by Poshmark stockholders, the Poshmark Board has effected a Company Board Recommendation Change (referred to as a “Recommendation Change Termination”); or

•	Poshmark or the Poshmark Board has willfully and materially breached its obligations under the no-shop provisions; and

•	by the Company if:

•

Parent, Proton Parent or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured (provided that the Company is not then in material breach of its obligations under the Merger Agreement such that Parent would be entitled to terminate the Merger Agreement pursuant to the Company Breach Termination) (referred to as a “Parent Breach Termination”);

•

prior to the adoption of the Merger Agreement by Poshmark stockholders and so long as Poshmark is in compliance with and has not breached the requirements of the no-shop provisions, in order to substantially concurrently enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal received after October 3, 2022, if Poshmark pays Parent the Company Termination Fee (summarized below) (referred to as a “Superior Proposal Termination”).

Effect of Termination

Any valid termination of the Merger Agreement will be effective immediately upon the delivery of written notice by the terminating party to the other parties, and the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except that certain provisions of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including the provisions regarding the effect of termination and payment of termination fees and related expenses and the general provisions contained in Article IX of the Merger Agreement. Subject to the provisions regarding payment of the Company Termination Fee, each party also will not be relieved or released from any liabilities or damages arising out of fraud or its willful and material breach of any provision of the Merger Agreement. For purposes of the Merger Agreement, a “willful and material breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute or would reasonably be expected to cause or constitute a material breach of the Merger Agreement.

Termination Fees and Expenses

The Company will promptly pay Parent a termination fee of $52,913,000 (the “Company Termination Fee”) if (i) the Merger Agreement is validly terminated by (x) either Parent or the Company, if the Merger has not occurred by the Termination Date (provided that at the Termination Date, the approval of the Merger by the holders of a majority of the voting power of the outstanding shares of Poshmark common stock has not been obtained or Parent has the right to terminate due to the Company Breach Termination), (y) either Parent or the Company for a Stockholder Vote Termination or (z) Parent for a Company Breach Termination; (ii) prior to such termination, a third party publicly announces an Acquisition Proposal (or an Acquisition Proposal otherwise becomes publicly known) and does not publicly withdraw such Acquisition Proposal without qualification prior to the earlier of (x) five days prior to the Company Stockholders Meeting (as such meeting may have been adjourned or postponed in accordance with the Merger Agreement) and (y) such termination of the Merger Agreement; and (iii) within 12 months following such termination of the Merger Agreement, (1) the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, (2) an Acquisition Transaction is consummated or (3) to the extent the Company has not entered into a definitive agreement providing for the consummation of an Acquisition Transaction, in the case of an Acquisition Proposal that is a tender or exchange offer, the Poshmark Board shall have (A) approved or recommended such Acquisition Transaction to the Company’s stockholders or (B) otherwise not opposed such Acquisition Transaction and in the case of this clause (B), such Acquisition Proposal is subsequently consummated. For purposes of this paragraph, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

The Company is also required to pay the Company Termination Fee if Parent terminates the Merger Agreement due to (i) a Company Board Recommendation Change or (ii) the Company or the Company Board, as applicable, willfully and materially breaching the no-shop provisions of the Merger Agreement. The Company is also required to pay the Company Termination Fee in the case of a Superior Proposal Termination.

The payment of the Company Termination Fee is the sole and exclusive remedy available to Parent, Proton Parent and Merger Sub with respect to the Merger Agreement in the event the Company Termination Fee becomes due and payable pursuant to the terms of the Merger Agreement, and is paid, except for fraud or willful and material breach.

Specific Performance

The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions will not be required to provide any bond or other security in connection with such injunction or enforcement.

Amendments and Waivers

Prior to the Poshmark stockholder approval, the Merger Agreement may be amended at any time by the parties to the Merger Agreement; however, following the receipt of the Poshmark stockholder approval, no amendment to the Merger Agreement that requires the approval of the stockholders of the Company under the DGCL may be made unless the further required approval is obtained.

Any agreement on the part of a party to any extension or waiver with respect to the Merger Agreement is valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the Effective Time, the parties to the Merger Agreement (treating Parent, Proton Parent and Merger Sub as one party for this purpose) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement. The failure or delay of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights nor will any single or partial exercise of such rights preclude any other or further exercise of any other right under the Merger Agreement.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware.

VOTING AGREEMENT

In connection with the execution of the Merger Agreement, Poshmark entered into a Voting Agreement with Parent and each of Manish Chandra, Mayfield XIII, Mayfield Select, GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. (each, a “specified stockholder”). The following is a summary of the material provisions of the Voting Agreement, a copy of which is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference.

As of the close of business on the record date, the specified stockholders beneficially owned in the aggregate approximately [●] shares of Class A common stock and [●] shares of Class B common stock, representing approximately [●]% of the total voting power of the outstanding shares entitled to vote at the Special Meeting. In the event any specified stockholder acquires record ownership or beneficial ownership of Poshmark common stock after the execution of the Voting Agreement, such additional shares will automatically become subject to the Voting Agreement. The shares of Poshmark common stock subject to the Voting Agreement are referred to in this section as “covered shares.”

Voting Provisions

Under the Voting Agreements, each specified stockholder agreed to vote or cause to be voted all covered shares: (1) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement; (2) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held; (3) in favor of any other transactions reasonably required in furtherance of the matters set forth in (1) and (2); and (4) against (i) any action, proposal, transaction or agreement that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied prior to the Termination Date, (ii) any Acquisition Proposal or any action with the intention to further any Acquisition Proposal, (iii) any action that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the adoption of the Merger Agreement or the timely consummation of the Merger or the fulfillment of the Poshmark’s, Parent’s, Proton Parent’s or Merger Sub’s conditions to closing under the Merger Agreement, (iv) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving Poshmark (except as expressly contemplated by the Merger Agreement), and (v) any action which would reasonably be expected to result in a material breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement or of a stockholder contained in the Merger Agreement.

Each specified stockholder also has agreed to be represented in person or by proxy held by the Chief Executive Officer of the Company or otherwise cause each covered share to be counted for the purposes of a quorum at every meeting of the Company’s stockholders during the term of the Voting Agreement in order for the covered shares to be counted as present for purposes of establishing a quorum.

Restrictions on Transfer

Pursuant to the Voting Agreement, each specified stockholder agreed that, during the term of the Voting Agreement, it will not (1) directly or indirectly offer, sell, assign, encumber, pledge, hypothecate, divide, dispose of, loan or otherwise transfer (voluntary or involuntary and including by merger, by testamentary disposition, by gift, by operation of law or otherwise) any of the covered shares or any interest in any covered shares (other than the Voting Agreement), (2) deposit any covered shares into a voting trust or enter into a voting agreement or arrangement or understanding or commitment (other than the Voting Agreement) or grant any proxy or power of attorney with respect to the covered shares, (3) create any lien or enter into any contract, swap, arrangement, agreement or understanding creating any lien, with respect to any covered shares (other than permitted liens), (4) enter into any derivative or hedging arrangement with respect to any covered securities or any interest therein, (5) with respect to covered shares that are shares of Class B common stock, any other action that would constitute a “Transfer” as such term is defined in the Company’s amended and restated charter, or (6) contract or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses.

Waiver of Appraisal Rights and Certain Other Actions; Termination

Under the Voting Agreement, the specified stockholders irrevocably waived and agreed not to exercise any and all appraisal rights under Section 262 of the DGCL and agreed not to commence or participate in any class action or legal action against Parent, Proton Parent, the Company or any of their respective subsidiaries or successors challenging the validity of, or seeking to enjoin or delay the operation of the Voting Agreement or the Merger Agreement or alleging a breach of any duty of the Poshmark Board, Proton Parent or Parent in connection with the Voting Agreement or the Merger Agreement (or the transactions contemplated thereby).

The Voting Agreement will terminate as of the earlier of (1) the earliest to occur of (x) the Effective Time and (y) the termination of the Merger Agreement in accordance with the termination provisions of the Merger Agreement, and (2) the election of such specified stockholder to terminate the Voting Agreement following any amendment to the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of Poshmark common stock as of October 18, 2022 by (1) each person or entity known to us who beneficially owns more than five percent of any class of Poshmark’s voting securities, (2) our named executive officers and directors, and (3) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of the table below, we deem shares of Poshmark common stock issuable upon settlement of restricted stock units held by the respective person or group within 60 days of October 18, 2022 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of October 18, 2022 to be outstanding and to be beneficially owned by the person holding restricted stock units or options for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Applicable percentage of ownership is based upon 54,625,540 shares of Class A common stock and 24,592,080 shares of Class B common stock outstanding as of October 18, 2022.

Unless otherwise noted below, the address of each of the directors and executive officers is c/o Poshmark, Inc., 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated in the footnotes below, to our knowledge, all persons listed in the table above have sole voting and investment power with respect to all shares that they beneficially owned, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned				% Total Voting Power
	Class A		Class B
	Shares	%	Shares	%
Name of 5% Stockholders:
Entities affiliated with Mayfield(1)	—	—	17,253,647	70.2%	57.4%
Entities affiliated with GGV Capital(2)	3,334,091	6.1%	—	—	1.1%
Entities affiliated with Menlo Ventures(3)	5,172,016	9.8%	—	—	1.7%
Anderson Investments Pte. Ltd.(4)	5,971,646	11.3%	—	—	2.0%
Dorsey Asset Management, LLC(5)	3,306,561	6.2%	—	—	1.1%
The Vanguard Group(6)	3,065,459	5.8%	—	—	1.0%
Manish Chandra(7)	7,298	*	6,495,137	26.4%	21.6%
Named Executive Officers and Directors:
Manish Chandra(7)	7,298	*	6,495,137	26.4%	21.6%
Rodrigo Brumana(8)	20,027	*	—	—	—
John McDonald(9)	68,377	*	519,391	2.1%	1.8%
Ebony Beckwith(10)	4,981	*	—	—	*
Navin Chaddha(11)	6,555	*	17,253,647	70.2%	57.4%
Jeff Epstein(12)	366,067	*	—	—	*
Jenny Ming(13)	65,630	*	—	—	*
Hans Tung(14)	3,338,563	6.1%	—	—	1.1%
Serena J. Williams(15)	175,305	*	—	—	*
All directors and executive officers as a group (9 persons)(16)	4,052,803	7.4%	24,268,175	98.7%	82.1%

*	Represents less than 1% of the outstanding common stock.

(1)

Consists of (i) 15,748,793 shares of Class B common stock held of record by Mayfield XIII, a Cayman Islands Exempted Limited Partnership, or MF XIII, and (ii) 1,504,854 shares of Class B common stock held of record by Mayfield Select, a Cayman Islands Exempted Limited Partnership, or MF Select. Mayfield XIII Management (UGP), Ltd., a Cayman Islands Exempted Company, or MF XIII UGP, is the general partner of Mayfield XIII Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF XIII. Rajeev Batra, Navin Chaddha, and Vaneeta Varma are the directors of MF XIII UGP. As a result, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the shares owned by MF XIII, but each of the individuals disclaims such beneficial ownership. Mayfield Select Management (UGP), Ltd., a Cayman Islands Exempted Company, or MF Select UGP, is the general partner of Mayfield Select Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF Select. Rajeev Batra, Navin Chaddha, and Urshit Parikh are the directors of MF Select UGP. As a result, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the shares owned by MF Select, but each of the individuals disclaims such beneficial ownership. The address for each of these entities is c/o Mayfield, 2484 Sand Hill Road, Menlo Park, CA 94025.

(2)

Consists of (i) 3,214,052 shares of Class A common stock held by GGV Capital V L.P., (ii) 117,956 shares of Class A common stock held by GGV Capital V Entrepreneurs Fund L.P. and (iii) 2,083 shares held by GGV Capital LLC. GGV Capital V L.L.C. is the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Glenn Solomon, Jixun Foo, Jenny Lee, Jeff Richards, and Hans Tung are the managing directors of GGV Capital V L.L.C., and share voting and investment control over these shares. The address for each of these entities is 3000 Sand Hill Road, Building 4, Suite 230, Menlo Park, CA 94025.

(3)

Based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2022, reporting beneficial ownership as of December 31, 2021. Consists of (i) 4,826,294 shares of Class A common stock held directly by Menlo Ventures XI, L.P., (ii) 186,245 shares of Class A common stock held of record by MMEF XI, L.P., (iii) 156,925 shares of Class A common stock held of record by Menlo Special Opportunities Fund, L.P. and (iv) 2,552 shares of Class A common stock held of record by MMSOP, L.P. MV Management XI, L.L.C. is the general partner of each of Menlo Ventures XI, L.P. and MMEF XI, L.P. and MSOP GP, L.L.C. is the general partner of each of Menlo Special Opportunities Fund, L.P. and MMSOP, L.P. The managing members of MV Management XI, L.L.C., H. DuBose Montgomery, John W. Javre, Douglas C. Carlisle, Mark A. Siegel and Venky V. Ganesan, may be deemed to have shared voting and investment power over the shares held by Menlo Ventures XI, L.P. and MMEF XI, L.P., but each of these individuals disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest therein. The managing members of MSOP GP, L.L.C., Mark A. Siegel, Matthew J. Murphy, Shawn T. Carolan, and Venky V. Ganesan, may be deemed to have shared voting and investment power over the shares held by Menlo Special Opportunities Fund, L.P. and MMSOP, L.P., but each of these individuals disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest therein. The address for each of these entities is 32884 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(4)

Based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2022, reporting beneficial ownership as of December 31, 2021. Consists of 5,971,646 shares of Class A common stock held of record by Anderson Investments Pte. Ltd, or Anderson. Anderson is a direct wholly-owned subsidiary of Thomson Capital Pte. Ltd., or Thomson, which in turn is a direct wholly-owned subsidiary of Tembusu Capital Pte. Ltd., or Tembusu, which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited, or Temasek. In such capacities, each of Thomson, Tembusu, and Temasek may be deemed to have voting and dispositive power over the shares held by Anderson. The address for Anderson, Thomson, Tembusu, and Temasek is 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(5)

Based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2022, reporting beneficial ownership as of December 31, 2021. The shares are owned by various investment advisory clients of Dorsey Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act, due to its discretionary power to make investment decisions over such shares and/or its ability to vote such shares. The address for Dorsey Asset Management, LLC is 150 North Wacker Dr., Suite 960, Chicago, IL 60606.

(6)

Based on the Schedule 13G filed with the Securities and Exchange Commission on February 10, 2022, reporting beneficial ownership as of December 31, 2021. The Vanguard Group holds sole voting power over 0 shares of Class A common stock, shared voting power over 9,861 shares of Class A common stock, sole dispositive power over 3,029,328 shares of Class A common stock, and shared dispositive power over 36,131 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(7)

Consists of (i) 5,434,458 shares of Class B common stock held of record by Manish Chandra, (ii) 7,298 shares of Class A common stock held of record by Manish Chandra, and (iii) 1,060,679 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of October 18, 2022.

(8)

Consists of (i) 8,664 shares of Class A common stock held of record by Rodrigo Brumana and (ii) RSUs for 11,363 shares of Class A common stock for which the service-based vesting condition would be satisfied within 60 days of October 18, 2022.

(9)

Consists of (i) 49,179 shares of Class B common stock held of record by John McDonald, (ii) 54,212 shares of Class A common stock held of record by John McDonald, (iii) 470,212 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of October 18, 2022, and (iv) RSUs for 14,165 shares of Class A common stock for which the service-based vesting condition would be satisfied within 60 days of October 18, 2022.

(10)

Consists of (i) 1,583 shares of Class A common stock held directly by Ebony Beckwith and (ii) 3,398 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of October 18, 2022.

(11)

Consists of (i) 2,083 shares of Class A common stock held directly by Navin Chaddha, (ii) 4,472 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of October 18, 2022 and (iii) 17,253,647 shares of Class B common stock held by entities affiliated with Mayfield as described in footnote 1.

(12)

Consists of (i) 2,083 shares of Class A common stock held directly by Jeff Epstein and (ii) 363,984 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of October 18, 2022.

(13)

Consists of (i) 19,819 shares of Class A common stock held directly by Jenny Ming and (ii) 42,348 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of October 18, 2022.

(14)

Consists of (i) 4,472 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of October 18, 2022 and (ii) 3,334,091 shares of Class A common stock held by entities affiliated with GGV Capital as described in footnote 2.

(15)

Consists of (i) 2,083 shares of Class A common stock held directly by Serena Williams and (ii) 173,222 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of October 18, 2022.

(16)

Consists of (i) 24,268,175 shares of Class B common stock beneficially owned by our directors and named executive officers, (ii) 4,027,275 shares of Class A common stock beneficially owned by our directors and named executive officers, (iii) 1,530,891 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of October 18, 2022, (iv) 595,359 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of October 18, 2022 and (v) RSUs for 25,528 shares of Class A common stock for which the service-based vesting condition would be satisfied within 60 days of October 18, 2022.

APPRAISAL RIGHTS

General

Under the DGCL, you have the right to demand appraisal and to receive payment in cash for the fair value of your shares of Poshmark common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Delaware Court of Chancery, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Stockholders of record and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Poshmark stockholder of record or beneficial owners should exercise its right to seek appraisal under Section 262 of the DGCL.

Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders of record, and beneficial owners, of shares of Poshmark common stock who: (1) submit a written demand for appraisal of such person’s shares to the Company prior to the vote on the adoption of the Merger Agreement; (2) have not consented to or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights; (3) continuously are the record holders or beneficial holders, as applicable, of such shares through the Effective Time; and (4) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) as of the completion of the Merger instead of the Merger Consideration. Any such Poshmark stockholder of record or beneficial holder awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Merger Consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, that which Poshmark stockholders of record and beneficial owners will receive pursuant to the Merger Agreement.

Section 262 of the DGCL requires that stockholders as of the record date for notice of the Special Meeting to vote on the adoption of the Merger Agreement for whom appraisal rights are available be notified not less than 20 days before the Special Meeting. Either a copy of Section 262 of the DGCL or information directing stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of the applicable statutory provisions is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Stockholders of record and beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Company unless certain stock ownership conditions are satisfied by the Poshmark stockholders of record and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders of record and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A Poshmark stockholder of record and beneficial owner who loses, waives or otherwise fails to properly exercise his, her, their or its appraisal rights will be entitled to receive the Merger Consideration.

How to Exercise and Perfect Your Appraisal Rights

If you are a Poshmark stockholder of record of a beneficial holder and wish to exercise the right to seek an appraisal of your shares of Poshmark common stock, you must satisfy each of the following conditions:

•

You must deliver to the Company a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder of record or beneficial holder and the intention of such holder to demand appraisal of his, her or its shares. A failure by such holder to make a written demand for appraisal before the vote with respect to the Merger is taken will constitute a waiver of appraisal rights;

•

In the case of a stockholder of record, you must not vote in favor of, or consent in writing to, the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy submitted by mail, over the Internet or by telephone, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. In the case of a beneficial owner, you must not instruct your broker, bank or other nominee to vote your share(s), or abstain from voting, in favor of the proposal to adopt the Merger Agreement;

•

You must continuously hold or beneficially own, as applicable, shares of Poshmark common stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you transfer the shares before the Effective Time; and

•

You must otherwise comply with the requirements of Section 262 of the DGCL, including the requirement that you, another stockholder who has complied with the requirements of Section 262 or the Company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Company is under no obligation to file any petition and has no present intention of doing so.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Poshmark common stock.

In addition, because Poshmark’s common stock is listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the consummation of the Merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of Poshmark common stock, unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Poshmark common stock eligible for appraisal or (2) the value of the consideration provided in the Merger for such total number of shares entitled to appraisal exceeds $1 million. We refer to conditions (1) and (2) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for Company stockholders to be entitled to seek appraisal with respect to such shares of Poshmark common stock.

In the case of a record holder of shares of Company common stock, voting, via the Internet during the Special Meeting or by proxy, against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. If you want to exercise your appraisal rights, you must not vote your shares via the Internet during the Special Meeting or by proxy in favor of the adoption of the Merger Agreement.

In the case of a beneficial owner of Company common stock, brokers, banks and other nominees that hold shares of common stock in “street name” for their customers do not have discretionary authority to vote those shares on the proposal to approve and adopt the Merger Agreement without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares of Company common stock held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the proposal to approve and adopt the Merger Agreement, and does not revoke such instruction prior to the vote on the proposal to approve and adopt the Merger Agreement, then such shares will be voted in favor of the approval and adoption of the Merger Agreement, and it will constitute a waiver of such beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, if you are a beneficial owner of Company common stock who wishes to exercise appraisal rights, you must either not provide any instructions to such person’s broker, bank or other nominee how to vote on the proposal to approve and adopt the Merger Agreement or must instruct such broker, bank or other nominee to vote against the approval and adoption of the Merger Agreement or abstain from voting on such proposal.

Who May Exercise Appraisal Rights

A holder of record or beneficial owner of shares of Poshmark common stock issued and outstanding immediately prior to the Effective Time may assert appraisal rights for the shares of Poshmark common stock held of record or beneficially in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record or beneficial owner, as applicable, and must reasonably inform the Company of the identity of the stockholder of record or beneficial owner and that the stockholder intends to demand appraisal of his, her or its common stock. In addition, in the case of a demand for appraisal made by a beneficial owner, the demand must (1) reasonably identify the holder of record of the shares for which the demand is made, (2) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (3) provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. A holder of record, such as a bank, broker or other nominee, who holds shares of Poshmark common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of Poshmark common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Poshmark common stock as to which appraisal is sought. Where no number of shares of Poshmark common stock is expressly mentioned, the demand will be presumed to cover all shares of Poshmark common stock held in the name of the holder of record.

If the shares are owned of record or beneficially owned in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner or beneficial owner, and if you own shares of Poshmark common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

Poshmark, Inc.

203 Redwood Shores Parkway, 8th Floor

Redwood City, California 94065

Attention: General Counsel and Corporate Secretary

Surviving Corporation’s Actions After Completion of the Merger

If the Merger is consummated, the surviving corporation will give written notice of the Effective Time within ten days after the Effective Time to Poshmark stockholders of record or beneficial owners who did not vote in favor of the adoption of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the Effective Time, any Company stockholder of record or beneficial owner that made a demand for appraisal but did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of Poshmark common stock, but after such 60-day period a demand for appraisal may be withdrawn only with the written approval of the surviving corporation. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder of record or beneficial owner without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Poshmark stockholder of record or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. Within 120 days after the Effective Time, either a record holder or a beneficial owner of Poshmark common stock, provided such person has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or the surviving corporation must commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder of record or beneficial owner, demanding an appraisal of the value of the shares of Poshmark common stock held by all stockholders of record and beneficial owners who have properly demanded appraisal. The surviving corporation is under no obligation to file an appraisal petition and has no present intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the Effective Time, any stockholder of record or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Poshmark common stock not voted in favor of the adoption of the Merger Agreement and with respect to which Poshmark has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must give this statement to you within the later of (1) ten days after receipt by the surviving corporation of the request therefor or (2) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of Poshmark common stock held in a voting trust or by a nominee or intermediary on your behalf, you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.

If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of Poshmark common stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Delaware Court of Chancery will then determine which stockholders of record and beneficial owners are entitled to appraisal rights and may require the stockholders of record and beneficial owners demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. The Delaware Court of Chancery will also dismiss proceedings as to all Poshmark stockholders of record and beneficial owners if neither of the ownership thresholds described above is met. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Poshmark common stock owned by such stockholders of record and beneficial owners, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Poshmark common stock at the Effective Time held by all Poshmark stockholders of record and beneficial owners who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder of record and beneficial owner entitled to appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest accrued on the amount of the voluntary cash payment before such payment was made, unless such interest was paid at the time the voluntary cash payment is made. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, less any amounts already paid in a voluntary cash payment, with interest thereon, if any, to the stockholders of Poshmark of record and beneficial owners entitled to receive the same.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known, or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of Poshmark common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

Moreover, neither Poshmark nor Parent anticipates offering more than the Merger Consideration to any Poshmark stockholder exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Poshmark common stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.

If no party files a petition for appraisal within 120 days after the Effective Time or if neither of the ownership thresholds above has been satisfied in respect of such shares, then all Poshmark stockholders of record and beneficial owners will lose the right to an appraisal and will instead receive the Merger Consideration described in the Merger Agreement, without interest thereon, less any applicable withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Each Poshmark stockholder of record and beneficial owner party to the appraisal proceeding is responsible for its own attorneys’ fees and expert witnesses’ fees and expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder of record and beneficial owner in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Poshmark common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, on or after the Effective Time, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Poshmark common stock as of a record date prior to the Effective Time.

If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the Merger Consideration to the surviving corporation, except that any attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder of record or beneficial owner without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Poshmark stockholder of record or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. If you fail to perfect, successfully withdraw your demand for appraisal, waiver or otherwise lose the appraisal right, your shares of Poshmark common stock will be converted into the right to receive the Merger Consideration, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Poshmark common stock in accordance with the Merger Agreement without interest. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Poshmark stockholder of record or beneficial owner and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.

The process of demanding and exercising appraisal rights requires compliance with the prerequisites of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you are urged to consult with your own legal and financial advisors in connection with compliance under Section 262 of the DGCL. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL will govern.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies and for separate copies in the future should be sent to ir@poshmark.com or by mail at:

Poshmark, Inc.

203 Redwood Shores Parkway, 8th Floor

Redwood City, California 94065

Attention: General Counsel and Corporate Secretary

Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may send a written request to ir@poshmark.com or by mail to the address above to request that only a single copy of a proxy statement be mailed in the future.

If your shares are held in “street name,” you may contact your bank, broker, or other nominee to request information about householding.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we do not expect to hold a 2023 annual meeting of stockholders, as Poshmark will cease to be an independent public company and will become an indirect subsidiary of Parent. If the Merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meetings of stockholders, and we will hold a 2023 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2023 annual meeting will be held. If the 2023 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2023 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our Amended & Restated By-Laws, as described below.

As described in our proxy statement for our 2022 annual meeting of stockholders, stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2023 annual meeting of stockholders are required to submit proposals to the Company no later than the close of business on December 30, 2022 and follow the other procedures required by Rule 14a-8 of the Exchange Act.

Our Amended and Restated By-Laws set forth procedures to be followed by stockholders who wish to nominate candidates for election to the Poshmark Board in connection with annual meetings of stockholders or who wish to bring forth other business at the annual meeting of stockholders. All such nominations must be accompanied by certain background and other information specified in our Amended and Restated By-Laws. A stockholder wishing to nominate a director for the 2023 annual meeting of stockholders or bring forth other business must have provided written notice to the Corporate Secretary of their intention to make such nomination no earlier than December 30, 2022, and no later than January 29, 2023, provided, however, that if our 2023 annual meeting is held before May 15, 2023 or after August 13, 2023, then the deadline is (a) no earlier than the close of business on the 120th day prior to the date of the 2023 annual meeting and (b) not later than the close of business on the later of (i) the 90th day prior to the 2023 annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2023.

A copy of the provisions in our Amended and Restated By-Laws governing the notice requirements set forth above may be obtained by writing to our Corporate Secretary, Poshmark, Inc., 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information we file electronically at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on our website at investors.poshmark.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website, by email at ir@poshmark.com or by mail at Poshmark, Inc., 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065, Attention: Investor Relations.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Poshmark filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):

•	Poshmark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed on March 30, 2022;

•

Poshmark’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022, the quarter ended June 30, 2022, filed with the SEC on August 15, 2022, and the quarter ended September 30, 2022, filed with the SEC on November 10, 2022;

•	Poshmark’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022; and

•	Poshmark’s Current Reports on Form 8-K filed with the SEC on April 26, 2022, June 17, 2022 and October 4, 2022.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Written requests may be directed to the address noted above or ir@poshmark.com.

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed Merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

NAVER CORPORATION,

PROTON PARENT, INC.

PROTON MERGER SUB, INC.

and

POSHMARK, INC.

Dated as of October 3, 2022

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 3, 2022, by and among NAVER Corporation, a public corporation organized under the laws of the Republic of Korea (“Parent”), Proton Parent, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Proton Parent”), Proton Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Proton Parent (“Merger Sub”), and Poshmark, Inc., a Delaware corporation (the “Company”). Each of Parent, Proton Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.

RECITALS

A.    The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof.

B.    Each of the board of directors of Parent, the board of directors of Proton Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

C.    Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, each of the Specified Stockholders is entering into a Voting Agreement with Parent, in the form attached hereto as Exhibit A (the “Voting Agreement”).

D.    Parent, Proton Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Proton Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1    Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a)    “Acceptable Confidentiality Agreement” means any confidentiality agreement (x) in effect as of the date hereof or (y) executed, delivered and effective after the date hereof and, in either case, effective through the relevant date in question and (i) containing terms that are not less favorable in the aggregate to the Company or less restrictive in the aggregate of a third party than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal and (ii) that does not prohibit the Company from providing any information to Parent in accordance with Section 5.3 or otherwise prohibit the Company from complying with its obligations under Section 5.3.

(b)    “Acquisition Proposal” means any bona fide written offer or proposal (other than an offer or proposal by Parent, Proton Parent or Merger Sub) relating to an Acquisition Transaction.

(c)    “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i)    any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding or voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common Stock outstanding or voting power of the Company after giving effect to the consummation of such tender or exchange offer;

(ii)    any direct or indirect purchase or other acquisition by any Person or Group, or stockholders of any such Person or Group, of more than 20% of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof);

(iii)    any merger, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, shares of Company Common Stock representing more than 20% of the equity interests or voting power of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

(iv)    any combination of the foregoing.

(d)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise; provided, that, with respect to the Specified Stockholders, portfolio companies of investment funds managed by a Specified Stockholder or managed by other Persons otherwise Affiliated with such Specified Stockholder shall not be deemed to be Affiliates of such Specified Stockholder unless such portfolio company is acting at the direction, or for the benefit, of such Specified Stockholder or other Persons otherwise Affiliated with such Specified Stockholder, or received or receives Confidential Information (as defined in the Confidentiality Agreement).

(e)    “Affordable Care Act” means the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended and including any guidance issued thereunder.

(f)    “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(g)    “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2021 set forth in the Company’s Form 10-K filed by the Company with the SEC on March 30, 2022.

(h)    “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in Seoul, Korea or San Francisco, California.

(i)    “Bylaws” means the Amended and Restated Bylaws of the Company.

(j)    “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.

(k)    “Charter” means the Amended and Restated Certificate of Incorporation of the Company.

(l)    “Code” means the Internal Revenue Code of 1986.

(m)    “Company Board” means the Board of Directors of the Company.

(n)    “Company Common Stock” means the Class A Common Stock and Class B Common Stock.

(o)    “Company Equity Awards” means, collectively, the Company Options and the Company RSUs.

(p)    “Company ESPP” means the Company 2021 Employee Stock Purchase Plan, as amended from time to time.

(q)    “Company Intellectual Property” means any Intellectual Property that is Company Owned Intellectual Property or used in or necessary for the business.

(r)    “Company Material Adverse Effect” means any change, circumstance, event, effect or development that, (A) individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to prevent the consummation by the Company of the Merger prior to the Termination Date; provided, that, for the purposes of clause (A), none of the following, and no conditions, circumstances, changes, events, effects or developments to the extent arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (subject to the limitations set forth below):

(i)    general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation and (to the extent comprising general conditions as aforesaid) supply chain disruptions, and labor shortages;

(ii)    conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii)    general conditions in the industries in which the Company and its Subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company conducts business, or changes therein;

(iv)    any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, cyberterrorism, cyber-attacks or sabotage by or sponsored by a Governmental Authority, terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

(v)    earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

(vi)    the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees (including any such resulting employee attrition), regulators, Governmental Authorities, vendors or any other third Person (other than for purposes of the representations and warranties contained in Section 3.5 or to any other representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of this Agreement, the performance of a Party’s obligations hereunder or the consummation of the Transactions);

(vii)    the compliance by any Party with the express terms of this Agreement (other than any action or omission required by Section 5.1 or Section 5.2);

(viii)    any action taken or refrained from being taken, in each case pursuant to the express written request of Parent;

(ix)    changes or proposed changes in GAAP or other accounting standards, in any applicable Laws (or the enforcement or interpretation of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;

(x)    any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by an applicable Governmental Authority), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world; provided, that COVID-19, any evolutions or mutations thereof and COVID-19 Measures shall be exclusively covered by clause (xi) below;

(xi)    COVID-19 and any evolutions or mutations thereof and any COVID-19 Measures;

(xii)    any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions (including in connection with any dispute involving the Russian Federation and Ukraine);

(xiii)    any changes in the price or trading volume of the Company Common Stock or to the Company’s credit ratings, in each case in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xiv)    any failure by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xv)    the availability or cost of equity, debt or other financing to Parent or Merger Sub;

(xvi)    any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith; provided that the underlying facts or causes relating to such Transaction Litigation or demand or Legal Proceeding for appraisal of fair value may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder; and

(xvii)    the identity of, or any facts or circumstances relating to, Parent, Merger Sub, or the respective Affiliates of the foregoing, the respective financing sources of or investors in the foregoing;

except, in each case of clauses (i), (ii), (iii), (iv), (v), (ix), (x), (xi) and (xii), to the extent that such conditions, changes, events, effects or developments have had a disproportionate adverse effect on the Company relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

(s)    “Company Options” means any options to purchase shares of Company Common Stock, whether granted pursuant to any of the Company Stock Plans or otherwise.

(t)    “Company Owned Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

(u)    “Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

(v)    “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

(w)    “Company RSUs” means awards of restricted stock units of the Company, whether granted pursuant to any of the Company Stock Plans or otherwise.

(x)    “Company Stock Plans” means the Company’s 2011 Stock Option and Grant Plan and the Company’s 2021 Stock Option and Incentive Plan, the Company ESPP and each other Employee Plan that provides for or has provided for the award of rights of any kind to receive shares of Company Common Stock or benefits measured in whole or in part by reference to shares of Company Common Stock.

(y)    “Company Stockholders” means the holders of shares of Company Common Stock.

(z)    “Company Termination Fee” means an amount equal to $52,913,000.

(aa)    “Computer Systems” means all computer hardware (whether general or special purpose), firmware, networks, databases, electronic data processing systems, information technology systems, computer systems, and Software, including any information technology, or computer systems that are owned, relied upon, or used by the Company or any of its Subsidiaries in the conduct of their respective businesses. The Computer Systems include any Proprietary Software.

(bb)    “Confidentiality Agreement” means the agreement listed in Section 9.4 of the Company Disclosure Letter.

(cc)    “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, family or parental leave (paid or unpaid), maternity or paternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(dd)    “Contract” means any binding contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other agreement.

(ee)    “COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions, mutations or variants of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.

(ff)    “COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, social distancing, shut down, sequester, safety or similar Law, directive, protocol or guideline promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention or the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

(gg)    “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive Sanction, including, as of the date of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine.

(hh)    “DOJ” means the United States Department of Justice or any successor thereto.

(ii)    “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each other bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, employment, individual consulting, separation, termination, retention, change of control, stay bonus, fringe benefit and other similar benefit or compensation plan, program, policy, agreement or arrangement (whether or not in writing) that is sponsored, maintained or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries for the benefit of any current or former employee or other individual service provider of the Company or any of its Subsidiaries or otherwise with respect to which the Company or any of its Subsidiaries has any current or potential liability, other than any such plan, scheme or arrangement that is sponsored by a Governmental Authority.

(jj)    “Environmental Law” means any applicable Law in effect on or prior to the Closing Date relating to the protection of the environment (including ambient air, surface water, groundwater or land), pollution, or the release, management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of, or exposure to, any Hazardous Substance.

(kk)    “Environmental Permits” means Governmental Authorizations required under Environmental Laws.

(ll)    “ERISA” means the Employee Retirement Income Security Act of 1974.

(mm)    “ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.

(nn)    “Exchange Act” means the Securities Exchange Act of 1934.

(oo)    “FTC” means the United States Federal Trade Commission or any successor thereto.

(pp)    “GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.

(qq)    “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory (including applicable stock exchanges) or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

(rr)    “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.

(ss)    “Group” has the meaning as used in Section 13(d) of the Exchange Act.

(tt)    “Hazardous Substance” means any toxic or hazardous material, substance or waste, or pollutant or contaminant, defined or regulated under Environmental Laws.

(uu)    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(vv)    “Intellectual Property” means: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, published and unpublished works of authorship, copyright registrations and applications therefor (“Copyrights”); (iii) trademarks, service marks, trade names, trade dress rights, corporate names, logos, slogans and similar designation of origin and rights therein, Internet domain names and social media accounts, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); (iv) rights in Software, trade secrets, confidential information, inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, ideas, know-how, methods, formulas, processes, techniques, strategies, data, designs, drawings, specifications, customer and supplier lists and business and marketing plans and proposals; and (v) any other intellectual property or proprietary rights anywhere in the world, in each case of (i)-(v), together with all registrations, applications, renewals, extensions, continuations, divisions, continuations in part, provisionals, reissues, reexaminations, or foreign counterparts or equivalents of the foregoing, and all goodwill associated with any of the foregoing.

(ww)    “Intervening Event” means any material change, event, effect, development or circumstance (including any change in probability or magnitude of circumstances) occurring or becoming known after the date of this Agreement that (i) was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to (A) any Acquisition Proposal or any matter relating thereto, (B) changes in the stock price of the Company, in and of itself, (C) any breach by the Company of this Agreement, (D) the mere fact, in and of itself, that the Company meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date hereof or (E) changes in general economic or geopolitical conditions, or changes in conditions in the global, international or U.S. economy generally.

(xx)    “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Technology Officer, Chief Operating Officer, Senior Vice President of Seller Experience and Senior Vice President of Engineering, in each case after reasonable inquiry of such individual’s direct reports.

(yy)    “Labor Agreement” means any collective bargaining agreement or other Contract with any labor union, labor organization, or works council.

(zz)    “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

(aaa)    “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, investigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator or other tribunal.

(bbb)    “Material Contract” means any of the following Contracts:

(i)    any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;

(ii)    any (A) Contract containing any covenant or other provision restricting the right of the Company or any of its Subsidiaries (or that would, following the consummation of the Merger, restrict the right of the Surviving Corporation or any of its Affiliates) to engage in any line of business or in any business, in any geography, with any Person or (B) Contract containing any material “most favored nation”, “exclusivity” or similar provisions;

(iii)    any Contract relating to the disposition or acquisition of equity or real or tangible assets by the Company or any of its Subsidiaries pursuant to which the Company or its Subsidiaries have material continuing obligations;

(iv)    any Contract (A) with any vendor of the Company or any of its Subsidiaries who, in the year ended December 31, 2021, was, or in the year ended December 31, 2022 is expected to be, one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries, based on amounts paid or payable (excluding any purchase orders entered into in the ordinary course of business consistent with past practice) or (B) with any counterparty of the Company or any of its Subsidiaries who, in the year ended December 31, 2021, was, or in the year ended December 31, 2022 is expected to be, one of the ten (10) largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable;

(v)    any Contract relating to or evidencing indebtedness of the Company or any Subsidiary of the Company in excess of $1,000,000 (excluding intercompany loans between the Company and any of its Subsidiaries or between any Subsidiaries of the Company);

(vi)    any Contract that (A) involves a material joint venture, profit sharing, or similar agreement (excluding distribution or resale agreements entered in the ordinary course of business) or (B) provides for the Company or its Subsidiaries to indemnify or hold harmless any other Person entered into outside of the ordinary course of business that would reasonably be expected to impose on the Company or any of its Subsidiaries a liability in excess of $1,000,000;

(vii)    any Contract that contains covenants expressly limiting in any material respect the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of any material assets (including any restrictions on the transfer of any Intellectual Property Rights) or businesses of the Company or any of its Subsidiaries;

(viii)    any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $1,000,000 (other than the Company Stock Plans);

(ix)    any Contract between the Company or any of its Subsidiaries, on the one hand, and any of the directors, officers or Affiliates (other than the Company and its Subsidiaries) of the Company and

Subsidiaries, on the other hand (other than Contracts with respect to compensation payable to officers and directors and except to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act);

(x)    any IP Contract;

(xi)    any settlement, conciliation or similar Contract pursuant to which the Company will have any material outstanding monetary or other obligation after the date of this Agreement;

(xii)    any Contract with a Governmental Authority; and

(xiii)    any Contract with respect to the procurement or provision of (a) infrastructure or platform cloud services or (b) engineering or development services relating to the customization, implementation, maintenance, or support of any infrastructure or platform cloud services that are material to the conduct of the Company’s business.

(ccc)    “Nasdaq” means the Nasdaq Global Select Market and any successor stock exchange or inter-dealer quotation system operated by the Nasdaq Stock Market, LLC or any successor thereto.

(ddd)    “Open Source Software” means any Software that is licensed pursuant to (i) any license that is an “open source”, “copyleft” or analogous license (including any license now approved by the Open Source Initiative and listed at http://www.opensource.org/licenses) or (ii) any license under which Software is licensed as “free software” or “open source software” by the Free Software Foundation.

(eee)    “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.

(fff)    “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions and licenses of Intellectual Property); (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar liens, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property; (vii) any non-exclusive license, non-exclusive option or other non-exclusive contractual obligation with respect to, any Intellectual Property entered into in the ordinary course of business; (viii) statutory, common Law or contractual liens securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; or (ix) liens (or other encumbrances of any type) to the extent disclosed on the consolidated balance sheet of the Company for the quarterly period ended June 30, 2022.

(ggg)    “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(hhh)    “Proprietary Software” means all Software owned or purported to be owned by the Company or any of its Subsidiaries.

(iii)    “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks and Internet domain names); and (iii) registered Copyrights and applications for Copyright registration.

(jjj)    “Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such Person and its Subsidiaries.

(kkk)    “Sanction(s)” means any applicable economic or trade sanction administered or enforced by the United States government, including without limitation the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority.

(lll)    “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(mmm)    “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(nnn)    “Securities Act” means the Securities Act of 1933.

(ooo)    “Security Incident” means any action that results in an actual, suspected, alleged or potentially likely cyber or security incident that could have an adverse effect on a system (including any Computer System) or any information or data (including Personal Information) stored or contained therein or processed or transmitted thereby, including an occurrence that actually or potentially likely jeopardizes the confidentiality, integrity, or availability of a system or the data or information the system stores, contains, processes, or transmits.

(ppp)    “Software” means all computer software, applications and software code (in any format, including object code or source code), computer programs, interfaces, firmware, modules, software implementations of algorithms, models and methodologies, databases and compilations of data, whether machine readable or otherwise, and all related documentation and materials.

(qqq)    “Specified Acquisition” means any acquisition of a business or of assets or equity of any Person (whether by merger, consolidation, acquisition of equity, acquisition of assets or otherwise), if such acquisition would reasonably be expected to prevent, materially delay or materially impede the obtaining of the expiration or termination of the waiting period under the HSR Act applicable to the Merger.

(rrr)    “Specified Stockholders” means, collectively, Manish Chandra, Mayfield XIII, Mayfield Select, GGV Capital V Entrepreneurs Fund, L.P., and GGV Capital V, L.P.

(sss)    “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

(ttt)    “Superior Proposal” means any unsolicited, bona fide written Acquisition Proposal for an Acquisition Transaction first made after the date of this Agreement that did not result from a breach of Section 5.3 on terms that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders than the Merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board considers relevant and any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”.

(uuu)    “Tax” means any U.S. federal, state and local and non-U.S. taxes, assessments and similar governmental charges and impositions (including taxes based upon or measured by gross receipts, income, alternative, add-on minimum, profits, sales, use, or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes) imposed by any Governmental Authority, together with any interest, penalties, fines, deficiency assessments and additions to tax imposed thereon.

(vvv)    “Tax Return” means any return, declaration, report, statement, or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(www)    “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors and/or executive officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings among the Parties related to this Agreement.

(xxx)    “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(yyy)    “Vested Company Options” means a Company Option that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Transactions.

(zzz)    “Vested Company RSUs” means a Company RSU that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Transactions.

(aaaa)    “Willful and Material Breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute or would reasonably be expected to cause or constitute a material breach of this Agreement.

1.2    Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Annual Bonus	6.9(d)
Anti-Money Laundering Laws	3.25
Capex Budget	5.2(k)
Capitalization Date	3.7(a)
Cash Replacement Company Option Amounts	2.8(a)(ii)
Cash Replacement Company RSU Amounts	2.8(b)(ii)
Certificate of Merger	2.2
Certificates	2.9(c)
Chosen Courts	9.10
Class A Common Stock	2.7(a)(ii)
Class B Common Stock	2.7(a)(ii)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(d)(i)
Company Disclosure Letter	Article III
Company Incentive Plan	6.9(d)
Company Related Parties	8.3(e)(i)
Company SEC Documents	Article III
Company Securities	3.7(d)
Company Stockholder Meeting	6.4(a)
Continuation Period	6.9(b)
Copyrights	1.1(vv)
D&O Insurance	6.8(c)
Data Protection Requirements	3.21
DGCL	Recitals
Dissenting Company Shares	2.7(c)
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Exceptions	3.2
Enforcement Expenses	8.3(d)
Equity Award Holders	2.8(c)
Excluded Benefits	6.9(b)
Export/Import Laws	3.26
Final Exercise Date	2.8(d)
Foreign Employee Plan	3.18(g)
Goldman Sachs	3.3(b)
Indemnified Person	6.8(a)
Insurance Policies	3.23
IP Contracts	3.16(d)
Lease	3.14
Leased Real Property	3.14
Marks	1.1(vv)
Maximum Annual Premium	6.8(c)

Term	Section Reference
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	3.18(b)
New Plan	6.9(c)
Notice Period	5.3(c)(ii)(A)
Old Plans	6.9(c)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	7.3(a)
Party	Preamble
Patents	1.1(vv)
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Per Share Price	2.7(a)(ii)
Personal Information	3.21
Privacy Laws	3.21(a)
Proxy Statement	6.3(a)
Requisite Stockholder Approval	3.4
Sanctioned Persons	3.25
Surviving Corporation	2.1
Termination Date	8.1(c)
Uncertificated Shares	2.9(c)
Unvested Company Option	2.8(a)(ii)
Unvested Company RSU	2.8(b)(ii)
Vested Equity Award Consideration	2.8(b)(i)
Vested Option Consideration	2.8(a)(i)
Vested RSU Consideration	2.8(b)(i)
Voting Agreement	Recitals
WARN Act	5.2(r)

1.3    Certain Interpretations.

(a)    When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b)    When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c)    Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d)    The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e)    When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f)    The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g)    When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h)    Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i)    Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(j)    Unless specified otherwise, all accounting terms used herein will be interpreted in accordance with GAAP.

(k)    The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(l)    The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year, as applicable (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(m)    The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n)    Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room managed by the Company at www.datasite.com; or (ii) delivered or provided to Parent or its Affiliates or their respective Representatives who are involved in the negotiation of the Transactions, in each case at any time prior to twelve hours in advance of the execution and delivery of this Agreement.

(o)    All references to time shall refer to New York City time unless otherwise specified.

ARTICLE II

THE MERGER

2.1    The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as an indirect Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2    The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Proton Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3    The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

2.4    Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5    Certificate of Incorporation and Bylaws.

(a)    Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit B attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.8(a)).

(b)    Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.8(a)).

2.6    Directors and Officers. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law.

2.7    Effect on Capital Stock.

(a)    Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Proton Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:

(i)    each share of common stock, par value $0.01 per share of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;

(ii)    each share of Class A common stock, par value $0.0001 per share of the Company (“Class A Common Stock”) and Class B common stock, par value $0.0001 per share of the Company (“Class B Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $17.90, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii)    each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Parent or any of its Subsidiaries (including Proton Parent and Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b)    Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock (excluding, for the avoidance of doubt, any conversion of Class B Common Stock into Class A Common Stock in accordance with the Company’s Organizational Documents) occurring on or after the date of this Agreement and prior to the Effective Time.

(c)    Statutory Rights of Appraisal. Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by holders of such Company Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Company Common Stock held by any such holder (the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) reasonably prompt (and in any event within three Business Days) notice of any demands received by the Company for appraisal of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

2.8    Equity Awards and Company ESPP.

(a)    Company Options. At the Effective Time, each Company Option outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Proton Parent, Merger Sub, the Company or the holder thereof, be treated as follows:

(i)    Vested Company Options. Each Vested Company Option shall be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Vested Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Vested Company Option (the “Vested Option Consideration”).

(ii)    Unvested Company Options. Each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option (an “Unvested Company Option”) shall be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Unvested Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Unvested Company Option (the “Cash Replacement Company Option Amounts”), which Cash Replacement Company Option Amounts will, subject to the holder’s continued service with Parent or its Affiliates (including the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Company Option Amounts were exchanged would have vested pursuant to its terms (including, for the avoidance of doubt, with respect to any terms providing for acceleration of vesting pursuant to any Employee Plan as in effect on the date hereof). All Cash Replacement Company Option Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company Option for which they were exchanged, except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company Option Amounts.

(iii)    Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be cancelled and no consideration shall be delivered in respect thereof.

(b)    Company RSUs. At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Proton Parent, Merger Sub, the Company or the holder thereof, be treated as follows:

(i)    Vested Company RSUs. Each Vested Company RSU shall be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time (the “Vested RSU Consideration” and together with the Vested Option Consideration, the “Vested Equity Award Consideration”); provided, that to the extent any such amount relates to a Vested Company RSU that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amounts, without interest and subject to applicable withholding Taxes, at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Vested Company RSU that shall not trigger a Tax or penalty under Section 409A of the Code.

(ii)    Unvested Company RSUs. Except as set forth in Section 2.8(b)(ii) of the Parent Disclosure Letter, each Company RSU outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) shall be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (the “Cash Replacement Company RSU Amounts”), which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with Parent or its Affiliates (including the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSU for which such Cash Replacement Company RSU Amounts were exchanged would have vested pursuant to its terms (including, for the avoidance of doubt, with respect to any terms providing for acceleration of vesting pursuant to any Employee Plan as in effect on the date hereof). All Cash Replacement Company RSU Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company RSU Amounts.

(c)    Payment Procedures. As promptly as reasonably practicable, but in any event no later than the first regularly scheduled payroll date that is no less than five Business Days after the Closing Date, the holders of Vested Company Options and Vested Company RSUs (the “Equity Award Holders”) will be paid by the Company or the Surviving Corporation, through its payroll system or payroll provider, all amounts required to be paid to such holders in respect of Vested Company Options and Vested Company RSUs that are cancelled and converted pursuant to this Section 2.8, less any required withholding pursuant to Section 2.12.

(d)    Treatment of Company ESPP. As soon as practicable following the date hereof, the Company shall take all actions necessary (including, if appropriate, amending the terms of the ESPP) or required under the Company ESPP or applicable Law to ensure that (i) except for the offering period under the Company ESPP in effect as of the date hereof, no offering period under the Company ESPP will be authorized or commenced after the date hereof; (ii) no new participants will commence participation in the Company ESPP after the date hereof; (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date hereof or to make separate non-payroll contributions on or following the date hereof, except as may be required by applicable Law; (iv) each purchase right under the Company ESPP outstanding as of the date hereof shall be exercised as of no later than three Business Days prior to the date on which the Effective Time occurs (the “Final Exercise Date”); (v) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date; and (vi) the Company ESPP will terminate effective as of (and subject to the occurrence of) immediately prior to the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date (in accordance with the terms of the Company ESPP, including as may be amended to comply with the terms of this provision). All shares of Company Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive the Per Share Price in accordance with the terms and conditions of this Agreement. At the Effective Time, any funds credited as of such date under the Company ESPP that are not used to purchase shares on the Final Exercise Date within the associated accumulated payroll withholding account for each participant under the Company ESPP shall be refunded to the applicable participant in accordance with the terms of the Company ESPP.

(e)    Further Actions. The Company shall take all action necessary to effect the cancellation and conversion of Company Options and Unvested Company RSUs and to effectuate the treatment of the Company ESPP upon the Effective Time and otherwise to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act).

2.9    Exchange of Certificates.

(a)    Payment Agent. Prior to the Closing, Parent shall or shall cause Proton Parent to (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b)    Payment Fund. At or prior to the Closing, Parent shall or shall cause Proton Parent to deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7; provided, that the Company shall, at the written request of Parent, deposit with the Payment Agent at the Closing such portion of such aggregate consideration from the cash denominated in United States dollars and held in United States bank accounts of the Company or any of its Subsidiaries as specified in such request (for the avoidance of doubt, the Company will not be required to repatriate any cash or incur any Taxes, costs or expenses in connection with this Section 2.9(b)); provided further, for the avoidance of doubt, that the foregoing shall not limit in any respect Parent’s obligation to fund the payment of all amounts payable pursuant to this Article II at the Closing by the Company, Parent, Proton Parent or Merger Sub. Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent, Proton Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent or Proton Parent (or the Payment Agent on behalf of Parent or Proton Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent or Proton Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent, Proton Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.

(c)    Payment Procedures. Promptly following the Effective Time (and in any event within three Business Days), Parent (or Proton Parent) and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, as applicable) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares, as applicable) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect of such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message”

by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7.

(d)    DTC Payment. Prior to the Effective Time, Parent (or Proton Parent) and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.

(e)    Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

(f)    No Liability. Subject to applicable Law, none of the Payment Agent, Parent, Proton Parent, the Surviving Corporation or any other Person will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)    Distribution of Payment Fund to Parent or Proton Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent (or Proton Parent or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (or Proton Parent or the Surviving Corporation to which a portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares was delivered) (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10    No Further Ownership Rights in Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11    Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent, Proton Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, Proton Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12    Required Withholding. Each of the Payment Agent, Parent, Proton Parent, the Company and the Surviving Corporation (without duplication) shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Options and Company RSUs such amounts as are required to be deducted or withheld therefrom pursuant to any Law in respect of Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid in satisfaction of the corresponding obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the publicly available forms, reports, statements, schedules, certifications and other documents filed or furnished by the Company with the SEC on or after January 14, 2021 (the “Company SEC Documents”) (other than any disclosures contained (i) in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual and/or historical statements, and (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they address future developments); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent, Proton Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent, Proton Parent and Merger Sub as follows:

3.1    Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of the Company’s Organizational Documents, each as amended to the date of this Agreement, and each as so disclosed is in full force and effect.

3.2    Corporate Power; Enforceability. The Company has the requisite corporate power and authority and has taken all corporate action necessary in order to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Proton Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that

(A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).

3.3    Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a)    Company Board Approval. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (collectively, the “Company Board Recommendation”).

(b)    Fairness Opinion. The Company Board has received from Goldman Sachs & Co. LLC (“Goldman Sachs”) an opinion, dated as of the date hereof, to the effect that, as of such date and based upon and subject to the various assumptions set forth therein, the Per Share Price to be paid to the holders (other than Parent and its affiliates) of shares of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. As of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect.

(c)    Anti-Takeover Laws. Assuming the accuracy of the representations of Parent, Proton Parent and Merger Sub set forth in Section 4.6, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in any applicable “anti-takeover” Law will not be applicable to the Merger or the transactions contemplated by the Voting Agreement.

3.4    Requisite Stockholder Approval. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.11, the adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting, voting as a single class (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.

3.5    Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Charter or the Bylaws; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties or assets may be bound; (c) do not, assuming the Governmental Authorizations referred to in Section 3.6 are obtained and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries; and (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.6    Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the Nasdaq; (iv) compliance with any applicable requirements of the HSR Act; and (v) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.7    Company Capitalization.

(a)    Capital Stock. The authorized capital stock of the Company consists of (i) 5,000,000,000 shares of Class A Common Stock; (ii) 700,000,000 shares of Class B Common Stock and (iii) 100,000,000 shares of Company Preferred Stock. As of 5:00 p.m., New York City time, on September 30, 2022 (such time and date, the “Capitalization Date”), (A) 54,523,517 shares of Class A Common Stock were issued and outstanding (which amount, for the avoidance of doubt, excludes the amounts set forth in clauses (i) through (v) of the second sentence of Section 3.7(b)); (B) 24,595,454 shares of Class B Common Stock were issued and outstanding (which amount, for the avoidance of doubt, excludes the amounts set forth in the immediately preceding clause (A) of this sentence and in clauses (i) through (v) of the second sentence of Section 3.7(b)); (C) no shares of Company Preferred Stock were issued and outstanding; and (D) no shares of Company Common Stock were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.

(b)    Stock Reservation and Awards. As of the Capitalization Date, the Company has reserved 31,340,355 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were (i) outstanding Company Options to acquire 5,015,645 shares of Company Common Stock with a weighted average exercise price of $6.28 per share (excluding Company Options outstanding under the Company ESPP); (ii) 8,401,662 shares of Company Common Stock subject to outstanding Company RSUs; (iii) 5,579,354 shares of Company Common Stock reserved and available for issuance pursuant to the Company Stock Plans; (iv) 99,673 shares of Company Common Stock estimated to be subject to outstanding purchase rights under the ESPP (assuming that the closing price per share of Company Common Stock as reported on the purchase date for the current offering period was equal to the Per Share Price and employee contributions continue until such purchase date at the levels in place as of the Capitalization Date); and (v) 2,678,907 shares of Company Common Stock reserved and available for purchase under the Company ESPP. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock or any other Company Securities, other than shares of Company Common Stock issued pursuant to the exercise of Company Options or the vesting and settlement of Company RSUs (in each case in accordance with the terms of such awards), in each case that were outstanding as of the Capitalization Date.

(c)    Company Equity Awards. Section 3.7(c) of the Company Disclosure Letter sets forth a true, correct and complete list of the Company Equity Awards outstanding as of the Capitalization Date, and with respect to each outstanding Company Equity Award, the name of the holder of such Company Equity Award, the number of shares of Company Common Stock underlying such Company Equity Award, the grant date of such Company Equity Award, the applicable vesting schedule (and the terms of any acceleration rights thereof), and, to the extent applicable, the per share exercise price of such Company Equity Award and the expiration date.

(d)    Company Securities. Except as set forth in Sections 3.7(a) and (b), or issued after the date of this Agreement in compliance with Section 5.2(c), there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding options, warrants, calls, convertible or exchangeable securities or other rights or binding arrangements that obligate the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests (in each case other than to the Company or a Subsidiary thereof); (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable security, or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries (the items in clauses (i), (ii) and (iii), collectively, the “Company Securities”).

(e)    Other Rights. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; or (ii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (B) to make payments based on the price or value of any Company Securities or (C) granting any preemptive rights, registration rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. None of the Company or any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the equityholders of the Company or any of its Subsidiaries on any matter.

(f)    Subsidiaries. Section 3.7(f) of the Company Disclosure Letter sets forth (i) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, together with the jurisdiction of incorporation or formation of each such Subsidiary and the ownership interest of any other Person or Persons in each such Subsidiary and (ii) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any Person other than the Company or its Subsidiaries, together with the jurisdiction of incorporation or formation of each such Person.

3.8    Subsidiaries.

(a)    Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    The Company or a wholly owned Subsidiary of the Company owns one hundred percent of the capital stock of each direct or indirect Subsidiary of the Company. All of such capital stock of any such Subsidiary is so owned by the Company or a wholly owned Subsidiary of the Company free and clear of any Liens (other than Permitted Liens). The Company does not own, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any shares of capital stock or other securities of the Company.

3.9    Company SEC Documents. Since January 14, 2021, the Company has furnished or filed, as applicable, all forms, reports, statements, schedules, certifications and other documents with the SEC that have been required to be furnished or filed by it pursuant to applicable Laws prior to the date of this Agreement. Each Company SEC Document complied, as of its filing or furnishing date (or, if amended or superseded by a filing or furnishing on the date of such amended or superseding filing or furnishing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, each as in effect on the date that such Company SEC Document was filed or furnished, and did not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, in each case, that no representation is made as to the accuracy of any financial projections or forward-looking statements filed or furnished by the Company with the SEC.

3.10     Company Financial Statements; Internal Controls.

(a)    Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Documents (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments). Except as has been described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company or any off- balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b)    Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to, and as required by Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. There were no material weaknesses or significant deficiencies identified in the management of the Company’s assessment of internal controls as of and for the year ended December 31, 2021 (nor has any such material weakness or significant deficiency been identified since such date through the date hereof). The Company is in compliance in all material respects with the applicable listing and other requirements of Nasdaq.

(c)    Internal Controls. Since December 31, 2021 through the date of this Agreement, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company or any of its Subsidiaries; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company or any of its Subsidiaries.

3.11    No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities (a) to the extent specifically and adequately reflected or reserved against in the Audited Company Balance Sheet or in the subsequent consolidated financial statements of the Company and its

Subsidiaries (including the notes thereto) included in the Company SEC Documents filed prior to the date of this Agreement; (b) arising in connection with the Transactions or executory obligations under existing Contracts that are not liabilities for a breach or default under any Contract, breach of warranty, tort, infringement, misappropriation or violation of Law; (c) incurred since June 30, 2022 in the ordinary course of business (none of which is a liability for a breach or default under any Contract, breach of warranty, tort, infringement, misappropriation or violation of Law); and (d) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.12    Absence of Certain Changes.

(a) Since January 1, 2022 through the date of this Agreement, except in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice and there has not been any action taken by the Company or its Subsidiaries that would have required the consent of Parent pursuant to Sections 5.2(e), 5.2(h), 5.2(i), 5.2(j), 5.2(k), 5.2(p), 5.2(q), 5.2(t) or 5.2(u) (solely as it relates to the foregoing clauses) if such action had been taken after the date of this Agreement.

(b)    Since January 1, 2022 through the date hereof, there has not been any effect, circumstance, event, change, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.13    Material Contracts.

(a)    List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party.

(b)    Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, the other party thereto, and is in full force and effect, except where the failure to be valid and binding and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would (i) constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, (ii) give any Person the right to accelerate the maturity or performance of any Material Contract or (iii) give any Person the right to cancel, terminate or modify in a manner adverse to the Company or its Subsidiaries any Material Contract except, in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any notice from or on behalf of any party to a Material Contract indicating that such party intends to terminate, or not renew, any Material Contract with such party. The Company has made available to Parent prior to the date of this Agreement accurate and complete copies of all Material Contracts required to be identified in Section 3.13(a) of the Company Disclosure Letter, including all amendments thereto, as in effect as of the date of this Agreement.

3.14    Real Property. Neither the Company nor any of its Subsidiaries currently owns, or has since January 14, 2021 owned, any land, buildings or other real property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have a good and valid leasehold interest in all of its Leased Real Property, free and clear of all liens (except for Permitted Liens); (b) each lease, license, sublease and occupancy agreement (each, a “Lease”) with respect to material real property leased, licensed, subleased or otherwise used by the Company or its Subsidiaries as lessee or sublessee (the “Leased Real Property”), is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto; and (c) neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases, beyond any applicable grace periods. Section 3.14 of the Company Disclosure Letter sets forth a true and complete list of all material Leased Real Property.

3.15    Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since December 31, 2020 have been, in compliance with all applicable Environmental Laws and hold and are in compliance with all Environmental Permits, (ii) since December 31, 2020 to the date of this Agreement (or earlier if unresolved), no written notice of violation of, or liability arising under, any Environmental Law has been received by the Company or any of its Subsidiaries, (iii) no Legal Proceeding is pending or, to the Knowledge of the Company as of the date of this Agreement, threatened in writing against the Company or any of its Subsidiaries under any Environmental Law, and (iv) there has been no release of Hazardous Substances on Real Property owned or operated by the Company or any of its Subsidiaries so as to give rise to any liabilities of the Company or its Subsidiaries pursuant to any Environmental Laws.

3.16    Intellectual Property.

(a)    Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Registered Intellectual Property. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) all registrations of Company Registered Intellectual Property are subsisting and, to the Knowledge of the Company, valid and enforceable, and all applications for Company Registered Intellectual Property are validly applied-for and subsisting, and (ii) the Company has maintained all Company Owned Intellectual Property in the ordinary course consistent with reasonable business practices.

(b)    No Company Intellectual Property is subject to any pending or written threat of Legal Proceeding or outstanding legal order to which the Company or any of its Subsidiaries is a named party challenging or restricting in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries.

(c)    The Company or one of its Subsidiaries exclusively owns and has good and valid legal right, title and interest to each item of Company Owned Intellectual Property free and clear of any liens (other than Permitted Liens), and the Company or one of its Subsidiaries, as applicable, owns, or is licensed or otherwise possesses sufficient rights to use, all Intellectual Property used in or necessary to their respective businesses as currently conducted.

(d)    Section 3.16(d) of the Company Disclosure Letter sets forth a true and correct list of all Contracts: (i) to which the Company or any of its Subsidiaries acquired or is granted a right or license to use the Intellectual Property of a third Person, or for the development of any Intellectual Property, other than any (A) non-disclosure agreements entered into in the ordinary course of business; (B) non-exclusive licenses to generally commercially available off-the-shelf software and technology entered into in the ordinary course of business with an annual or one-time fee of less than $500,000 per year; (C) agreements with employees, contractors or consultants of the Company or any of its Subsidiaries entered into in the ordinary course of business and executed on substantially the Company’s standard form of agreement (or an agreement with comparable intellectual property and confidentiality protections); (D) license that is merely incidental to the transaction contemplated in such agreement, the commercial purpose of which is primarily for something other than such license; and (E) Open Source Software licenses; (ii) pursuant to which the Company or any of its Subsidiaries divested or grants to a third Person any right or license to use any Company Owned Intellectual Property other than any (A) non-disclosure agreements entered into in the ordinary course of business and (B) non-exclusive licenses (including software as a service or “SaaS” license) granted in the ordinary course of business to customers or suppliers on substantially the Company’s standard form of agreement (or an agreement with comparable intellectual property and confidentiality protections); (iii) that restrict the Company or any of its Subsidiaries from using, registering or enforcing any Company Owned Intellectual Property in any material respect; or (iv) entered into by the Company or any of its Subsidiaries to settle any Company Intellectual Property-related dispute, such as settlement agreements, coexistence agreements, covenant not to sue agreements (all such Contracts, the “IP Contracts”).

(e)    There are no Legal Proceedings pending or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and during the prior two year period, neither the Company nor any of its Subsidiaries has received written notice from any Person, in each case alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, registrability, validity or enforceability of any Company Owned Intellectual Property.

(f)    The conduct of the business of the Company and its Subsidiaries (including the use, manufacture, distribution, license, or sale of the Proprietary Software) does not infringe, misappropriate or otherwise violate and in the prior six year period has not infringed, misappropriated or otherwise violated, any Intellectual Property of any Person. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no Person is infringing, misappropriating or violating any Company Owned Intellectual Property.

(g)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries maintains commercially reasonable practices to maintain, preserve and protect all Company Intellectual Property, including the confidentiality of trade secrets and any confidential information owned by it. All current employees, consultants and contractors of the Company or any of its Subsidiaries who have developed any Intellectual Property for or on behalf of the Company or any such Subsidiary have executed Contracts that assign to the Company or one of its Subsidiaries all of such Person’s rights in and to such Intellectual Property and provide for the confidentiality and non-disclosure of any trade secrets or other confidential information, and Person is in breach of any such agreement.

(h)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries own, lease, license or otherwise have the right to use all Computer Systems currently used in the conduct of their businesses, and such Computer Systems are reasonably sufficient for the operation of the Company’s and its Subsidiaries’ respective businesses as currently conducted. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries takes commercially reasonable measures to protect the integrity of the Computer Systems in the operational control of the Company or any of its Subsidiaries and maintains commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities. In the last two years, with respect to any of the Computer Systems, there has not been any failure, breakdown, unavailability or outages that have caused a material disruption to the businesses of the Company and its Subsidiaries, taken as a whole, or that have not been remedied or replaced in all material respects. In the last two years, neither the Company nor any of its Subsidiaries, nor the conduct of their businesses, has experienced any material Security Incident, and neither the Company nor any of its Subsidiaries has received any written notices or complaints from any Person or been the subject of any claim, proceeding, or investigation with respect to any Security Incident.

(i)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no Proprietary Software uses any Open Source Software that, pursuant to the terms of the Open Source Software’s applicable license: requires (or purports to require) the Company or any of its Subsidiaries to (i) distribute or otherwise make available the source code for any Proprietary Software; (ii) license any Proprietary Software for the purposes of making derivative works thereof; (iii) license the source code of any Proprietary Software at no cost; or (iv) grant any rights or immunities in, to or under any Company Owned Intellectual Property. Each of the Company and its Subsidiaries is and has been, in the prior two-year period, in compliance with the terms and conditions of all licenses for such Open Source Software and neither the Company nor any of its Subsidiaries has received a written notice from any Person to disclose, distribute or license any source code from any Proprietary Software pursuant to an Open Source Software license, or alleging noncompliance with any Open Source Software license, in each case except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(j)    No source code forming part of the Company Owned Intellectual Property has been delivered, disclosed, released, made available or licensed by the Company or any of its Subsidiaries (and no Person has agreed to deliver, disclose, release, make available or license such source code under any circumstance) to any third party (other than any employee, consultant or independent contractor of the Company and its Subsidiaries within the scope of their engagement with the Company or its applicable Subsidiary, and subject to a written non-disclosure agreement), and no Person, other than the Company and its Subsidiaries, is in possession of any such source code or has been granted any license or other right with respect therein or thereto. Neither the Company nor any of its Subsidiaries is under an obligation to deliver, disclose, release, make available or license the source code for any Company Owned Intellectual Property to any escrow agent. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any source code owned by the Company or any of its Subsidiaries be delivered, disclosed, released, made available or licensed to any third party.

3.17    Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    Each of the Company and its Subsidiaries have timely filed (taking into account valid extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete.

(b)    The Company and each of its Subsidiaries have paid all Taxes that are required to be paid by it (whether or not shown as due on any Tax Return); the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company and each of its Subsidiaries through the date of such financial statements.

(c)    Each of the Company and its Subsidiaries has timely paid or withheld with respect to their shareholders, employees and other third Persons (and paid over any amounts withheld to the appropriate Taxing authority) all Taxes required to be paid or withheld and timely and accurately complied in all material respects with all reporting requirements related thereto.

(d)    Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations with respect to, or extended the period for the assessment or collection of, any Tax, which waiver or extension remains in effect.

(e)    There is no Tax deficiency outstanding, assessed or proposed in writing against the Company or any of its Subsidiaries. No audits, examinations, disputes or claims with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing; no written claim has been made by a Governmental Authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns (or a particular type of Tax Returns) that the Company or such Subsidiary, as the case may be, is or may be subject to Tax (or subject to a particular type of Tax) in that jurisdiction, which claim is still outstanding; there are no liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens.

(f)    Neither the Company nor any of its Subsidiaries has deferred Taxes or claimed any Tax credits under any applicable law, rules and regulation, order or directive of any Governmental Authority enacted, implemented or issued in response to COVID-19.

(g)    In the last two years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a transaction involving the distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.

(h)    Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement, other than any such agreement entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; (ii) has been a member of an affiliated group filing a consolidated, unitary or combined or other similar Tax Return (other than an affiliated group the common parent of which is the Company or any Subsidiary of the Company); or (iii) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or otherwise by operation of Law.

(i)    The Company is treated as a corporation for U.S. federal income Tax purposes and has been since the date of its formation; Section 3.17(i) of the Company Disclosure Letter lists the tax classification of each of the Company’s Subsidiaries for U.S. federal income Tax purposes and such Subsidiary’s jurisdiction of formation.

(j)    Neither the Company nor any of its Subsidiaries (i) are, or have been, subject to Tax in a country other than the country in which it is organized or (ii) currently have, or have had, a permanent establishment (as defined in any applicable Tax treaty) or other fixed place of business in a country other than the country in which it is organized.

(k)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iv) any deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (v) installment sale or open transaction disposition made on or prior to the Closing Date, or (vi) prepaid amount received or deferred revenue accrued outside of the ordinary course of business on or prior to the Closing Date.

(l)    Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(m)    Neither the Company nor any of its Subsidiaries is liable to a Governmental Authority for any amounts pursuant to any applicable abandoned or unclaimed property, escheat or similar Law.

3.18    Employee Benefits.

(a)    Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans. Copies of the following materials have been delivered or made available to Parent (as applicable): (i) true and complete copies of all current plan documents for each Employee Plan or, in the case of an unwritten Employee Plan, a written description thereof, (ii) the most recent determination or opinion letter from the IRS with respect to any of the Employee Plans, (iii) the most recent summary plan descriptions (summaries of material modifications thereto) and annual reports (including the most recent 5500 annual report and any applicable schedules or attachments thereto) with respect to any of the Employee Plans, and (iv) any non-routine correspondence with any Governmental Authority regarding any Employee Plans.

(b)    Absence of Certain Plans. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its ERISA Affiliates has ever maintained, sponsored or participated in, or contributed to or been required to contribute to or had any liability (whether contingent or otherwise) or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (iv) any funded welfare benefit plan within the meaning of Section 419 of the Code, or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), and neither the Company nor any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full. Neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.

(c)    Compliance. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) each Employee Plan has been established, maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Affordable Care Act, and the Code; (ii) each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination letter, or may rely on a favorable opinion letter, issued by the U.S. Internal Revenue Service, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan; (iii) no Employee Plan is, or within the past six years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program; (iv) all payments, distributions and/or contributions required to have been timely made with respect to all Employee Plans either have been made (to the extent due) or have been made or properly accrued (to the extent not yet due) in accordance with the terms of the applicable Employee Plan and applicable Law; and (v) the Employee Plans satisfy in all material respects the minimum coverage, affordability and non-discrimination requirements under the Code and Affordable Care Act (as applicable).

(d)    Employee Plan Legal Proceedings. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, there are no Legal Proceedings pending or, to the Knowledge of the Company threatened on behalf of or against or otherwise with respect to any Employee Plan or, to the Knowledge of the Company, any third-party fiduciary or service provider thereof, other than routine claims for benefits.

(e)    No Welfare Benefit Plan. No Employee Plan provides post-termination or retiree life insurance or health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law for which the covered Person pays the full premium cost of coverage commonly known as “COBRA”. Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed) or could reasonably be expected to incur any material Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(f)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its ERISA Affiliates has committed to modify or terminate any Employee Plan or adopt any arrangement or program which, once established, would come within the definition of an Employee Plan and (ii) no Employee Plan providing benefits to employees in the United States provides major medical health or long-term disability benefits that are not fully insured through an insurance contract.

(g)    No Employee Plan that is subject to the Laws of a jurisdiction outside of the United States, whether or not United States Law also applies, (a “Foreign Employee Plan”) has material unfunded liabilities that as of the Effective Time will not be offset by insurance or have not been accrued in accordance with GAAP. Each material Foreign Employee Plan required to be registered, qualified or approved under applicable Law has in fact been registered, qualified or approved, as the case may be, under applicable Law and has been maintained in good standing with applicable regulatory authorities in all material respects.

(h)    Each Employee Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(i)    No Employee Plan provides for any tax “gross-up” or similar “make-whole” payments for any Taxes imposed under Sections 4999 or 409A of the Code.

(j)    None of the execution and delivery of this Agreement, the stockholder approval of this Agreement, or the consummation of the Transactions could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the value of, any payment or benefit to any employee, officer, director or other service provider of the Company or any of its Subsidiaries, (ii) limit or restrict the right of the Company to merge, amend, or terminate any Employee Plan, or (iii) result in any payment or benefit made by the Company or any of its Subsidiaries that could be characterized as a parachute payment within the meaning of Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered), except as set forth in Section 3.18(j) of the Company Disclosure Letter or as provided in this Agreement.

3.19    Labor Matters.

(a)    Section 3.19 of the Company Disclosure Letter sets forth each Labor Agreement to which the Company or any of its Subsidiaries is a party or bound as of the date of this Agreement. No employees of the Company or any of its Subsidiaries are represented by a labor union, works council, or other labor organization with respect to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company there are, and in the past two years there have been, no pending or threatened proceedings or campaigns of any labor union, works council, or other labor organization or group of employees to organize any employees of the Company or any of its Subsidiaries. There is, and in the past two years there has been, no strike, lockout, slowdown, work stoppage, picketing, handbilling, material labor grievance, labor arbitration, unfair labor practice charge, or other material labor dispute against or affecting the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(b)    The Company and its Subsidiaries are, and for the past three years have been, in compliance in all material respects with all applicable Laws pertaining to labor, employment, and employment practices, including terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration, harassment, discrimination, retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and mass layoffs (including WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action and unemployment insurance.

(c)    The Company and its Subsidiaries have reasonably investigated all sexual harassment or other discrimination or retaliation allegations against any current or former director, officer, or employee of the Company or its Subsidiaries of which any of them is aware. With respect to each such allegation with potential merit of which the Company is aware, the Company and its Subsidiaries have taken prompt corrective action that is reasonably calculated to prevent further sexual harassment or other discrimination or retaliation. The Company and its Subsidiaries do not reasonably expect any material liabilities with respect to any such sexual harassment or discrimination or retaliation allegations and are not aware of any sexual harassment or discrimination allegations against any current officer, director, or employee of the Company or any of its Subsidiaries, that, if known to the public, would bring the Company or any of its Subsidiaries into material disrepute.

3.20    Compliance with Laws.

(a)    (i) The Company and each of its Subsidiaries are and for the past two years have been in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries and (ii) since January 14, 2021 through the date of this Agreement, the Company has not received any written notice or written communication or, to the Knowledge of the Company, oral notice or other communication, from any Governmental Authority of any noncompliance with any such Laws, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since December 31, 2020 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since December 31, 2020 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.

3.21    Data Privacy.

(a)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, in connection with its collection, storage, processing, transfer, use, or disclosure of any information that can be used to directly or indirectly identify any individual or household, or that constitutes “personal information,” “personal data,” “personally identifiable information”, “protected health information” or similar terms that is regulated by Privacy Laws (as defined below) to which the Company or any of its Subsidiaries are subject (such information, collectively, “Personal Information”) by the Company or any of its Subsidiaries, the Company and its Subsidiaries are, and for the past two years, have been in compliance with (i) applicable laws relating to privacy or data security (“Privacy Laws”); (ii) the Company’s and each of its Subsidiaries’ internal, public or externally-facing privacy policies; and (iii) the requirements of any Contract or industry standard (including the Payment Card Industry Data Security Standard) to which the Company or any of its Subsidiaries is bound with respect to Personal Information or otherwise relating to privacy, security or security breach notification requirements (collectively, “Data Protection Requirements”). Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries take commercially reasonable measures to protect the security of the Personal Information collected, owned, or stored on, or processed by, the Computer Systems, or otherwise collected, owned, stored, used or processed by, or on behalf of, the Company. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, in the past two years, neither the Company nor any of its Subsidiaries has experienced any security breaches or unauthorized access to Personal Information collected, owned, or stored on, or processed by, the Computer Systems, or otherwise collected, owned, stored, used or processed by, or on behalf of, the Company, and no event has occurred that would require notification to any individual or regulator under any Data Protection Requirement. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, in the past two years, neither the Company nor any Subsidiary has received any governmental order or written notice against the Company or any Subsidiary regarding any actual or alleged non-compliance with or violation of any Data Protection Requirement. No Person has, in the past two years, claimed any compensation from the Company or any of its Subsidiaries for the loss of or unauthorized disclosure or transfer of Personal Information.

(b)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) neither the execution nor the delivery of this Agreement nor the consummation of the Closing will result in a breach or violation of, or constitute a default under, any Data Protection Requirement, and (ii) the use of Personal Information by the Company and its Subsidiaries immediately following the Closing in substantially the same manner as such Personal Information was used by the Company and its Subsidiaries prior to the Closing will not result in a breach or violation of, or constitute a default under, any Data Protection Requirement.

3.22    Legal Proceedings; Orders.

(a)    No Legal Proceedings. Since January 14, 2021 through the date of this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there have been no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries.

(b)    No Orders. Since January 14, 2021, neither the Company nor any of its Subsidiaries has been subject to any order, judgment, writ, injunction, decree or award of any Governmental Authority that, individually or in the aggregate, would reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.23    Insurance. As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries (all such policies, the “Insurance Policies”). As of the date of this Agreement, all Insurance Policies are in full force and effect, all premiums due with respect to all such Insurance Policies have been paid, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.24    Anti-Corruption Compliance. None of the Company, any of its Subsidiaries, or, when acting on behalf of the Company or its Subsidiaries, any officer, director, employee or, to the Knowledge of the Company, any agent, distributor, or other representative of the Company or its Subsidiaries has, since August 31, 2017, taken any action that would cause any of the foregoing to be in violation of any provision of the United States Foreign Corrupt Practices Act, the UK Bribery Act 2010, or any other applicable anticorruption Laws. The Company and its Subsidiaries have in place internal controls reasonably designed to promote and achieve compliance in all material respects with all applicable anti-corruption Laws.

3.25    Sanctions. Neither the Company nor any of its Subsidiaries, nor any director, officer or employee thereof, nor, to the Knowledge of the Company, any agent, distributor, or other representative of the Company or its Subsidiaries, is, or at any time since August 31, 2017, has been, an individual or entity that is or was (while working for or on behalf of the Company or its Subsidiaries) (a) the subject or target of any Sanctions, including the Government of Venezuela (or any agency or instrumentality thereof), (b) included on OFAC’s List of Specially Designated Nationals, OFAC’s Foreign Sanctions Evaders List, OFAC’s Sectoral Sanctions Identifications List, the U.S. Department of Commerce’s Denied Person’s List, the U.S. Department of Commerce’s Entity List, the U.S. Department of Commerce’s Unverified List, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by the United States federal government or any Governmental Authority having jurisdiction over the Company or its Subsidiaries, (c) located, organized or resident in, or the government or any agency or instrumentality of the government of, a Designated Jurisdiction, or (d) 50% or more owned or, where relevant, controlled by any Person or Persons specified in (a), (b), and (c) above (together “Sanctioned Persons”). Neither the Company nor its Subsidiaries, nor any director, officer or employee thereof (in their capacities as such), nor, to the Knowledge of the Company, any agent, distributor, or other representative of the Company or its Subsidiaries (in their capacities as such and in connection with the business of the Company or its Subsidiaries), since August 31, 2017, (i) have been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”), or any Sanctions laws, (ii) to the Knowledge of the Company, are under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or Sanctions, (iii) have been assessed civil penalties under any Anti-Money Laundering Laws or any Sanctions, (iv) have had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws or (v) have filed any voluntary or directed disclosures with any Governmental Authority regarding possible violations of Sanctions. To the Knowledge of the Company, the Company and its Subsidiaries do not, directly or indirectly, have any investment in, or engage in any dealing or transaction with, whether directly or indirectly, any person in violation of any applicable Sanctions. The Company and its Subsidiaries have in place internal controls reasonably designed to promote and achieve compliance in all material respects with all applicable Sanctions.

3.26    Compliance with Export/Import Laws. The Company and its Subsidiaries are and since August 31, 2017, have been, in compliance in all material respects with all applicable Laws, regulations, orders and authorizations issued by a Governmental Authority applicable to the export or import of goods, technology or software, including without limitation the U.S. Export Administration Regulations, and the regulations administered by U.S. Customs and Border Protection (collectively, “Export/Import Laws”). The Company and its Subsidiaries, since August 31, 2017 (i) have not been found in, notified (in writing) of, charged with, or convicted of, any violation of Export/Import Laws, (ii) to the Company’s Knowledge, are not under investigation by any Governmental Authority for possible violation of any Export/Import Law, (iii) have not been assessed civil penalties under any Export/Import Laws and (iv) have not filed any voluntary or directed disclosures with any Governmental Authority regarding possible violations of any Export/Import Laws.

3.27    Brokers. Except for Goldman Sachs, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions. The Company has delivered to Parent a complete, correct and unredacted copy of its engagement letter between the Company and Goldman Sachs entered into in connection with the Merger, and all other agreements under which any fees or expenses may become payable to Goldman Sachs in connection with the Merger and the other Transactions, in each case, as in effect on the date hereof.

3.28    Company Information. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement and any Other Required Company Filing will not, in the case of the Proxy Statement, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first disseminated to the Company’s stockholders or at the time of the Company Stockholder Meeting, and, in the case of any Other Required Company Filing, at the date such Other Required Company Filing is publicly filed, first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting (in each case, as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent, Proton Parent or Merger Sub for inclusion or incorporation by reference therein.

3.29    No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Parent, Proton Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Proton Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent, Proton Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that neither Parent nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to Parent, Proton Parent, Merger Sub or their respective business or operations, including with respect to any information provided or made available to the Company, its Subsidiaries or any of their respective Representatives or any information developed by the Company, its Subsidiaries or any of their respective Representatives. The Company hereby acknowledges that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered pursuant to this Agreement, the Company has not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of Parent, Proton Parent or Merger Sub (or any of their respective Affiliates) and will have no claim against Parent or any of its Affiliates, or any of their respective Representatives, with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants or agreements set forth herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT, PROTON PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent, Proton Parent and Merger Sub on the date of this Agreement (the “Parent Disclosure Letter”), Parent, Proton Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1    Organization; Good Standing. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Proton Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. None of Parent, Proton Parent or Merger Sub is in violation of its Organizational Documents.

4.2    Corporate Power; Enforceability. Each of Parent, Proton Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the Transactions, subject only to the adoption of this Agreement by the sole stockholder of Merger Sub, which such adoption shall occur promptly following the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by each of Parent, Proton Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent, Proton Parent and Merger Sub, enforceable against each of Parent, Proton Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

4.3    Non-Contravention. The execution and delivery of this Agreement by each of Parent, Proton Parent and Merger Sub, the performance by each of Parent, Proton Parent and Merger Sub of their respective obligations hereunder, and the consummation of the Transactions do not (a) violate or conflict with any provision of the Organizational Documents of Parent, Proton Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any material Contract to which Parent, Proton Parent or Merger Sub is a party or by which Parent, Proton Parent Merger Sub or any of their properties or assets may be bound; (c) assuming the Governmental Authorizations referred to in Section 4.4 are obtained, violate or conflict with any Law applicable to Parent, Proton Parent or Merger Sub; and (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent, Proton Parent or Merger Sub, except in the case of each of clauses (b), (c) or (d) for such violations, conflicts, breaches, defaults, terminations or liens that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.4    Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent, Proton Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent, Proton Parent and Merger Sub; (b) the performance by each of Parent, Proton Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by Parent, Proton Parent and Merger Sub, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; (iv) such Governmental Authorizations as set forth on Section 4.4 of the Parent Disclosure Letter and (v) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.5    Legal Proceedings; Orders.

(a)    No Legal Proceedings. As of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Parent, threatened against Parent, Proton Parent or Merger Sub that would, individually or in the aggregate, have a Parent Material Adverse Effect.

(b)    No Orders. None of Parent, Proton Parent or Merger Sub is subject to any order of any kind or nature that would, individually or in the aggregate, have a Parent Material Adverse Effect.

4.6    Ownership of Company Common Stock. None of Parent, Proton Parent or Merger Sub (a) owns any shares of Company Common Stock or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company during the three years prior to the date of this Agreement.

4.7    Brokers. Except for LionTree Advisors LLC, there is no financial advisor, investment banker, broker or finder that has been retained by or is authorized to act on behalf of Parent, Proton Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger.

4.8    Operations of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. Merger Sub has been formed solely for the purpose of engaging in the Merger and matters incidental thereto, and, prior to the Effective Time, Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by any agreements or arrangements entered into in connection with this Agreement and matters incidental thereto. Proton Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all liens.

4.9    No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Proton Parent is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents.

4.10    Sufficiency of Funds. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.7, Parent, Proton Parent and Merger Sub will have available to them cash and other sources of immediately available funds sufficient to (i) make all payments contemplated by this Agreement (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger) to be paid at the Closing by the Company, Parent, Proton Parent or Merger Sub; (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to the Company Indebtedness as contemplated by this Agreement; and (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent, Proton Parent or Merger Sub in connection with the Merger. Parent, Proton Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger or any of the other transactions contemplated by this Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.

4.11    Stockholder and Management Arrangements. As of the date of this Agreement, except as set forth on Section 4.11 of the Parent Disclosure Letter, none of Parent or Merger Sub or any of their respective controlled Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than the Persons executing the Voting Agreement with respect to the transactions contemplated thereby), director, officer or employee of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock (including through any “roll-over” of Company Common Stock in connection with the Transactions); or (ii) any holder of Company Common Stock (other than the Persons executing the Voting Agreement) has agreed to approve this Agreement or vote against any Superior Proposal.

4.12    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent, Proton Parent and Merger Sub, Parent, Proton Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent, Proton Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which Parent, Proton Parent and Merger Sub are familiar, that Parent, Proton Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article III, Parent, Proton Parent and Merger Sub have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants, or agreements set forth herein. Without limiting the generality of the foregoing, except for the representations and warranties expressly set forth in Article III, Parent, Proton Parent and Merger Sub each acknowledges and agrees that neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information made available to Parent, Proton Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).

4.13    Parent, Proton Parent and Merger Sub Information. The information supplied or to be supplied by Parent, Proton Parent or Merger Sub for inclusion in the Proxy Statement and any Other Required Company Filing will not, in the case of the Proxy Statement, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first disseminated to the stockholders of the Company or at the time of the Company Stockholder Meeting, and, in the case of any Other Required Company Filing, at the date such Other Required Company Filing is publicly filed, first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting (in each case, as applicable) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent, Proton Parent or Merger Sub with respect to statements made therein based on information supplied by the Company or any of its Subsidiaries or their respective Representatives for inclusion or incorporation by reference therein.

4.14    No Other Representations or Warranties. Except for the representations and warranties expressly made by Parent, Proton Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Proton Parent Merger Sub or any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent, Proton Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly set forth in Article III, Parent, Proton Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Proton Parent, Merger Sub or any of their respective Representatives or any information developed by Parent, Proton Parent, Merger Sub or any of their respective Representatives.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1    Affirmative Obligations. Except (a) as expressly permitted or required by this Agreement, (b) as expressly set forth in Section 5.1 of the Company Disclosure Letter, (c) as required by applicable Law, or (d) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course of business consistent with past practice and (ii) preserve substantially intact its business organization (including the service of key employees) and to maintain existing relations in all material respects with key customers, suppliers and other Persons with whom the Company and its Subsidiaries have significant relationships; provided, that no action by the Company or its Subsidiaries to the extent specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 5.2; provided, further, that the Company and its Subsidiaries may make any necessary or advisable changes in their respective business practices, based on advice of outside legal counsel, in response to COVID-19 and any COVID-19 Measures, including to (A) protect the health and safety of the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries or (B) respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures; provided, further, that the Company as promptly as practicable shall give Parent prior written notice of any such action to the extent reasonably practicable, which notice shall describe in reasonable detail the action and the reason(s) that such action is being taken pursuant to the immediately preceding proviso and take into account in good faith the reasonable suggestions of Parent with such action to be taken by the Company, and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this proviso, the Company shall instead give such written notice to Parent promptly after taking such action.

5.2    Forbearance Covenants. Except (a) as expressly permitted or required by this Agreement, (b) as set forth in Section 5.2 of the Company Disclosure Letter, (c) as required by applicable Law, (d) pursuant to and in accordance with the second and third provisos of Section 5.1 or (e) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to:

(a)    amend, modify, waive, rescind, change or otherwise restate the Organizational Documents of the Company or any Subsidiaries of the Company;

(b)    propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c)    issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities, except in accordance with and as required by the terms of any award agreement in effect as of the date hereof under the Company Stock Plans (or any award agreement entered into after the date hereof in accordance with Schedule 5.2(c)) or upon the vesting, exercise or settlement of, Company Options or Company RSUs, in each case in effect on the date of this Agreement or granted following the date of this Agreement in accordance with the terms of this Agreement;

(d)    except for transactions solely among the Company and its wholly owned Subsidiaries or solely among the wholly owned Subsidiaries of the Company, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of such Company Options, (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options and the vesting and settlement of Company RSUs, and (iii) the acquisition by the Company of Company Options and Company RSUs in connection with the forfeiture of such awards, in each case in accordance with their terms;

(e)    (i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries; (iii) modify the terms of any shares of its capital stock or other equity or voting interest; or (iv) pledge or encumber any shares of its capital stock or other equity or voting interest;

(f)    incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries except (i) performance bonds and surety bonds entered into in the ordinary course of business consistent with past practice and (ii) any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(g)    except to the extent required by applicable Law or any Employee Plan in existence as of the date hereof, (i) enter into, adopt, establish, amend or modify in any material respect (including accelerating the vesting or payment), or terminate any Employee Plan or make or grant any award under any Employee Plan (including any equity, bonus, or incentive compensation); (ii) increase the compensation or benefits payable to any director, officer, employee or other individual service provider of the Company or any of its Subsidiaries; (iii) take any action to accelerate any payment, vesting, or funding of any compensation or benefits, payable, or to become payable, to any director, officer, employee, or individual service provider of the Company or any of its Subsidiaries; or (iv) hire, engage, or terminate (other than for “cause”) any employee or individual service provider whose annual cash compensation exceeds $150,000;

(h)    settle, release, waive, or compromise any pending or threatened Legal Proceeding (x) for an amount equal to or in excess of $1,000,000 individually or $3,000,000 in the aggregate or (y) on a basis that would result in the imposition of any writ, judgment, decree, settlement, agreement, award, injunction or similar order of any Governmental Authority that would restrict the future activity or conduct of Parent, the Company or any of their respective Subsidiaries or a finding or admission of a violation of Law or violation of the rights of any Person, other than with respect to monetary settlements only (i) where the amount paid or to be paid by the Company or any of its Subsidiaries is covered in full by insurance coverage maintained by the Company or any of its Subsidiaries or (ii) of any Legal Proceedings for an amount not in excess of the amount, if any, reflected or reserved expressly and specifically with respect to such Legal Proceedings in the balance sheet (or the notes thereto) of the Company;

(i)    change in any material respect the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority or applicable Law;

(j)    make, change or revoke any material Tax election; settle any material Tax claim or assessment; surrender any right to claim a material refund of Taxes; consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; file an amended Tax Return that could reasonably be expected to materially increase the Taxes payable by the Company or its Subsidiaries; or enter into a closing agreement with any Governmental Authority regarding any material Tax;

(k)    (i) incur or commit to incur any capital expenditures other than (x) during fiscal year 2022, amounts not in excess of 120% of the capital expenditure budget for fiscal year 2022, in accordance with the capital expenditure budget for fiscal years 2022 and 2023 set forth in Section 5.2(k) of the Company Disclosure Letter (the “Capex Budget”) and (y) during any quarter during fiscal year 2023, amounts not in excess of 120% of the applicable corresponding quarterly amounts set forth in the Capex Budget for fiscal year 2023; or (ii) fail to incur or commit to any capital or research and development expenditures in the amounts and on the time frames set forth in the Capex Budget in all material respects;

(l)    enter into, modify in any material respect, amend in any material respect or terminate (other than any Material Contract that has expired in accordance with its terms in the ordinary course of business) any Material Contract (other than with respect to any Material Contract described by the definition set forth in Section 1.1(bbb)(iv) (and not in any other subsection of the definition of Material Contract) in the ordinary course of business consistent with past practice) or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries thereunder; provided, that any Material Contract (x) described by the definition set forth in Section 1.1(bbb)(iii) shall be exclusively governed by Section 5.2(m) and (y) described by the definition set forth in Section 1.1(bbb)(v) shall be exclusively governed by Section 5.2(f);

(m)    acquire any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any Person (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly owned Subsidiary of the Company, (ii) acquisitions of products and services in the ordinary course of business or (iii) such acquisitions that do not exceed $1,000,000 individually or $3,000,000 in the aggregate;

(n)    sell, assign, transfer, lease, pledge, cancel or otherwise dispose of, or permit or suffer to exist the creation of any Lien upon, any of the Company’s or its Subsidiaries’ assets, other than such sales, assignments, leases, pledges, transfers, cancellations or other dispositions that (i) are sales of products and services or dispositions of assets in the ordinary course of business consistent with past practice or (ii) do not have a purchase price that exceeds $1,000,000 individually or $3,000,000 in the aggregate;

(o)    sell, assign, transfer, license, sublicense, abandon, cancel, permit to lapse or enter the public domain, pledge, encumber or otherwise dispose of any Company Intellectual Property, other than (i) the grant of non-exclusive licenses in the ordinary course of business to customers or suppliers on substantially the Company’s standard form of agreement (or an agreement with comparable intellectual property and confidentiality protections), (ii) disclosure of trade secrets pursuant to written confidentiality agreements or to recipients who are bound by professional or fiduciary obligations of non-disclosure, in each case, in the ordinary course of business, or (iii) the expiration of Registered Intellectual Property at the end of their statutory term;

(p)    engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(q)    make any loans, advances or capital contributions to, any other Person, except for (i) extensions of credit to customers in the ordinary course of business consistent with past practice; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s or its Subsidiaries’ policies related thereto; and (iii) loans, advances or capital contributions to, any direct or indirect wholly owned Subsidiaries of the Company; provided that, for the avoidance of doubt, nothing in this Section 5.2(q) shall restrict any acquisitions that are not prohibited by Section 5.2(m);

(r)    effectuate or announce any closing, employee layoff, employee furlough, plant closing or other employment action that would reasonably be expected to implicate the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Law (collectively, the “WARN Act”);

(s)    negotiate, enter into, amend in any material respect, or terminate any Labor Agreement or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;

(t)    waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; or

(u)    agree, resolve or commit to take any of the actions prohibited by this Section 5.2.

5.3    No Solicitation.

(a)    No Solicitation or Negotiation. Except as expressly permitted by this Section 5.3, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall cause the directors, officers and employees of it and its Subsidiaries not to, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly, (i) solicit, initiate, propose, induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Proton Parent, Merger Sub or any designees of Parent, Proton Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that could reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in or continue discussions or negotiations with any Person relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal), in each case other than informing such Persons of the existence of the provisions contained in this Section 5.3 and contacting the Person making the Acquisition Proposal solely in order to clarify the terms of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes a Superior Proposal; (iv) approve, endorse or recommend an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Promptly (and in any event within 24 hours) following the execution of this Agreement the Company shall request the return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person (other than Parent and its Affiliates) with whom a confidentiality agreement was entered into at any time within the twelve-month period immediately preceding the date hereof with respect to a potential Acquisition Transaction, and shall immediately upon the execution hereof cease and shall cause each of its Subsidiaries and each of its and its Subsidiaries’ directors, officers and employees to and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to immediately (x) cease and cause to be terminated any discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal) by such Person, in each case that exists as of the date of this Agreement and (y) shut off all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company with respect to the Transactions or any Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal). From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall enforce, to the fullest extent permitted under applicable Law, and will not waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company or Company Board (or any committee thereof) unless the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action for the purpose of permitting a Person to make a private Acquisition Proposal to the Company Board would be inconsistent with its fiduciary duties under applicable Law.

(b)    Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval, subject to compliance with this Section 5.3(b) and Sections 5.3(c)(ii), 5.3(d) and 5.3(e), the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or such Person’s Representatives that has made, renewed or delivered to the Company an Acquisition Proposal (that did not result from a breach of this Section 5.3) after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case with respect to an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) (i) either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, and that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable Law and (ii) did not result from a breach of this Section 5.3; provided, that subject to applicable Law and any applicable “clean team” or similar arrangement, the Company shall provide to Parent, Proton Parent and Merger Sub any non-public information, data and/or access that is provided to any Person given such information, data and/or access that was not previously made available to Parent, Proton Parent or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such Person.

(c)    Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval:

(i)    the Company Board may effect a Company Board Recommendation Change (described in clauses (A), (B) or (D) of the definition thereof, as applicable) in response to an Intervening Event if the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, that the Company Board shall not effect such a Company Board Recommendation Change unless:

(A)    the Company has provided prior written notice to Parent at least five Business Days in advance to the effect that the Company Board intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change;

(B)    after giving such notice and prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such five Business Day period, has been available to negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to propose adjustments to the terms and conditions of this Agreement such that the failure to effect a Company Board Recommendation Change would no longer be inconsistent with the Board’s fiduciary duties under applicable Law; and

(C)    at the end of the five Business Day period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of this Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect a Company Board Recommendation Change would continue to be inconsistent with the Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect; or

(ii)    if the Company has received an Acquisition Proposal (that did not result from a breach of this Section 5.3) that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (x) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (y) cause the Company to terminate this Agreement pursuant to and in accordance with Section 8.1(h) in order to enter into a definitive Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided, that the Company Board shall not take any action described in the foregoing clauses (x) and (y) unless:

(A)    the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so is inconsistent with its fiduciary duties under applicable Law;

(B)    (I) the Company has provided prior written notice to Parent five Business Days in advance (such notice period, including any extension thereto in accordance with this Section 5.3(c)(ii)(B), the “Notice Period”) to the effect that the Company Board intends to take the actions described in clauses (x) or (y) of Section 5.3(c)(ii), as applicable, including the identity of the Person or Group making such Acquisition Proposal, the material terms and conditions thereof and copies of all agreements, term sheets, financing commitments and any other documents or written communications relating to such Acquisition Proposal; and (II) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, have been available to negotiate with Parent and its

Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to propose adjustments to the terms and conditions of this Agreement such that the failure to effect a Company Board Recommendation Change or termination, as applicable, would no longer be inconsistent with the Board’s fiduciary duties under applicable Law; provided, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(c)(ii)(B) with respect to such new written notice, it being understood that the “Notice Period” in respect of such new written notice will be three Business Days; and

(C)    at the end of the five Business Day period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of this Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (x) such Acquisition Proposal continues to constitute a Superior Proposal and (y) the failure to take such action would continue to be inconsistent with the Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect.

(d)    No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as expressly permitted by Section 5.3(c) or Section 5.3(f), the Company Board shall not:

(i)    (A) withhold, withdraw, amend, or fail to make when required by this Agreement, or resolve or publicly propose to withhold, withdraw, amend, or fail to make when required by this Agreement, the Company Board Recommendation; (B) qualify or modify (or resolve or publicly propose to qualify or modify) the Company Board Recommendation in a manner adverse to Parent; (C) adopt, approve, recommend or publicly declare advisable an Acquisition Proposal; (D) fail to include the Company Board Recommendation in the Proxy Statement; (E) if an Acquisition Proposal structured as a tender or exchange offer is commenced (or a material modification thereto is publicly disclosed), fail to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders prior to the earlier of (I) three Business Days prior to the date of the Company Stockholders Meeting and (II) the tenth Business Day following the commencement thereof pursuant to Rule 14d-2 of the Exchange Act (or the fifth Business Day following public disclosure of such material modification, as applicable); or (F) other than in connection with an Acquisition Proposal structured as a tender or exchange offer, which is covered by clause (E) above, fail to publicly reaffirm the Company Board Recommendation within five Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two occasions per Acquisition Proposal and one occasion per material modification thereto); provided that if Parent requests in writing such reaffirmation at least seven Business Days prior to the Company Stockholder Meeting, by the date that is at least three Business Days prior to the Company Stockholder Meeting (any action described in clauses (A) through (F), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the factually accurate disclosure by the Company of solely the receipt of an Acquisition Proposal or (2) the delivery by the Company of any prior written notice expressly contemplated by Section 5.3(c) will, in and of itself, constitute a Company Board Recommendation Change; or

(ii)    cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(e)    Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall as promptly as reasonably practicable (and, in any event, within 24 hours) notify Parent in writing if any Acquisition Proposal or any inquiries, offers, proposals or requests for information that could reasonably be expected to lead to an Acquisition Proposal are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal or such inquiry, offer, proposal or request; and (ii) a summary of the material terms and conditions of any such Acquisition Proposal or inquiry, offer, proposal or request, including, if applicable, complete copies of any written documentation or materials. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and, in any event, within 24 hours), of changes to the status and terms of any such Acquisition Proposal or proposals or offers (including any amendments thereto) and any changes to the status of any related discussions or negotiations.

(f)    Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication) or from making disclosures to the Company Stockholders required by applicable securities Laws with regard to the Transactions or an Acquisition Proposal; provided, that any such disclosure that has the effect of withholding, withdrawing, modifying or qualifying in any manner adverse to, or failing to make when required by this Agreement, the Company Board Recommendation shall be deemed for all purposes of this Agreement to be a Company Board Recommendation Change and Parent shall have the right to terminate this Agreement as set forth in Section 8.1(f) unless the Company Board expressly publicly reaffirms the Company Board Recommendation in such communication without qualification. To the extent permissible under applicable Law, the Company shall take such actions as it is required to take pursuant to Section 5.3(c) in connection with a Company Board Recommendation Change prior to making any disclosure contemplated by this Section 5.3(f) that would be or would be deemed to be a Company Board Recommendation Change.

(g)    Breach by Representatives. The Company agrees that any breach of this Section 5.3 by any of its Representatives (acting on the Company’s behalf) shall be deemed to be a breach of this Agreement by the Company.

5.4    No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent, Proton Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Proton Parent Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

5.5    Termination of the 401(k) Plan. At the request of Parent in writing provided at least three (3) days prior to the Closing Date, the Company shall, effective as of at least one (1) day prior to the Closing Date, terminate any Employee Plan that is intended to meet the requirements of Section 401(k) of the Code, and which is sponsored, or contributed to, by the Company or any of its ERISA Affiliates (the “401(k) Plan”) and no further contributions shall be made to the 401(k) Plan and all participant account balances in such plan shall become 100% vested. The Company shall provide to Parent (a) executed resolutions of the board of directors of the Company authorizing such termination, and (b) executed amendments to the 401(k) Plan which in Parent’s reasonable judgment are sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder, including such that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

ARTICLE VI

ADDITIONAL COVENANTS

6.1    Required Action and Forbearance; Efforts.

(a)    Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation, Parent, Proton Parent and Merger Sub shall (and shall cause their respective controlled Affiliates to, if applicable), on the one hand, and the Company shall (and shall cause its controlled Affiliates to, if applicable), on the other hand, use their respective reasonable best efforts (i) to take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the Transactions, including by using their respective reasonable best efforts to (A) cause the conditions to the Merger set forth in Article VII to be satisfied and (B) (I) obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (II) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions.

(b)    No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, no Party or any of their respective Affiliates will be required to agree to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments); (ii) the provision of additional security (including a guaranty); or (iii) material conditions or obligations, including amendments to existing material conditions and obligations, in each case, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

(c)    Limitations. Section 6.1(a) shall not apply to filings under the HSR Act, which shall be governed by the obligations set forth in Section 6.2 below.

6.2    Antitrust and Regulatory Matters.

(a)    Filing Under the HSR Act. Each of Parent, Proton Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent required, file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten Business Days following the date of this Agreement. Each of Parent and the Company shall, in relation to filings under the HSR Act, (i) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (ii) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (iii) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction; and (iv) use their respective reasonable best efforts to take all action reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act applicable to this Agreement or the Merger, as promptly as reasonably practicable and in any event at least three Business Days prior to the Termination Date. Each of Parent, Proton Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, shall promptly inform the other of any substantive communication from any Governmental Authority regarding the Merger in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Law or foreign direct investment or similar applicable Law of any jurisdiction, then such Party shall make (or, cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided, that no Party may extend, or request the extension of, any waiting period or decision period, or enter into any agreement or understanding with any Governmental Authority to delay or otherwise not to consummate the Merger or the Transactions without the consent of the other Parties, which shall not be unreasonably withheld, conditioned or delayed. Parent, Proton Parent and Merger Sub shall be solely responsible for payment of all filing fees in connection with filings made under the HSR Act.

(b)    Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent, Proton Parent and Merger Sub shall and shall cause their respective Affiliates to, subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any substantive meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent, Proton Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided that each of the Company, Parent, Proton Parent and Merger Sub may redact any valuation and related information, before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Parent, Proton Parent and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel only” basis, where this would or may reasonably cause such information to cease to benefit from legal privilege.

(c)    From the date of this Agreement until the earlier of (i) the valid termination of this Agreement in accordance with its terms and (ii) the expiration or termination of the waiting period under the HSR Act applicable to the Merger, Parent, Proton Parent and Merger Sub shall not, and shall cause their respective Subsidiaries and controlled Affiliates not to, enter into a definitive agreement with respect to, otherwise agree to effect or effect a Specified Acquisition.

6.3    Proxy Statement and Other Required SEC Filings.

(a)    Proxy Statement. As promptly as reasonably practicable, and in no event later than November 3, 2022, the Company (with the assistance and cooperation of Parent, Proton Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting; provided that the Company shall not be in breach of this Section 6.3(a) as a result of any delay in filing the Proxy Statement caused by Parent, Proton Parent and Merger Sub’s failure to comply with their obligations pursuant to Section 6.3(c) in any material respect. Subject to Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement.

(b)    Other Required Company Filing. If the Company is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent, Proton Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. The Company may not file or disseminate the Proxy Statement or any Other Required Company Filing with the SEC or respond to any comments or requests of the SEC or its staff without providing Parent and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(c)    Furnishing Information. Each of the Company, on the one hand, and Parent, Proton Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting or filing of any Other Required Company Filing, any information relating to the Company, Parent, Proton Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent, Proton Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(d)    Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Proton Parent, Merger Sub and their respective Affiliates, on the other hand, shall provide the other Party a reasonable opportunity to review and comment on any written communication with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(e)    Notices. The Company, on the one hand, and Parent, Proton Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of written or oral comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith, and shall promptly provide the other with copies of all correspondences between it or any of its Affiliates or Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or any Other Required Company Filing and advise the other of any oral communications from the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing.

(f)    Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable, and in no event more than three Business Days, following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement.

6.4    Company Stockholder Meeting.

(a)    Call of Company Stockholder Meeting. Following the clearance of the Proxy Statement by the SEC, the Company shall establish a record date for (which shall be as promptly as reasonably practicable following the date of this Agreement), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the

Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval, and the Company shall, in consultation with Parent, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as reasonably practicable after the date hereof to enable such record date to be set for the Company Stockholder Meeting. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company shall use its reasonable efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b)    Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting, and at the request of Parent, the Company shall postpone or adjourn, as applicable, the Company Stockholder Meeting, (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; provided, that, in the case of the foregoing clauses (i) or (ii), (x) such postponement or adjournment shall not occur more than two times or be for more than ten Business Days each and (y) in no event shall the record date of the Company Stockholder Meeting be changed, in each case, without Parent’s written consent (which shall not be unreasonably withheld, conditioned or delayed); (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff or (iv) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the Company Stockholders for the amount of time required by Law in advance of the Company Stockholder Meeting; provided, that, in the case of the foregoing clause (iv), such postponement or adjournment shall not be for more than five Business Days. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting.

(c)    The Company agrees (i) to provide Parent periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports to the extent received from the Company’s proxy solicitor) and (ii) to give written notice to Parent one Business Day prior to the Company Stockholder Meeting and on the day of, but prior to, the Company Stockholder Meeting of the status of the Requisite Stockholder Approval.

6.5    Anti-Takeover Laws. The Company and the Company Board shall (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all actions within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement (as applicable) and otherwise to minimize the effect of such statute or regulation on the Merger.

6.6    Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause its Subsidiaries to, subject to restrictions or limitations as a result of COVID-19 or any COVID-19 Measures, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books, records, personnel and other information of the Company and its Subsidiaries, solely for purposes of furthering the Transactions or integration or transition planning relating thereto, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information or providing access to such documents or information would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other legal privilege applicable to such documents or information; or (c) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand (provided, that this clause (c) shall not limit any Party’s rights to discovery). In the event that the Company objects to any request submitted pursuant to and in accordance with this Section 6.6 and withholds information on the basis of clauses (a), (b) or (c) of the preceding sentence, the Company shall promptly inform Parent as to the general nature of what is being withheld and the Company and Parent shall use their respective commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure as promptly as reasonably practicable that does not suffer from any of the foregoing impediments. Any investigation conducted pursuant to the access contemplated by this Section 6.6 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air, or other environmental media.

6.7    Section 16(b) Exemption. Prior to the Effective Time, the Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)) shall take all such actions as may be reasonably necessary or advisable hereto to cause the Transactions, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company Options or Company RSUs) in connection with the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act. Prior to taking the actions required by this Section 6.7, the Company will provide Parent copies of resolutions or other documentation with respect to such actions and the Company shall give consideration to all reasonable additions, deletions or changes thereto suggested by Parent.

6.8    Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a)    Indemnified Persons. The Surviving Corporation and its Subsidiaries shall (and Parent and Proton Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements (to the extent made available to Parent prior to the date hereof) in effect as of the date hereof between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent and Proton Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Subsidiaries of the Company, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b)    Indemnification Obligation. Without limiting the generality of the provisions of Section 6.8(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent and Proton Parent shall cause the Surviving Corporation to), to the fullest extent permitted by applicable Law (including with respect to advancement of expenses and attorneys’

fees and advancing such expenses and fees without requiring any preliminary determination of entitlement subject to such individual’s affirmation or undertaking as contemplated by the DGCL), and any of its Subsidiaries in effect on the date of this Agreement shall, indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was prior to the Effective Time a director, officer, employee or agent of the Company or such Subsidiary; (ii) any action or omission, or alleged action or omission, prior to the Effective Time in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries, or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time); and (iii) the Merger, as well as any actions taken prior to the Effective Time by the Company, Parent, Proton Parent or Merger Sub with respect thereto, except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a good faith claim for indemnification pursuant to this Section 6.8(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. Any Indemnified Person shall not settle or compromise, or consent to the entry of any judgment with respect thereto, any Legal Proceeding for which he or she has submitted or may submit an indemnification claim pursuant to this Section 6.8(b) without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

(c)    D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent and Proton Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability and similar insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.8(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent and Proton Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations thereunder. If the Company is unable to obtain the “tail” policy and Parent, Proton Parent or the Surviving Corporation are unable to obtain the insurance described in this Section 6.8(c) for an annual cost less than or equal to the Maximum Annual Premium, Parent and Proton Parent shall cause the Surviving Corporation to instead obtain as much comparable insurance as possible for an aggregate annual premium equal to the Maximum Annual Premium.

(d)    Successors and Assigns. If Parent, Proton Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, Proton Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent, Proton Parent and the Surviving Corporation set forth in this Section 6.8.

(e)    No Impairment. The obligations set forth in this Section 6.8 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person without the prior written consent of such affected Indemnified Person. Each of the Indemnified Persons are intended to be third party beneficiaries of this Section 6.8, with full rights of enforcement as if a Party. The rights of the Indemnified Persons pursuant to this Section 6.8 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Charter and Bylaws; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).

(f)    Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.9    Employee Matters.

(a)    Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans set forth in Section 3.18(j) of the Company Disclosure Letter, as applicable, will occur as of the Effective Time.

(b)    Employment; Benefits. For a period of twelve (12) months following the Effective Time or, if earlier, the termination date of an applicable Continuing Employee (the “Continuation Period”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee (i) base salary or wage rate and short-term (i.e., annual or shorter) cash incentive opportunities that are no less favorable in the aggregate than those in effect for such Continuing Employee immediately before the Effective Time; and (ii) employee benefits (excluding, in each case, nonqualified deferred compensation, defined benefit pension, retiree or post-termination health or welfare benefits other than COBRA, severance, retention, change in control compensation, long-term bonus or incentive (longer than a year), or equity or equity-based plans or arrangements (the “Excluded Benefits”)) that are substantially comparable in the aggregate to those in effect for (or available to) the Continuing Employees (as a group) under the Employee Plans as of immediately prior to the Effective Time. During the Continuation Period, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide severance benefits or compensation to eligible employees as set forth in Section 6.9(b) of the Company Disclosure Letter.

(c)    New Plans. With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time, other than any such plans or programs providing for Excluded Benefits (each such plans, a “New Plan”), the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and (for vacation and severance benefits only) entitlement to benefits to the same extent and for the same purpose as such service was credited under the analogous Employee Plan prior to the Effective Time, except to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, during the plan year in which the Effective Time occurs, Parent will or will cause the Surviving Corporation and its Subsidiaries to use commercially reasonable efforts to provide that (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing group medical, dental, pharmaceutical, or vision benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan be waived for the Continuing

Employees and their covered dependents to the extent such conditions were inapplicable, met or waived under the comparable Employee Plan in which such Continuing Employee participated immediately prior to the Effective Time; and (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins, if such participation begins in the year in which the Effective Time occurs, to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will otherwise be subject to the terms of such vacation and/or paid time off policies as determined by Parent and its Affiliates from time to time (but in no event subject to forfeiture).

(d)    Company Incentive Plans. With respect to each of the Company’s annual cash incentive plans as set forth in Section 6.9(d) of the Company Disclosure Letter (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective Subsidiaries through the applicable payment date, at the same time or times that Parent, the Surviving Corporation or their applicable Subsidiary pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof, but in no event later than March 15 immediately after the end of such fiscal year, a bonus for such fiscal year (the “Annual Bonus”) that is equal to the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined after giving appropriate effect to the Transactions).

(e)    No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.9 will not be deemed to: (i) guarantee employment (or any particular term or condition of employment) for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate or modify the employment of any Continuing Employee; (ii) establish, modify, or amend any Employee Plan or New Plan or limit or prohibit the right of Parent or any of its Affiliates (including, following the Effective Time, the Surviving Corporation and its Subsidiaries) to modify, amend or terminate any Employee Plan or any New Plan; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof).

6.10    Obligations of Merger Sub. Parent shall take all action necessary to cause Proton Parent, Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent, Proton Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.11    Public Statements and Disclosure. The initial press release with respect to the execution of this Agreement shall be a joint press release in the form reasonably agreed to by the Parties, and following such initial press release, the Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements or broad communications directed to such Party’s employees, independent contractors and/or non-employee service providers, suppliers, customers, partners, vendors or stockholders with respect to the Transactions and this Agreement and shall not issue any such press release or make any such public statement or broad communication prior to such consultation and the consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, that neither Parent nor the Company shall be obligated to engage in such consultation with respect to communications (including communications directed to such Party’s employees, independent contractors and/or non-employee service providers, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.11; provided, further, that the restrictions set forth in this Section 6.11 shall not apply to any release or public statement (a) made or proposed to be made by the Company or Parent with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change or any action taken pursuant thereto or (b) in connection with any dispute between the Parties regarding this Agreement or the Transactions.

6.12    Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent, except in the case of a settlement or mooting action that includes an admission of fault, will not be unreasonably withheld, conditioned or delayed).

6.13    Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.14    Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.

6.15    Proton Parent Vote. Immediately following the execution and delivery of this Agreement, Proton Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

6.16    Certain Arrangements. Without the prior consent of the Company Board, neither Parent, Proton Parent, Merger Sub nor any of their respective controlled Affiliates, directly or indirectly, shall, prior to the Effective Time, enter into any agreement, arrangement or understanding (in each case, whether oral or written), or authorize, commit or agree to enter into any agreement, arrangement or understanding (in each case, whether oral or written), described in Section 4.11 of this Agreement, in each case, to the extent such action would reasonably be expected to require a separate class vote of the Company Stockholders pursuant to Article IV, Section 2(c) of the Charter.

6.17    Notification of Certain Matters. Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any change, event, effect, occurrence or development that (a) with respect to the Company, has had or would reasonably be expected to have a Company Material Adverse Effect, (b) with respect to Parent, Proton Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect, and/or (c) is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the Termination Date. No notification given by any party pursuant to this Section 6.16 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement. The Company’s or Parent’s failure to comply with this Section 6.16 will not, in and of itself, be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied.

6.18    Financing. Prior to the earlier of the Effective Time and the Termination Date, the Company shall, and shall cause its Subsidiaries to, and shall use its commercially reasonable efforts to cause its Representatives to, use commercially reasonable efforts to provide all cooperation that is necessary, customary or advisable and reasonably requested by Parent to assist Parent in the arrangement of any third party debt or equity financing in connection with the consummation of the transactions contemplated hereby and all related fees and expenses of Parent and Merger Sub (the “Financing”) (it being understood that the receipt of such Financing is not a condition to the Merger); provided, however, that nothing herein shall require such cooperation to the extent it would (a) unreasonably disrupt the conduct of the business or operations of the Company or its Subsidiaries or any of their respective Representatives, (b) require the Company or any of its Subsidiaries to pay any fees, reimburse any expenses (or agree or commit to pay any fees or reimburse any expenses) or otherwise incur any liability or give any indemnities prior to the Effective Time for which it is not promptly reimbursed or simultaneously indemnified by Parent pursuant to this Section 6.18, (c) require the Company or any of its Subsidiaries to take any action that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the Charter, the Bylaws, any applicable Laws or any Material Contract, (d) encumber any of the assets of the Company or its Subsidiaries or otherwise require that the Company or its Subsidiaries act as an issuer, borrower, guarantor or other obligator with respect to any Financing prior to the Effective Time, (e) take, or commit to take, any action to authorize or approve, or execute or deliver any agreement, certificate or other document related to the Financing unless the effectiveness of such authorization or approval or agreement, certificate or other document is expressly made contingent upon the occurrence of the Effective Time, (f) take any action that could subject any director, officer, employee, agent, manager, consultant, advisor or other Representative of the Company or its Subsidiaries to any actual or potential personal liability, (g) provide any information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments, or prepare any pro forma financial statements or other post-Closing financial information (provided, that upon the reasonable request of Parent, the Company shall reasonably assist Parent in Parent’s preparation of the foregoing), (h) provide access to or disclose information that the Company determines in good faith could jeopardize any attorney client privilege of, or conflict with any confidentiality obligations binding on, the Company or any of its Subsidiaries or any of Affiliate of the Company or any of its Subsidiaries (provided, that in such case the Company shall use commercially reasonable efforts to develop alternative arrangements to provide the substance of such information without creating such jeopardy or conflict) or (i) deliver any financial or other information that is not currently reasonably available or prepared in the ordinary course of business of the Company at the time requested by Parent. Such cooperation shall include, (i) at reasonable times and upon reasonable advanced notice, causing appropriate members of management of the Company to participate in a reasonable number of meetings, presentations and due diligence sessions (each of which shall be virtual or teleconference unless otherwise approved by the Company, which approval shall not be unreasonably withheld, conditioned or delayed) that are usual and customary for financings of the type similar to the Financing, (ii) providing reasonable and timely assistance with the preparation of materials for presentations, offering memoranda, prospectuses and similar documents required in connection with the Financing, and (iii) as promptly as reasonably practical, furnishing Parent and its financing sources with any additional financial statements, schedules or other financial data relating to the Company and its Subsidiaries reasonably requested by Parent as may be reasonably necessary to consummate the Financing, in each case subject to the proviso in the immediately preceding sentence. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable, documented and out-of-pocket costs and expenses (including attorneys’ fees, but excluding for the avoidance of doubt, the costs of the Company’s preparation of its annual and quarterly financial statements) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the Financing, including the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 6.18, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except with respect to (A) any information provided by the Company or any of its Subsidiaries or (B) any fraud or willful misconduct by any such Persons. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Section 6.18 shall be kept confidential in accordance with the Confidentiality Agreement. Notwithstanding anything to the contrary in this Agreement, but without limiting any other provision hereunder, the condition set forth in Section 7.2(b), solely as and to the extent it applies to the Company’s obligations under this Section 6.18, shall be deemed satisfied absent a Willful and Material Breach by the Company of its obligations under this Section 6.18.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1    Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b)    Antitrust Laws. The waiting periods applicable to the Transactions pursuant to the HSR Act will have expired or otherwise been terminated.

(c)    No Prohibitive Laws or Injunctions. No Law, injunction or order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger shall have been enacted, entered or promulgated and be continuing in effect.

7.2    Conditions to the Obligations of Parent, Proton Parent and Merger Sub. The obligations of Parent, Proton Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    Representations and Warranties. (i) the representation and warranty of the Company set forth in Section 3.12(b) shall have been true and correct in all respects as of the date of this Agreement and be true and correct in all respects as of the Closing Date as if made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), (ii) the representations and warranties of the Company set forth in Section 3.7(a), Section 3.7(b) and (with respect to the Company) Section 3.7(d) shall have been true and correct in all respects as of the date of this Agreement and be true and correct in all respects as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except in each case for inaccuracies that are de minimis in the aggregate, (iii) the representations and warranties of the Company set forth in Section 3.1 (but only the first sentence thereof), Section 3.2, Section 3.3(a), Section 3.3(c), Section 3.7(c), Section 3.7(e) and Section 3.27 shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date), and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)    Performance of Obligations of the Company. The Company shall have performed in all material respects all of the covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c)    Officer’s Certificate. Parent, Proton Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

(d)    Company Material Adverse Effect. No Company Material Adverse Effect has occurred since the date of this Agreement.

7.3    Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Parent, Proton Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) as of the date of this Agreement and as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent, Proton Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions (a “Parent Material Adverse Effect”).

(b)    Performance of Obligations of Parent, Proton Parent and Merger Sub. Parent, Proton Parent and Merger Sub shall have performed in all material respects all of the covenants and obligations of this Agreement required to be performed and complied with by Parent, Proton Parent and Merger Sub at or prior to the Closing.

(c)    Officer’s Certificate. The Company shall have received a certificate of Parent, Proton Parent and Merger Sub, validly executed for and on behalf of Parent, Proton Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1    Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a)    at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b)    by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other final and non-appealable judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger; provided, however, that the right to terminate this Agreement under this

Section 8.1(b) shall not be available to a Party if the issuance of such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such Party to perform any of its obligations under this Agreement or if such Party shall have failed to comply with its obligations under Section 6.2;

(c)    by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on April 3, 2023 (as may be extended pursuant to this Section 8.1(c), the “Termination Date”); provided, however, that if as of the Termination Date (i) any of the conditions set forth in Section 7.1(c) (solely to the extent such condition has not been satisfied due to an order or injunction arising under Antitrust Laws) or Section 7.1(b) shall not have been satisfied or waived and (ii) all other conditions to Closing set forth in Article VII shall have been satisfied or would be capable of being satisfied, as applicable, if the Closing Date were such Termination Date, then the Termination Date shall be automatically extended until 11:59 p.m., New York City time, on July 3, 2023, and such date, as so extended, shall be the Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose material breach of any provision of this Agreement has been the primary cause of, or primarily resulted in, the failure of the Merger to be consummated prior to the Termination Date;

(d)    by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;

(e)    by Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a), (b) or (d), except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 30 days prior to such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to the earlier of (i) 30 days after the giving of notice thereof by Parent to the Company or (ii) three Business Days prior to the Termination Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);

(f)    by Parent, if (i) at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change or (ii) the Company or the Company Board, as applicable, shall have Willfully and Materially Breached its obligations under Section 5.3(a), provided, that for purposes of this clause (ii), the failure, in and of itself, to comply with the terms of Section 5.3(a) (I) by any employee of the Company or its Subsidiaries (other than any director or officer of the Company or any of its Subsidiaries) or (II) by any other Representative of the Company or its Subsidiaries shall not constitute a Willful and Material Breach of the Company or the Company Board unless the Company or the Company Board, as applicable, either (x) Willfully and Materially Breaches its obligations to so cause or use reasonable best efforts to cause, as applicable, or (y) fails to use reasonable best efforts to cause such employee or such Representative to promptly cease any actions that constitute a failure to comply with the terms of Section 5.3(a) after any director or officer of the Company or any of its Subsidiaries becoming aware of such actions;

(g)    by the Company, if Parent, Proton Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b), except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 30 days prior to such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to the earlier of (i) 30 days after the giving of notice thereof by the Company to Parent or (ii) three Business Days prior to the Termination Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a) or (b); or

(h)    by the Company, at any time prior to receiving the Requisite Stockholder Approval and so long as the Company is in compliance with and has not breached the requirements of Section 5.3, in order to substantially concurrently enter into a definitive Alternative Acquisition Agreement providing for a Superior Proposal received after the date of this Agreement, if the Company pays to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) substantially concurrently with such termination.

8.2    Manner and Notice of Termination; Effect of Termination.

(a)    Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.

(b)    Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing, but subject to Section 8.3(e), no termination of this Agreement will relieve any Party from any liability for fraud or any Willful and Material Breach of this Agreement by such Party prior to termination. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with its terms.

8.3    Fees and Expenses.

(a)    General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), Parent shall pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees, in each case, imposed with respect to the Merger or the transfer of Company Common Stock pursuant to the consummation of the Merger.

(b)    Company Payments.

(i)    If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(c) (provided that, at the Termination Date, the Requisite Stockholder Approval has not been obtained or Parent has the right to terminate pursuant to Section 8.1(e)), (y) Section 8.1(d) or (z) Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, any Person shall have publicly announced an Acquisition Proposal (or an Acquisition Proposal shall have otherwise become publicly known), which Acquisition Proposal has not been withdrawn publicly without qualification prior to the earlier of (I) five days prior to the Company Stockholder Meeting (as such meeting may have been adjourned or postponed in accordance with this Agreement) and (II) such termination of this Agreement; and (C) within twelve months following such termination of this Agreement, (I) an Acquisition Transaction is consummated, (II) the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction or (III) to the extent the Company has not entered into a definitive agreement providing for the consummation of an Acquisition Transaction, in the case of an Acquisition Proposal that is a tender or exchange offer, the Company Board shall have (1) approved or recommended to the Company Stockholders or (2) otherwise not opposed such Acquisition Proposal, and in the case of this clause (III)(2), such Acquisition Proposal is subsequently consummated (which, for the avoidance of doubt, may be consummated at any time following termination of this Agreement), then the Company shall promptly (and in any event within two Business Days) after such entry into a definitive agreement or such approval or recommendation, in the case of clause (II) or (III)(1), respectively, or consummation, in the case of clause (I) or (III)(2), pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” (including as used in the definition of “Acquisition Proposal”) will be deemed to be references to “50%.”

(ii)    If this Agreement is validly terminated pursuant to Section 8.1(f) (or in the event that (A) the Company Board shall have made a Company Board Recommendation Change and (B) this Agreement is terminated (I) by either the Company or Parent pursuant to (x) Section 8.1(c) (at a time when the Requisite Stockholder Approval has not been obtained or Parent has the right to terminate pursuant to Section 8.1(e)) or (y) Section 8.1(d) or (II) by Parent pursuant to Section 8.1(e)), then the Company must promptly (and in any event within two Business Days) following such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii)    If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or substantially concurrently with such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c)    Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(d)    Payments; Default. The Parties acknowledge that (i) the agreements contained in this Section 8.3 are an integral part of the Transactions, (ii) the Company Termination Fee is not a penalty, but are liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which such amounts are payable and which do not involve fraud or Willful and Material Breach, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amounts would otherwise be impossible to calculate with precision, and (iii) without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3 or any portion thereof, the Company shall pay to Parent Parent’s reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, the “Enforcement Expenses”).

(e)    Sole Remedy.

(i)    The Parties agree that, except with respect to fraud or Willful and Material Breach, the payment of the Company Termination Fee (and Enforcement Expenses, as applicable) shall be the sole and exclusive remedy available to Parent, Proton Parent and Merger Sub with respect to this Agreement in the event the Company Termination Fee becomes due and payable pursuant to the terms hereof and is paid, and, upon such payment of the Company Termination Fee, none of (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) will have any further liability or obligation to Parent, Proton Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Parent, Proton Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(a), as applicable). The Company Related Parties are intended third party beneficiaries of this Section 8.3(e)(i).

8.4    Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Proton Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.

8.5    Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent, Proton Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any failure or delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

ARTICLE IX

GENERAL PROVISIONS

9.1    Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent, Proton Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.

9.2    Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the Party to be notified if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; (b) when sent if sent by email to the Party to be notified if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; provided, that notice given by email shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Agreement and (ii) either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 9.2 or (B) the receiving Party delivers a written confirmation of receipt for such notice by email (excluding “out of office” or similar automated replies) or any other method described in this Section 9.2; or (c) when delivered if sent by a courier (with confirmation of delivery) if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; in each case to the Party to be notified at the following address:

(a)    if to Parent, Proton Parent or Merger Sub to:

NAVER Corporation

NAVER 1784

95 Jeongjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do

13561, Republic of Korea

Attn:      Agnus Park

              So Yeon Yoon

              Seng-Hwan Chun

Email:

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:      Edward J. Lee, P.C.

              Rachael G. Coffey, P.C.

Email:   Edward.lee@kirkland.com

              rachael.coffey@kirkland.com

(b)    if to the Company (prior to the Effective Time) to:

203 Redwood Shores Parkway, 8th Floor

Redwood City, CA 94065

Attn:    Evan Ferl

Email:

with a copy (which will not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn:      Anthony J. McCusker

              Joshua M. Zachariah

              Jean A. Lee

Email:     amccusker@goodwinlaw.com

    jzachariah@goodwinlaw.com

    jeanlee@goodwinlaw.com

From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3    Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties, except that Merger Sub or Proton Parent may assign any and all of its rights under this Agreement, by written notice to the Company, to another wholly owned direct or indirect Subsidiary of Parent that is an entity formed under the Laws of the State of Delaware, in which event all references to Merger Sub or Proton Parent, as the case may be, in this Agreement shall be deemed references to such other Subsidiary, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, that (a) no assignment shall be permitted if such assignment would, or would reasonably be expected to, prevent or materially delay Parent, Proton Parent or Merger Sub from performing their respective obligations under this Agreement or consummating the Merger and the other transactions contemplated by this Agreement and (b) no assignment shall relieve Parent of any of its obligations pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Notwithstanding anything herein to the contrary but except as provided for in the first sentence of this Section 9.3, no assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement except as provided by this Section 9.3 is null and void.

9.4    Confidentiality. Parent, Proton Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms. Each of Parent, Proton Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Proton Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent, Proton Parent and Merger Sub agree to be bound by the terms and conditions of the Confidentiality Agreement as if they were parties thereto. Notwithstanding the foregoing, the Parties hereby agree and acknowledge that the standstill and similar restrictions in the Confidentiality Agreement shall not apply upon the execution and delivery of this Agreement to the extent required to permit any action contemplated hereby.

9.5    Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, Parent Disclosure Letter and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Subject to Section 9.4, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6    Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.8, (b) if the Closing occurs, for the right of the holders of Company Common Stock, Company Options or Company RSUs to receive the Per Share Price and the Vested Equity Award Consideration, respectively, in each case after the Effective Time, (c) as set forth in or contemplated by Section 8.3(e) and (d) in the event of Parent’s, Proton Parent’s or Merger Sub’s Willful and Material Breach of this Agreement, then, following the termination of this Agreement, the Company may, subject to Section 8.3(e), seek damages and other relief (including equitable relief) on behalf of the holders of Company Common Stock, Company Options and Company RSUs.

9.7    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8    Remedies.

(a)    Remedies Cumulative. Except as otherwise provided herein (including Section 8.3(e)), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary (including Section 9.8(b)), although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b)    Specific Performance. The Parties acknowledge and agree that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (ii) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (iii) neither the ability of either Party to recover damages for fraud or any Willful and Material Breach of this Agreement nor the provisions of Section 8.3 are intended to and do not adequately compensate the Company, on the one hand, or Parent, Proton Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (iv) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent, Proton Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.8 prior to, or as a condition to, exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

9.9    Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this

Agreement or the Transactions or the actions of Parent, Proton Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

9.10    Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Proton Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12    No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future holders of any equity, controlling persons, directors, officers, agents and attorneys, Affiliates (other than Parent, Proton Parent or Merger Sub), Representatives, members, managers, general or limited partners, stockholders and assignees of each of Parent, Proton Parent and Merger Sub shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of

1980 or other Environmental Laws) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

9.13    Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter (x) corresponding to the Company’s representations and warranties in this Agreement shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties is reasonably apparent on the face of the disclosure and (y) corresponding to the Company’s covenants in this Agreement shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the covenants of the Company that are set forth in the corresponding Section or subsection of this Agreement.

9.14    Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

NAVER CORPORATION

By:

/s/ Choi Soo Yeon
Name:	Choi Soo Yeon
Title:	Chief Executive Officer

PROTON PARENT, INC.

By:

/s/ Namsun Kim
Name:	Namsun Kim
Title:	Co-President

PROTON MERGER SUB, INC.

By:

/s/ Namsun Kim
Name:	Namsun Kim
Title:	Co-President

POSHMARK, INC.

By:

/s/ Manish Chandra
Name:	Manish Chandra
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

October 3, 2022

Board of Directors

Poshmark, Inc.

203 Redwood Shores Parkway, 8th Floor

Redwood City, CA 94065

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Naver Corporation (“Naver”) and its affiliates) of the outstanding shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Shares”), of Poshmark, Inc. (the “Company”) of the $17.90 in cash per Share to be paid to such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of October 3, 2022 (the “Agreement”), by and among Naver, Proton Parent, Inc., a wholly owned subsidiary of Naver (“Proton Parent”), Proton Merger Sub, Inc., a wholly owned subsidiary of Proton Parent, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Naver, any of their respective affiliates and third parties, including Mayfield Fund, L.L.C. (“Mayfield”), a significant shareholder of the Company, and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as underwriter with respect to the initial public offering of 7,590,000 shares of the Company’s Class A Common Stock in January 2021. We may also in the future provide financial advisory and/or underwriting services to the Company, Naver, Mayfield, and their respective affiliates and, as applicable, portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Mayfield and its affiliates from time to time and may have invested in limited partnership units of affiliates of Mayfield from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the two years ended December 31, 2021; the Company’s Registration Statement on Form S-1, including the prospectus contained therein last amended on

Board of Directors

Poshmark, Inc.

October 3, 2022

January 13, 2021, relating to an initial public offering of the Shares; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”); and certain net operating loss projections for the Company prepared by its management, as approved for our use by the Company (the “NOL Projections”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the shares of Class A Common Stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the technology industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the NOL Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Naver and its affiliates) of Shares as of the date hereof, of the $17.90 in cash per Share to be paid to such holders, taken in the aggregate, pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, any allocation of the aggregate consideration payable to the holders of Shares pursuant to the Agreement, including among the holders of Class A Common Stock and Class B Common Stock, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $17.90 in cash per Share to be paid to the holders (other than Naver and its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Naver or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Naver or the ability of the Company or Naver to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and

Board of Directors

Poshmark, Inc.

October 3, 2022

we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $17.90 in cash per Share to be paid to the holders (other than Naver and its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)

Annex C

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of October     , 2022, by and among NAVER Corporation, a public corporation founded under the laws of the Republic of Korea (“Parent”), the stockholders of Poshmark, Inc., a Delaware corporation (the “Company”), listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”), and the Company.

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Proton Parent, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Proton Parent”), Proton Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Proton Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;

WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and/or Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”, together with Class A Common Stock, the “Company Stock”) as set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Company Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Company Stock that such Stockholder may acquire record and/or beneficial ownership of after the date hereof, such Stockholder’s “Covered Shares”);

WHEREAS, the Company Board, including a majority of the Independent Directors (as defined in Article V of the Company’s Charter), has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (iii) resolved to recommend that the Company Stockholders adopt the Merger Agreement; (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company Stockholders at a meeting thereof; and (v) approved the entry by the Stockholders into this Agreement;

WHEREAS, it is the express purpose and intent of the parties that this Agreement constitutes an exception to a Transfer (as defined in Article V of the Charter) pursuant to clause (f) of such definition; and

WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time or (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof.

“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting trust, transfer restriction or any other similar restriction.

“Permitted Lien” means (i) any Lien arising under this Agreement, (ii) any applicable restrictions on transfer under the Securities Act of 1933 and (iii) with respect to Company Options or Company RSUs, any Lien created by the terms of any applicable Employee Plan or award agreement thereunder.

“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, dividend, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, by testamentary disposition, by gift, by operation of Law or otherwise), or entry into any option or other Contract, swap, arrangement, agreement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, dividend, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, by testamentary disposition, by gift, by operation of Law or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered Shares (in each case other than this Agreement), (b) the deposit of any Covered Shares into a voting trust, the entry into a voting agreement, arrangement, understanding or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares, (c) the creation of any Lien, or the entry into any Contract, swap, arrangement, agreement or understanding creating any Lien, with respect to any Covered Shares (other than Permitted Liens), (d) the entry into any derivative or hedging arrangement with respect to any Covered Securities or any interest therein, (e) with respect to Covered Shares that are shares of Class B Common Stock, any other action that would constitute a Transfer as defined in Article V of the Charter or (f) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c), (d) or (e) above.

2.    Agreement to Not Transfer the Covered Shares. Until the Expiration Time, each Stockholder agrees not to and to cause each of its Affiliates not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares (except as provided in this Section 2), other than with the prior written consent of Parent; provided, however, that any Stockholder may, (a) with respect to Covered Shares that are shares of Class B Common Stock, Transfer any such Covered Shares to any Permitted Transferee of Stockholder (as defined in Article IV of the Charter), and (b) with respect to Covered Shares that are shares of Class A Common Stock, Transfer any such Covered Shares (i) by will or by operation of law or other Transfers for estate planning purposes, (ii) underlying such Stockholder’s Company Options and/or Company RSUs for the net settlement of such Company Options and/or Company RSUs in order to satisfy any tax withholding obligation or to pay the exercise price of such Company Options, (iii) to any stockholder, member or partner of any Stockholder which is an entity and under common control with such Stockholder, and (iv) to any Affiliate of Stockholder under common control with such Stockholder, in each case of clauses (a) and (b), only if such transferee of such Covered Shares evidences in writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. If any involuntary transfer of any of such Stockholder’s Covered Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares).

3.    Agreement to Vote the Covered Shares.

3.1    Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), each Stockholder shall vote (including via proxy or written consent) all of such Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy or written consent) all of such Stockholder’s Covered Shares):

(a)    in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement;

(b)    in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held;

(c)    in favor of any other transactions reasonably required in furtherance of the matters set forth in Section 3.1(a) and Section 3.1(b); and

(d)    against (i) any action, proposal, transaction or agreement that would reasonably be expected to result in any condition set forth in Article VII of the Merger Agreement not being satisfied prior to the Termination Date, (ii) any Acquisition Proposal or any action with the intention to further any Acquisition Proposal, (iii) any action that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the adoption of the Merger Agreement or the timely consummation of the Merger or the fulfillment of the Company’s, Parent’s or Merger Sub’s conditions to Closing under the Merger Agreement, (iv) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as expressly contemplated by the Merger Agreement), and (v) any action which would reasonably be expected to result in a material breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement or of a Stockholder contained in this Agreement.

3.2    Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall appear at such meeting or otherwise cause each Covered Share to be counted for the purposes of a quorum and shall be represented in person or by proxy held by the Chief Executive Officer of the Company at such meeting (or cause the holder(s) of record on any applicable record date to be represented in person or by such proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3    Until the Expiration Time, each Stockholder shall execute and deliver (or cause the holders of record of the Covered Shares to execute and deliver), within five (5) Business Days of receipt, any proxy card or voting instructions it receives that is sent by the Company to its stockholders soliciting proxies with respect to any matter described in Section 3.1 which shall be voted in the manner described in Sections 3.1 and 3.2.

4.    Waiver of Appraisal Rights and Certain Other Actions. Each Stockholder hereby irrevocably waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder. In addition, each Stockholder hereby agrees not to commence or participate in (x) any class action with respect to Parent, Proton Parent, the Company or any of their respective Subsidiaries or successors, or (y) any legal action, derivative or otherwise, against Parent, Proton Parent, the Company or any of their respective Subsidiaries or successors, in each case: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under applicable Law, alleging a breach of any duty of the Company Board, Parent or Proton Parent in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

5.    Fiduciary Duties. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of the Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (solely to the extent in any such director’s capacity as such) or any such Stockholder, solely to the extent in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations solely to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken) solely to the extent in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.

6.    Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:

6.1    Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If an entity, the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and, assuming the accuracy of the representations and warranties set forth in Section 7.2(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. If Stockholder is an individual and is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit A and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms.

6.2    Ownership of the Covered Shares. (a) The Stockholder is, as of the date hereof, the beneficial or record owner of such Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, the Stockholder has sole voting power over all of such Stockholder’s Covered Shares and no person (other than the Stockholder and any person under common control with the Stockholder) has a right to acquire any of the Covered Shares held by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares.

6.3    No Conflict; Consents.

(a)    The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement does not and will not: (i) violate any Laws applicable to the Stockholder or (ii) result in any breach of or constitute a default under any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject or (iii) if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder, in each case of clauses (i) through (iii), except for such violations, breaches or defaults as would not delay or impair in any respect the ability of the Stockholder to perform its obligations under the Agreement.

(b)    No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

6.4    Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

7.    Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

7.1    Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 6.3(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

7.2    No Conflict; Consents.

(a)    The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not: (i) violate any Laws applicable to Parent, or (ii) result in any breach of or constitute a default under any Contract or obligation to which Parent is a party or by which Parent is subject, or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of Parent, in the case of each of clauses (i) through (iii), except for such violations, breaches or defaults as would not prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

(b)    No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction, by the rules and regulations promulgated under the Exchange Act or as set forth on Section 4.4 of the Parent Disclosure Letter, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

7.3    Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

7.4    Ownership of Company Common Stock. Parent does not beneficially own any shares of Company Common Stock.

8.    No Solicitation. Subject in all cases to Section 5, each Stockholder agrees that it will not, and will cause its Affiliates not to, directly or indirectly, and will not (and will cause its Affiliates not to) authorize, instruct or permit any investment banker, attorney or other advisor or other Representative to act on such Stockholder’s or the Company’s behalf to, take any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 5.3 of the Merger Agreement.

9.    HSR Filing. Each Stockholder agrees to file a Notification and Report Form pursuant to the HSR Act as promptly as practicable (and in any event within ten Business Dates of the date of this Agreement). Each Stockholder further agrees to supply as promptly as practicable any additional information and documentary materials that may be requested pursuant to the HSR Act in connection with the Transactions and that Section 6.2 of the Merger Agreement shall apply to such Stockholder mutatis mutandis.

10.    Miscellaneous.

10.1    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, all rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein. Parent and each Stockholder acknowledge and agree that this Agreement constitutes a voting and support agreement for the purposes of Article V of the Charter.

10.2    Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.3    Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

10.4    Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.

10.5    Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the party hereto to be notified if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; (b) when sent if sent by email to the party hereto to be notified if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; provided, that notice given by email shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Agreement and (ii) either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 10.5 or (B) the receiving party hereto delivers a written confirmation of receipt for such notice by email (excluding “out of office” or similar automated replies) or any other method described in this Section 10.5; or (c) when delivered if sent by a courier (with confirmation of delivery) if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; in each case to the party hereto to be notified at the following address:

(i)    if to the Stockholders, to:

[Stockholder]

[Address]

[City, State ZIP]

Attention:    [●]

                    [●]

Email:         [●]

                    [●]

with a copy (which shall not constitute notice) to:

[Name]

[Address]

[City, State ZIP]

Attention:    [●]

                    [●]

Email:         [●]

                    [●]

(ii)    if to Parent, to:

NAVER Corporation

NAVER 1784

95 Jeongjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do

13561, Republic of Korea

Attention:    Agnus Park

                    So Yeon Yoon

                    Seng-Hwan Chun

Email:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:    Edward J. Lee, P.C.

                    Rachael G. Coffey, P.C.

Email:    Edward.lee@kirkland.com

               rachael.coffey@kirkland.com

(iii)    if to Company, to:

Poshmark, Inc.

203 Redwood Shores Parkway, 8th Floor

Redwood City, CA 94065

Attention:    Evan Ferl

Email:

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention:    Anthony

                    J. McCusker Joshua M. Zachariah

                    Jean A. Lee

Email:         amccusker@goodwinlaw.com

                     jzachariah@goodwinlaw.com

                    jeanlee@goodwinlaw.com

From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or e-mail address through a notice given in accordance with this Section 10.5, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 10.5 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 10.5.

10.6    Enforcement; Exclusive Jurisdiction.

(a)    The rights and remedies of the parties hereto shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)    In addition, each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 10.5 or in such other manner as may be permitted by applicable Law, and nothing in this Section 10.6 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent and the Stockholders agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

10.7    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO

INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

10.8    Documentation and Information.

(a)    Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the Transactions. Each Stockholder acknowledges that Parent, Merger Sub and the Company, in Parent’s or the Company’s sole discretion, as applicable, may file this Agreement or a form hereof with the SEC or any other Governmental Authority. Such Stockholder agrees to promptly give Parent and the Company any information they may reasonably request for the preparation of any such disclosure documents.

(b)    Each Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent and the Company, except (x) as may be required by applicable Law, (y) ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers and investors of such Stockholder or any Affiliate of such Stockholder, in each case who are subject to customary confidentiality restrictions or (z) ordinary course public disclosures, including marketing announcements and general advertisements, consistent with past practice and to the extent consistent with public statements and disclosures previously made by Parent.

(c)    If applicable and to the extent required under applicable Law, such Stockholder shall promptly and in accordance with applicable Law amend their Schedule 13D or Schedule 13G filed with the SEC to disclose this Agreement and, such Stockholder shall provide a draft of such amendment to Parent and Merger Sub and consider any reasonable comments in good faith prior to such filing.

10.9    Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

10.10    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

10.11    Reliance. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

10.12    Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

10.13    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

10.14    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10.15    Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

10.16    Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this

Agreement or the actions of Parent or any Stockholder in the negotiation, administration, performance and enforcement hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

10.17    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 10.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

10.18    Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earliest to occur of (a) the Expiration Time or (b) with respect to any Stockholder, the election of such Stockholder in its sole discretion to terminate this Agreement promptly following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that reduces or changes the form of consideration payable pursuant to such Merger Agreement; provided that the provisions of this Section 10 (except for Section 10.8(c)) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

NAVER CORPORATION

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

[STOCKHOLDERS]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

POSHMARK, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Schedule A

Stockholder	Shares of Company Stock	Options / RSUs

Exhibit A

Spousal Consent

I, [●], spouse of [●], acknowledge that I have read the Voting and Support Agreement, dated as of [            ], 2022, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Stockholder’s Spouse]

[Preliminary - Subject to Completion]

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/POSH
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote

PHONE Call 1-855-635-6595
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/POSH

Poshmark, Inc.

Special Meeting of Stockholders

For Stockholders of record as of November 02, 2022

TIME:	[TBD]
PLACE:	Special Meeting to be held live via the internet - please visit www.proxydocs.com/POSH for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Manish Chandra and Evan Ferl (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Poshmark, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

[Preliminary - Subject to Completion]

Poshmark, Inc.

Special Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

	FOR	AGAINST	ABSTAIN

1.  To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 3, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Poshmark, Inc., a Delaware corporation (“Poshmark”), NAVER Corporation, a public corporation organized under the laws of the Republic of Korea (“Parent” or “NAVER”), and Proton Parent, Inc., a Delaware corporation (“Proton Parent”), and Proton Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Proton Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Poshmark, with Poshmark continuing as the surviving corporation of the merger as an indirect subsidiary of Parent (the “Merger”) (the “Merger Proposal”); and

	☐	☐	☐	FOR

2.  To vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/POSH

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date